EXECUTION VERSION

FOURTH AMENDMENT
FOURTH AMENDMENT dated as of May 28, 2019 (this “Fourth Amendment”) to the Second Amended and Restated Credit Agreement dated as of June 30, 2016 (as amended by the First Amendment Agreement, dated as of January 24, 2017, by the Second Amendment Agreement, dated as of March 21, 2018, by the Third Amendment Agreement, dated as of May 7, 2018, by the Joinder Agreement, dated as of November 8, 2018 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time and immediately prior to the Amendment Effective Date (as defined below) (the “Credit Agreement”), among, inter alia, NRG Energy, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time parties thereto and Citicorp North America, Inc., as administrative agent (in such capacity and together with its successors, the “Administrative Agent”) and as collateral agent (in such capacity and together with its successors, the “Collateral Agent”).
RECITALS
A.Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement (as defined below).
B.The Borrower, the Exchanging Revolving Lenders, the Administrative Agent, the Collateral Agent, the Swingline Lender and each Issuing Bank, among others, are parties to the Credit Agreement. Citigroup Global Markets Inc. is acting as a lead arranger and lead bookrunner in connection with this Fourth Amendment (in such capacity, the “Arranger”).
C.The Borrower has requested that (i) pursuant to Section 9.19 of the Credit Agreement, the Credit Agreement be amended to provide for a new tranche of revolving loans (the “Extended Revolving Loans” and the commitments in respect thereof, the “Extended Revolving Commitments”), which Extended Revolving Commitments would replace all of the existing revolving credit facility (including the letter of credit facility and swingline facility thereunder) outstanding under the Credit Agreement immediately prior to the Amendment Effective Date (as defined below) (the “Existing Revolving Facility” and the commitments thereunder, the “Existing Revolving Commitments”) subject to the terms and conditions set forth herein, (ii) pursuant to Section 2.24 of the Credit Agreement, the Existing Revolving Commitments be increased in an aggregate of $184,000,000 (the “New Revolving Commitments”), and pursuant to Section 2.25 of the Credit Agreement, Existing Revolving Commitments be replaced, with such New Revolving Commitments having the same terms as the Extended Revolving Commitments and, together with the Extended Revolving Commitments and Extended Revolving Loans, constituting a single revolving facility under the Amended Credit Agreement, and (iii) the Credit Agreement be amended to make certain other changes as more fully set forth herein.

US-DOCS\107537322.18

D.Each Revolving Lender holding Revolving Loans under the Existing Revolving Facility (the “Existing Revolving Loans”) or Existing Revolving Commitments that executes and delivers a signature page to this Fourth Amendment in the capacity of an “Exchanging Revolving Lender” (each, an “Exchanging Revolving Lender”) will, by the fact of such execution and delivery, be deemed (i) to have irrevocably agreed to the terms of this Fourth Amendment and the Amended Credit Agreement, (ii) to have agreed to exchange (as defined below) all (or such lesser amount as set forth on its signature page hereto) of its Existing Revolving Commitments with commitments to make Extended Revolving Loans in an equal principal amount (all Existing Revolving Commitments so exchanged and extended, the “Exchanged Revolving Commitments”) and (iii) upon the Amendment Effective Date, to have exchanged such amount of its Existing Revolving Commitments with Extended Revolving Commitments in equal principal amount, subject to the conditions set forth herein.
E.Each Person that executes and delivers a signature page to this Fourth Amendment in the capacity of an “Additional Revolving Lender” (each, an “Additional Revolving Lender” and all Additional Revolving Lenders, together with all Exchanging Revolving Lenders, collectively, the “Extending Revolving Lenders”) will be deemed (i) to have irrevocably agreed to the terms of this Fourth Amendment and the Amended Credit Agreement, (ii) to have committed to make Extended Revolving Commitments (including, for the avoidance of doubt, New Revolving Commitments) to the Borrower on the Amendment Effective Date (the “Additional Revolving Commitments”) in the amount notified to such Additional Revolving Lender by the Administrative Agent (but in no event greater than the amount such Additional Revolving Lender committed to make as Extended Revolving Commitments) and (iii) upon the Amendment Effective Date, made such Extended Revolving Commitments to the Borrower, subject to the conditions set forth herein (the making of such Additional Revolving Commitments, together with the exchange of Exchanged Revolving Commitments with Extended Revolving Commitments, the “Revolving Facility Exchange”).
F.The Borrower will, on the Amendment Effective Date, (i) repay in full all outstanding Existing Revolving Loans, if any, with the proceeds of Revolving Loans made under the Amended Credit Agreement, which prepayment will be accompanied by accrued interest on such Existing Revolving Loans being prepaid and (ii) terminate all Existing Revolving Commitments of Exchanging Revolving Lenders.
G.Each Letter of Credit that is outstanding under the Credit Agreement immediately prior to the Amendment Effective Date and listed on Schedule 2.23(a) of the Amended Credit Agreement (each such Letter of Credit, an “Existing Letter of Credit”) shall be deemed to be outstanding under the Amended Credit Agreement as of the Amendment Effective Date.
H.The Swingline Lender and each Issuing Bank that executes and delivers a signature page to this Fourth Amendment in its capacity as such will be deemed upon the Amendment Effective Date to have irrevocably agreed to the terms of this Fourth Amendment and the Amended Credit Agreement.
I.The Borrower will, immediately prior to or substantially concurrently with the Amendment Effective Date, prepay in full all Term Loans and New Term Loans outstanding immediately prior to the Amendment Effective Date, which prepayment will be accompanied by accrued interest on such outstanding Term Loans and New Term Loans being prepaid (collectively, the “Fourth Amendment Term Loan Prepayment”).
2

US-DOCS\107537322.18

J.By executing and delivering a signature page to this Fourth Amendment, each of the Administrative Agent and the Collateral Agent will be deemed upon the Amendment Effective Date to have irrevocably agreed to the terms of this Fourth Amendment and the Amended Credit Agreement.
K.To accomplish the foregoing (i) the Borrower, the Administrative Agent, the Collateral Agent, the Swingline Lender, each Issuing Bank whose signature page appears below, the Lenders whose signature pages appear below and the Exchanging Revolving Lenders, are willing to amend the Credit Agreement as set forth herein, (ii) the Exchanging Revolving Lenders are willing to exchange all (or such lesser amount as set forth on their respective signature pages hereto) of their Existing Revolving Commitments with Extended Revolving Commitments, and (iii) the Additional Revolving Lenders are willing to make Extended Revolving Commitments to the Borrower on the Amendment Effective Date on the terms and subject to the conditions set forth herein and in the Amended Credit Agreement.
L.The amendment of the Credit Agreement as set forth below, is subject to the satisfaction of the conditions precedent to effectiveness referred to herein and shall become effective as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Article I
AMENDMENT OF CREDIT AGREEMENT
Subject to the satisfaction of the conditions set forth in Section 4.1 hereof, effective as of the Amendment Effective Date:
SECTION 1.1 Fourth Amendment to Credit Agreement. The Borrower, the Administrative Agent, the Collateral Agent, each Issuing Bank whose signature page appears below, the Swingline Lender, the Required Lenders (after giving effect to the Fourth Amendment Term Loan Prepayment), the Exchanging Revolving Lenders and the Additional Revolving Lenders agree that on the Amendment Effective Date, the Credit Agreement shall hereby be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), as set forth in the Credit Agreement attached as Exhibit A (the “Amended Credit Agreement”).
Article II
REVOLVING LENDERS; ISSUING BANKS; EXTENDED REVOLVING LOANS, LETTER OF CREDIT; ADMINISTRATIVE AGENT AUTHORIZATION
SECTION 2.1 Extending Revolving Lenders. Subject to the terms and conditions set forth herein and in the Credit Agreement:
3

US-DOCS\107537322.18

(a) each Exchanging Revolving Lender irrevocably (w) agrees to the terms of this Fourth Amendment and the Amended Credit Agreement, (x) agrees to exchange (as set forth on its signature page hereto) all (or such lesser amount as set forth on its signature page hereto) of its Existing Revolving Commitments with Extended Revolving Commitments in an equal principal amount, (y) upon the Amendment Effective Date, shall exchange (as set forth on its signature page hereto) all (or such lesser amount as set forth on its signature page hereto) of its Existing Revolving Commitments with Extended Revolving Commitments in an equal principal amount and (z) agrees that except as otherwise provided in Section 4.1(f) and Section 4.2, the requirements of Section 9.17 of the Credit Agreement shall not apply in connection with the extension and increased contemplated hereby; and
(b) each Additional Revolving Lender irrevocably (w) agrees to the terms of this Fourth Amendment and the Amended Credit Agreement, (x) commits to make Extended Revolving Commitments in the amount notified to such Additional Revolving Lender by the Administrative Agent (but in no event greater than the amount such Additional Revolving Lender committed to make as Extended Revolving Commitments), (y) upon the Amendment Effective Date, shall make Extended Revolving Commitments to the Borrower; and (z) agrees that except as otherwise provided in Section 4.1(f) and Section 4.2, the requirements of Section 9.17 of the Credit Agreement shall not apply in connection with the extension and increased contemplated hereby.
For purposes of this Fourth Amendment, “exchange” shall mean convert and continue.
SECTION 2.2 Issuing Banks and Swingline Lender. Subject to the terms and conditions set forth herein and in the Credit Agreement, each Issuing Bank whose signature page appears below and the Swingline Lender irrevocably agrees to the terms of this Fourth Amendment and the Amended Credit Agreement.
SECTION 2.3 Extended Revolving Commitments.
(a) On the Amendment Effective Date, all Existing Revolving Commitments of each Revolving Lender that has consented to this Fourth Amendment shall be hereby automatically and irrevocably terminated (it being understood that all (or such lesser amount as set forth on the applicable signature pages hereto) of such Existing Revolving Commitments shall be automatically replaced with Extended Revolving Commitments). If, on the Amendment Effective Date, there are any Existing Revolving Loans outstanding, such Existing Revolving Loans shall, on the Amendment Effective Date, be prepaid to the Lenders thereof from the proceeds of Revolving Loans made under the Amended Credit Agreement, which prepayment will be accompanied by accrued interest on such Existing Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.16 of the Credit Agreement, subject to clause (c) below.
(b) The commitments of the Additional Revolving Lenders and the undertakings of the Exchanging Revolving Lenders are several and no such Extending Revolving Lender will be responsible for any other Extending Revolving Lender’s failure to make, acquire or exchange Extended Revolving Loans or Extended Revolving Commitments, as applicable.
4

US-DOCS\107537322.18

(c) Each Exchanging Revolving Lender hereby waives any breakage loss or expenses due and payable to it by the Borrower pursuant to Section 2.16 of the Credit Agreement with respect to the prepayment of its Existing Revolving Loans as contemplated by this Fourth Amendment on a date other than the last day of the Interest Period relating to such Existing Revolving Loans.
(d) Extended Revolving Loans made on the Amendment Effective Date, if any, shall initially be Eurodollar Revolving Loans, with an Interest Period commencing on the Amendment Effective Date and ending on the date specified by the Borrower in the applicable Borrowing Request delivered by it pursuant to Section 4.1(k) below.
(e) Each Additional Revolving Lender acknowledges and agrees that, as of the Amendment Effective Date, it shall be a “Lender” and a “Revolving Lender” under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.
(f) Each Additional Revolving Lender represents and warrants that:
(i) it is sophisticated with respect to decisions to provide assets of the type represented by the Extended Revolving Commitments and either it, or the Person exercising discretion in making its decision to provide the Extended Revolving Commitments, is experienced in providing assets of such type; and
(ii) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Fourth Amendment and to provide Extended Revolving Commitments.
SECTION 2.4 Letters of Credit. Notwithstanding anything in the Credit Agreement to the contrary, any Letter of Credit outstanding on the Amendment Effective Date shall be deemed to be outstanding under the Amended Credit Agreement as of the Amendment Effective Date, and the Revolving L/C Exposure and participations in such Letters of Credit shall be reallocated among the Revolving Lenders under the Amended Credit Agreement in accordance with their respective Pro Rata Percentages as of the Amendment Effective Date.
SECTION 2.5 Administrative Agent Authorization. The Borrower, the Collateral Agent, the Swingline Lender, each Issuing Bank whose signature page appears below and the Lenders whose signatures appear below authorize the Administrative Agent to (i) determine all amounts, percentages and other information with respect to the Commitments and Loans of each Lender, which amounts, percentages and other information may be determined only upon receipt by the Administrative Agent of the signature pages of all Lenders whose signatures appear below and (ii) enter and complete all such amounts, percentages and other information in the Amended Credit Agreement, as appropriate. The Administrative Agent’s determination and entry and completion shall be conclusive and shall be conclusive evidence of the existence, amounts,
5

US-DOCS\107537322.18

percentages and other information with respect to the obligations of the Borrower under the Amended Credit Agreement, in each case, absent clearly demonstrable error. For the avoidance of doubt, the provisions of Article VIII and Section 9.05 of each of the Credit Agreement and the Amended Credit Agreement shall apply to any determination, entry or completion made by the Administrative Agent pursuant to this Section 2.5.
SECTION 2.6 Notice of Prepayment. The parties hereto agree that, notwithstanding anything to the contrary set forth herein or the Credit Agreement, the Borrower shall be deemed to have delivered (and the Administrative Agent and Lenders party hereto acknowledge receipt of) any notice of prepayment required pursuant to Section 2.12 of the Amended Credit Agreement in connection with the exchange of the Existing Revolving Loans contemplated herein.
Article III
REPRESENTATIONS AND WARRANTIES.
SECTION 3.1 To induce the other parties hereto to enter into this Fourth Amendment, the Borrower and each Subsidiary Guarantor represents and warrants to each of the Lenders, the Administrative Agent, the Collateral Agent, the Swingline Lender and each Issuing Bank that, as of the Amendment Effective Date:
(1) The Borrower and each Subsidiary Guarantor has all requisite power and authority, and the legal right, to enter into this Fourth Amendment and the Amended Credit Agreement, and to carry out the transactions contemplated by, and perform its obligations under, this Fourth Amendment, the Amended Credit Agreement and the other Loan Documents.
6

US-DOCS\107537322.18

(2) Each of this Fourth Amendment and the Amended Credit Agreement (i) has been duly authorized, executed and delivered by the Borrower and, with respect to this Fourth Amendment only, each Subsidiary Guarantor, (ii) constitutes the Borrower’s and, with respect to this Fourth Amendment only, each Subsidiary Guarantor’s legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws now or hereafter in effect affecting creditors’ rights generally and (including with respect to specific performance) subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and to the discretion of the court before which any proceeding therefor may be brought, (iii) will not violate (A) any applicable provision of any material law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary Guarantor, (B) any order of any Governmental Authority or arbitrator or (C) after giving effect to the transactions contemplated by this Fourth Amendment, any provision of any indenture or any material agreement or other material instrument to which the Borrower or any Subsidiary Guarantor is a party or by which any of them or any of their property is or may be bound, (iv) after giving effect to the transactions contemplated by this Fourth Amendment, will not be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture or material agreement or other material instrument and (v) will not result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any other Loan Party (other than Liens created under the Security Documents).
(3) No action, consent or approval of, registration or filing with, notice to, or any other action by, any Governmental Authority is or will be required in connection with this Fourth Amendment or the Amended Credit Agreement, except for (i) the filing of UCC financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (ii) recordation of modifications of the Mortgages, if any, (iii) actions specifically described in Section 3.19 of the Credit Agreement or any of the Security Documents, if any, (iv) any immaterial actions, consents, approvals, registrations or filings or (v) such as have been made or obtained and are in full force and effect.
(4) The representations and warranties set forth in the Amended Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the Amendment Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier is not applicable to any representations and warranties that already are qualified or modified by materiality (or Material Adverse Effect) in the text thereof.
Article IV
CONDITIONS TO EFFECTIVENESS OF THIS FOURTH AMENDMENT; CONDITIONS SUBSEQUENT.
SECTION 4.1 This Fourth Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions has been satisfied:
(1) The Administrative Agent shall have received duly executed and delivered counterparts of this Fourth Amendment that, when taken together, bear the signatures of the Borrower, the Collateral Agent, the Swingline Lender, each Issuing Bank that is also an Exchanging Revolving Lender or an Additional Revolving Lender, all Subsidiary Guarantors and the Required Lenders (after giving effect to the Fourth Amendment Term Loan Prepayment), and the aggregate principal amount of the Extended Revolving Commitments shall equal at least $2,600,000,000;
7

US-DOCS\107537322.18

(2) Each of (i) the representations and warranties set forth in Article III herein shall be true and correct in all material respects on and as of the Amendment Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality (or Material Adverse Effect) in the text thereof, and (ii) the conditions in Section 4.01(c) and 4.01(d) of the Amended Credit Agreement shall have been satisfied or waived in accordance with the terms of the Amended Credit Agreement;
(3) The Borrower and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Section 6.11 and 6.12 of the Credit Agreement as of the last day of the most recently ended fiscal quarter for which financial statements are required to be delivered pursuant to Section 5.04(a) and 5.04(b) of the Credit Agreement immediately after giving effect to the Revolving Facility Exchange;
(4) The Administrative Agent shall have received a certificate, dated as of the Amendment Effective Date, duly executed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in Section 4.1(b) above and Section 4.1(c) above;
(5) The Administrative Agent shall have received (1) a certificate as to the good standing of each Loan Party as of a recent date, from the Secretary of State of the state of its organization; (2) a certificate of the Secretary or Assistant Secretary of each Loan Party dated as of the Amendment Effective Date and certifying (A) that the by-laws or other similar governing documents, as applicable, of such Loan Party have not been amended or changed since the Third Amendment Effective Date other than those changes attached to such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or other similar governing body, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Fourth Amendment and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other formation documents of such Loan Party have not been amended since the Third Amendment Effective Date, other than such changes attached to such certificate and (D) as to the incumbency and specimen signature of each officer executing the Fourth Amendment or any other document delivered in connection herewith on behalf of such Loan Party; and (3) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (2) above;
(6) The Loan Parties shall have satisfied the requirements set forth in Section 9.17(d) of the Amended Credit Agreement;
8

US-DOCS\107537322.18

(7) The Administrative Agent shall have received (A) and be reasonably satisfied (solely with respect to the absence of any Liens that are not Permitted Liens) with the results of a recent Lien and judgment search in each jurisdiction of organization with respect to the Borrower and the Subsidiary Guarantors, (B) any UCC financing statements with respect to the Loan Parties and Collateral in appropriate form for filing under the UCC deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, enforceability and perfection of the Liens on the Collateral and (C) a completed perfection certificate in form reasonably satisfactory to the Administrative Agent, dated as of the Amendment Effective Date, executed by a duly authorized officer of each Loan Party;
(8) The Administrative Agent shall have received a solvency certificate, dated as of the Amendment Effective Date, from a Financial Officer of the Borrower, in form and substance reasonably satisfactory to the Arranger, supporting the conclusions that after giving effect to the transactions contemplated by this Fourth Amendment, the Borrower will not be insolvent or be rendered insolvent by the Indebtedness incurred in connection therewith, or be left with unreasonably small capital with which to engage in its businesses, or have incurred debts beyond its ability to pay such debts as they mature;
(9) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Banks, a favorable written opinion of Baker Botts L.L.P., counsel for the Borrower and certain other Loan Parties (1) in form and substance reasonably satisfactory to the Administrative Agent, (2) dated the Amendment Effective Date, (3) addressed to the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders and (4) covering such matters relating to this Fourth Amendment and the transactions contemplated hereby as the Administrative Agent shall reasonably request and which are customary for transactions of the type contemplated herein;
(10) If, on the Amendment Effective Date, there are any Existing Revolving Loans outstanding, the Borrower shall apply the aggregate proceeds of Revolving Loans made on the Amendment Effective Date to prepay in full the principal amount of all Existing Revolving Loans, together with all accrued and unpaid interest and premiums thereon and all amounts due under Section 2.3(a) hereunder (subject to Section 2.3(c));
(11) The Borrower shall have delivered a Borrowing Request one Business Day prior to the Amendment Effective Date;

(12) The Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been requested by the Administrative Agent or any Revolving Lender at least three Business Days prior to the Amendment Effective Date;

(13) The Arranger, the Sustainability Structuring Agent and the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document or other agreement with the Borrower relating to the Transactions;

9

US-DOCS\107537322.18

(14) Immediately prior to or substantially concurrently with the Amendment Effective Date, the Fourth Amendment Term Loan Prepayment shall have been or shall be consummated, and all the Term Commitments then existing under the Credit Agreement shall have been or shall be terminated; and

(15) The Administrative Agent shall have received a certificate, dated as of the Amendment Effective Date, duly executed by a Financial Officer of the Borrower, attaching a true and correct copy of the 2018 Baseline Sustainability Report (as defined in the Amended Credit Agreement) and an opinion of the KPI Metric Auditor (as defined in the Amended Credit Agreement) relating thereto, in each case, in form and substance reasonably satisfactory to the Extending Revolving Lenders.

SECTION 4.2 Within 90 days after the Amendment Effective Date (or such longer period as the Administrative Agent may agree in its reasonable discretion), the Borrower shall cause to be delivered to the Administrative Agent and the Collateral Trustee:
(a) amendments to each of the Mortgages existing on the Amendment Effective Date (after giving effect to any release effected in accordance with the Credit Agreement on or prior to the Amendment Effective Date), in each case in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to the Administrative Agent and/or the Collateral Trustee, together with such title endorsements or other evidence reasonably satisfactory to the Administrative Agent and/or the Collateral Trustee (A) insuring the continuing priority of the Lien of the Mortgage as security for the Indebtedness has not changed and (B) confirming and/or insuring that (I) since the immediately prior incurrence of additional Indebtedness under the Credit Agreement, there has been no change in the condition of title and (II) there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the Mortgage, other than the Permitted Liens (without adding any additional exclusions or exceptions to coverage), together with (x) such owner’s title affidavits as may be reasonably required by the title insurer in substantially the form previously accepted by the title insurer with respect to such Mortgages, including therein any so-called “no-change” survey affidavit (to the extent such affidavit may be given) and (y) any documents reasonably required in connection with the recording of such mortgage amendments and issuance of the endorsements; and
(b) customary legal opinions relating to the amendments to the Mortgages described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, noting, however that opinions delivered in substantially the same form as provided for the Mortgages existing prior to this Amendment, and by the same counsel, shall be deemed acceptable.
Article V
EFFECT OF AMENDED CREDIT AGREEMENT.
SECTION 5.1 Except as expressly set forth herein or in the Amended Credit Agreement, this Fourth Amendment and the Amended Credit Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Issuing Banks under the Credit
10

US-DOCS\107537322.18

Agreement, the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the Amended Credit Agreement or any other provision of the Credit Agreement, the Amended Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower, any Subsidiary Guarantor or any other Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any other Loan Document in similar or different circumstances.
SECTION 5.2 The parties hereto acknowledge and agree that (i) this Fourth Amendment, the Amended Credit Agreement, any other Loan Document or other document or instrument executed and delivered in connection herewith do not constitute a novation, or termination of the obligations of the Borrower and the Subsidiary Guarantors under the Credit Agreement as in effect prior to the Amendment Effective Date (collectively, the “Obligations”); (ii) such Obligations are in all respects continuing (as amended by this Fourth Amendment) with only the terms thereof being modified to the extent provided herein; and (iii) the Security Documents and the Liens and security interests granted thereunder are in all respects continuing in full force and effect. Upon the satisfaction of the conditions precedent set forth in Section 4.1 of this Fourth Amendment, the provisions of this Fourth Amendment will become effective and binding upon, and enforceable against, the Borrower and each of the Administrative Agent, the Collateral Agent, the Swingline Lender, each Issuing Bank and the Lenders. Upon and after the execution of this Fourth Amendment by each of the parties hereto, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Amended Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.
SECTION 5.3 This Fourth Amendment shall constitute a Loan Document for all purposes under the Amended Credit Agreement and a Security Document (as defined in the Collateral Trust Agreement) for all purposes under the Collateral Trust Agreement, and shall be administered and construed pursuant to the terms of the Amended Credit Agreement and the Collateral Trust Agreement.
Article VI
MISCELLANEOUS
SECTION 6.1 Counterparts. This Fourth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Article V. Delivery of an executed signature page to this Fourth Amendment by facsimile or other electronic transmission (including “pdf”) shall be as effective as delivery of a manually signed counterpart of this Fourth Amendment.
11

US-DOCS\107537322.18

SECTION 6.2 Applicable Law; Notices; Waiver of Jury Trial; Severability; Jurisdiction; Consent to Service of Process; Waivers. THIS FOURTH AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Sections 9.07, 9.11 and 9.15 of the Amended Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION 6.3 Headings. Headings used herein are for convenience of reference only, are not part of this Fourth Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Fourth Amendment.
[Signature pages follow]

12

US-DOCS\107537322.18

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed by their respective officers as of the day and year first above written.

NRG ENERGY, INC.
By: /s/ Gaëtan C. Frotté____________________
Name: Gaëtan C. Frotté
Title: Senior Vice President & Treasurer

[Signature Page to Fourth Amendment]

GUARANTORS:
ACE ENERGY, INC.
ALLIED HOME WARRANTY GP LLC
ALLIED WARRANTY LLC
ARTHUR KILL POWER LLC
ASTORIA GAS TURBINE POWER LLC
BIDURENERGY, INC.
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CARBON MANAGEMENT SOLUTIONS LLC
CIRRO ENERGY SERVICES, INC.
CIRRO GROUP, INC.
CONNECTICUT JET POWER LLC
DEVON POWER LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY LLC
EL SEGUNDO POWER, LLC
EL SEGUNDO POWER II, LLC
ENERGY CHOICE SOLUTIONS LLC
ENERGY PLUS HOLDINGS LLC
ENERGY PLUS NATURAL GAS LLC
EVERYTHING ENERGY LLC
FORWARD HOME SECURITY, LLC
GCP FUNDING COMPANY, LLC
GREEN MOUNTAIN ENERGY COMPANY
GREGORY PARTNERS, LLC
GREGORY POWER PARTNERS LLC
HUNTLEY POWER LLC
INDEPENDENCE ENERGY ALLIANCE LLC
INDEPENDENCE ENERGY GROUP LLC
INDEPENDENCE ENERGY NATURAL GAS LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
MERIDEN GAS TURBINES LLC
MIDDLETOWN POWER LLC

By: /s/ Gaëtan C. Frotté ______________
Name: Gaëtan C. Frotté
Title: Treasurer

[Signature Page to Fourth Amendment]

MONTVILLE POWER LLC
NEO CORPORATION
NEW GENCO GP, LLC
NORWALK POWER LLC
NRG ADVISORY SERVICES LLC
NRG AFFILIATE SERVICES INC.
NRG ARTHUR KILL OPERATIONS INC.
NRG ASTORIA GAS TURBINE OPERATIONS INC.
NRG BUSINESS SERVICES LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG CONNECTED HOME LLC
NRG CONNECTICUT AFFILIATE SERVICES INC.
NRG CURTAILMENT SOLUTIONS, INC.
NRG DEVELOPMENT COMPANY INC.
NRG DEVON OPERATIONS INC.
NRG DISPATCH SERVICES LLC
NRG DISTRIBUTED ENERGY RESOURCES HOLDINGS LLC
NRG DISTRIBUTED GENERATION PR LLC
NRG DUNKIRK OPERATIONS INC.
NRG ECOKAP HOLDINGS LLC
NRG EL SEGUNDO OPERATIONS INC.
NRG ENERGY LABOR SERVICES LLC
NRG ENERGY SERVICES GROUP LLC
NRG ENERGY SERVICES INTERNATIONAL INC.
NRG GENERATION HOLDINGS INC.
NRG GREENCO LLC
NRG HOME & BUSINESS SOLUTIONS LLC
NRG HOME SERVICES LLC
NRG HOME SOLUTIONS LLC
NRG HOME SOLUTIONS PRODUCT LLC
NRG HOMER CITY SERVICES LLC
NRG HQ DG LLC
NRG HUNTLEY OPERATIONS INC.
NRG IDENTITY PROTECT LLC
NRG ILION LP LLC
NRG INTERNATIONAL LLC
NRG MEXTRANS INC.
NRG MIDATLANTIC AFFILIATE SERVICES INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NORTH CENTRAL OPERATIONS INC.

By: /s/ Gaëtan C. Frotté______________
Name: Gaëtan C. Frotté
[Signature Page to Fourth Amendment]

Title: Treasurer

[Signature Page to Fourth Amendment]

NRG NORTHEAST AFFILIATE SERVICES INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG PACGEN INC.
NRG PORTABLE POWER LLC
NRG POWER MARKETING LLC
NRG RENTER’S PROTECTION LLC
NRG RETAIL LLC
NRG RETAIL NORTHEAST LLC
NRG ROCKFORD ACQUISITION LLC
NRG SAGUARO OPERATIONS INC.
NRG SECURITY LLC
NRG SERVICES CORPORATION
NRG SIMPLYSMART SOLUTIONS LLC
NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
NRG TEXAS C&I SUPPLY LLC
NRG TEXAS GREGORY LLC
NRG TEXAS HOLDING INC.
NRG TEXAS LLC
NRG TEXAS POWER LLC
NRG WARRANTY SERVICES LLC
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
O’BRIEN COGENERATION, INC. II
ONSITE ENERGY, INC.
OSWEGO HARBOR POWER LLC
RELIANT ENERGY NORTHEAST LLC
RELIANT ENERGY POWER SUPPLY, LLC
RELIANT ENERGY RETAIL HOLDINGS, LLC
RELIANT ENERGY RETAIL SERVICES, LLC
RERH HOLDINGS, LLC
SAGUARO POWER LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC
TEXAS GENCO GP, LLC
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO LP, LLC
US RETAILERS LLC
VIENNA OPERATIONS INC.
VIENNA POWER LLC
WCP (GENERATION) HOLDINGS LLC
WEST COAST POWER LLC

By: /s/ Gaëtan C. Frotté_____________
Name: Gaëtan C. Frotté
[Signature Page to Fourth Amendment]

Title: Treasurer

[Signature Page to Fourth Amendment]

ENERGY ALTERNATIVES WHOLESALE, LLC
NRG OPERATING SERVICES, INC.
NRG SOUTH CENTRAL OPERATIONS INC.

By: /s/ David Callen _______________ ___
Name: David Callen
Title: Vice President

NRG CONSTRUCTION LLC
NRG ENERGY SERVICES LLC
NRG MAINTENANCE SERVICES LLC
NRG RELIABILITY SOLUTIONS LLC

By: /s/ Rachel Smith_______________  ___
Name: Rachel Smith
Title: Treasurer

ENERGY PROTECTION INSURANCE COMPANY

By: /s/ David Callen _______________ ___
Name: David Callen
Title: Vice President

NRG ILION LIMITED PARTNERSHIP

By: NRG Rockford Acquisition LLC, its General Partner

By:  /s/ Gaëtan Frotté____________  ___
Name: Gaëtan Frotté
Title: Treasurer

NRG SOUTH TEXAS LP

By: Texas Genco GP, LLC, its General Partner

By:  /s/ Gaëtan Frotté____________________
Name: Gaëtan Frotté
Title: Treasurer

TEXAS GENCO SERVICES, LP

By: New Genco GP, LLC, its General Partner

By: /s/ Gaëtan Frotté_____________________
Name: Gaëtan Frotté
[Signature Page to Fourth Amendment]

Title: Treasurer

[Signature Page to Fourth Amendment]

[Signature Page to Fourth Amendment]

ACKNOWLEDGED AND ACCEPTED BY:

CITICORP NORTH AMERICA, INC., as Administrative Agent and Collateral Agent

By: _/s/ Amit Vasani___________
Name: Amit Vasani
Title: Vice President

CITIBANK, N.A., as an Issuing Bank and Swingline Lender

By: _/s/ Amit Vasani ___________
Name: Amit Vasani
Title: Vice President

[Signature Page to Fourth Amendment]

Bank of America, N.A.,
as an Issuing Bank

By: _/s/ Jennifer Cochrane__________
Name: Jennifer Cochrane
Title: Vice President

Bank of Montreal, Chicago Branch,
as an Issuing Bank

By: _/s/ Paul Heikkila______________
Name: Paul Heikkila
Title: Director

Barclays Bank PLC,
as an Issuing Bank

By: _/s/ Sydney G. Dennis__________
Name: Sydney G. Dennis
Title: Director

BNP Paribas,
as an Issuing Bank

By: _/s/ Denis O'Meara_____________
Name: Denis O'Meara
Title: Managing Director

By: _/s/ Ravina Advani_____________
Name: Ravina Advani
Title: Managing Director

Credit Suisse AG, Cayman Islands Branch,
as an Issuing Bank

By: _/s/ Mikhail Faybusovich__________
Name: Mikhail Faybusovich
Title: Authorized Signatory

By: _/s/ Christopher Zybrick__________
Name: Christopher Zybrick
Title: Authorized Signatory
Deutsche Bank AG New York Branch,
as an Issuing Bank

[Signature Page to Fourth Amendment]

By: _/s/ Yumi Okabe______________
Name: Yumi Okabe
Title: Vice President

By: _/s/ Maria Guinchard__________
Name: Maria Guinchard
Title: Director

JPMorgan Chase Bank, N.A.,
as an Issuing Bank

By: _/s/ Juan J. Javellana__________
Name: Juan J. Javellana
Title: Executive Director

Morgan Stanley Bank, N.A.,
as an Issuing Bank

By: _/s/ Michael King_____________
Name: Michael King
Title: Authorized Signatory

Natixis, New York Branch,
as an Issuing Bank

By: _/s/ Ronald Lee_______________
Name: Ronald Lee
Title: Director

By: _/s/ Hanane Hablal____________
Name: Hanane Hablal
Title: Associate

[Signature Page to Fourth Amendment]

Bank of America, N.A.,
as a Revolving Lender

By: _/s/ Jennifer Cochrane__________
Name: Jennifer Cochrane
Title: Vice President

Barclays Bank PLC,
as a Revolving Lender

By: _/s/ Sydney G. Dennis__________
Name: Sydney G. Dennis
Title: Director

Bank of Montreal, Chicago Branch,
as a Revolving Lender

By: _/s/ Paul Heikkila______________
Name: Paul Heikkila
Title: Director, Corporate Banking

BNP Paribas,
as a Revolving Lender

By: _/s/ Ravina Advani_____________
Name: Ravina Advani
Title: Managing Director

By: _/s/ Ray Dunning______________
Name: Ray Dunning
Title: Managing Director

Citibank, N.A.,
as a Revolving Lender

By: _/s/ Ashwani Khubani__________
Name: Ashwani Khubani
Title: Vice President

Crédit Agricole Corporate and Investment Bank,
as a Revolving Lender

[Signature Page to Fourth Amendment]

By: _/s/ Darrell Stanley_____________
Name: Darrell Stanley
Title: Managing Director

By: _/s/ Michael Willis_______________
Name: Michael Willis
Title: Managing Director

Credit Suisse AG, Cayman Islands Branch,
as a Revolving Lender

By: _/s/ Mikhail Faybusovich__________
Name: Mikhail Faybusovich
Title: Authorized Signatory

By: _/s/ Christopher Zybrick___________
Name: Christopher Zybrick
Title: Authorized Signatory

Deutsche Bank AG New York Branch,
as a Revolving Lender

By: _/s/ Yumi Okabe_________________
Name: Yumi Okabe
Title: Vice President

By: _/s/ Michael Strobel______________
Name: Michael Strobel
Title: Vice President

Goldman Sachs Bank USA,
as a Revolving Lender

By: _/s/ Ryan Durkin________________
Name: Ryan Durkin
Title: Authorized Signatory

ING Capital LLC,
as a Revolving Lender

By: _/s/ Sven Wellock_______________
Name: Sven Wellock
Title: Managing Director

[Signature Page to Fourth Amendment]

By: _/s/ Scott Hancock_______________
Name: Scott Hancock
Title: Director

JPMorgan Chase Bank, N.A.,
as a Revolving Lender

By: _/s/ Juan Javellana_______________
Name: Juan Javellana
Title: Executive Director

KeyBank National Association,
as a Revolving Lender

By: _/s/ Renee M. Bonnell____________
Name: Renee M. Bonnell
Title: Senior Vice President

Morgan Stanley Bank, N.A.,
as a Revolving Lender

By: _/s/ Michael King_______________
Name: Michael King
Title: Authorized Signatory

Morgan Stanley Senior Funding, Inc.,
as a Revolving Lender

By: _/s/ Michael King______________
Name: Michael King
Title: Vice President

MUFG Bank, Ltd.,
as a Revolving Lender

By: _/s/ Paul V. Farrell________________
Name: Paul V. Farrell
Title: Managing Director

Natixis, New York Branch,
as a Revolving Lender

[Signature Page to Fourth Amendment]

By: _/s/ Gerry Canet__________________
Name: Gerry Canet
Title: Managing Director

By: _/s/ Ronald Lee___________________
Name: Ronald Lee
Title: Director

Royal Bank of Canada,
as a Revolving Lender

By: _/s/ Justin Painter_________________
Name: Justin Painter
Title: Authorized Signatory

Sumitomo Mitsui Banking Corporation,
as a Revolving Lender

By: _/s/ Richard Eisenberg_____________
Name: Richard Eisenberg
Title: Managing Director

[Signature Page to Fourth Amendment]

EXHIBIT A

AMENDED CREDIT AGREEMENT

[Please see attached.]

Exhibit A

This document is a composite conformed copy of the Second Amended and Restated Credit Agreement, dated as of June 30, 2016, as amended through the Fourth Amendment, dated as of May 28, 2019.

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of June 30, 2016

among

NRG ENERGY, INC.,
as Borrower,

THE LENDERS PARTY HERETO,

CITIGROUP GLOBAL MARKETS INC., MORGAN STANLEY SENIOR FUNDING, INC., BARCLAYS BANK PLC, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, CREDIT SUISSE SECURITIES (USA) LLC, DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A., MUFG BANK, LTD., ROYAL BANK OF CANADA, SUMITOMO MITSUI BANKING CORPORATION, BNP PARIBAS, DNB CAPITAL ASA, ING CAPITAL LLC, NATIXIS, NEW YORK BRANCH and BANK OF MONTREAL
as Joint Lead Arrangers and Joint Lead Bookrunners,

CITICORP NORTH AMERICA, INC.,
as Administrative Agent and Collateral Agent,

COMMERZBANK AG, NEW YORK BRANCH, KEYBANK CAPITAL MARKETS INC. and
CIT BANK, N.A.
as Co-Managers

and

BNP PARIBAS,
as Sustainability Structuring Agent

as amended through May 28, 2019

TABLE OF CONTENTS
Page
ARTICLE I.
Definitions
SECTION 1.01. Defined Terms 3
SECTION 1.02. Terms Generally 60
SECTION 1.03. Classification of Loans and Borrowings 61
SECTION 1.04. Exchange Rates 61
SECTION 1.05. Limited Condition Transactions 61
SECTION 1.06. Divisions 62
ARTICLE II.
The Credits
SECTION 2.01. Commitments 62
SECTION 2.02. Loans 63
SECTION 2.03. Borrowing Procedure 64
SECTION 2.04. Repayment of Loans; Evidence of Debt 65
SECTION 2.05. Fees 66
SECTION 2.06. Interest on Loans 67
SECTION 2.07. Default Interest 67
SECTION 2.08. Alternate Rate of Interest 67
SECTION 2.09. Termination and Reduction of Commitments 69
SECTION 2.10. Conversion and Continuation of Borrowings 69
SECTION 2.11. Repayment of Term Loans, New Term Loans and Refinancing Term Loans 71
SECTION 2.12. Prepayment 71
SECTION 2.13. Mandatory Prepayments 75
SECTION 2.14. Reserve Requirements; Change in Circumstances 77
SECTION 2.15. Change in Legality 78
SECTION 2.16. Indemnity 79
SECTION 2.17. Pro Rata Treatment 79
SECTION 2.18. Sharing of Setoffs 80
SECTION 2.19. Payments 80
SECTION 2.20. Taxes 81
SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate 83
SECTION 2.22. Swingline Loans 85
SECTION 2.23. Letters of Credit 86
SECTION 2.24. Incremental Facilities 91
SECTION 2.25. Incremental Refinancing Facilities 93
SECTION 2.26. Defaulting Lenders 95
ARTICLE III.
i

Representations and Warranties
SECTION 3.01. Organization; Powers 97
SECTION 3.02. Authorization; No Conflicts 98
SECTION 3.03. Enforceability 98
SECTION 3.04. Governmental Approvals 98
SECTION 3.05. Financial Statements 98
SECTION 3.06. No Material Adverse Effect 99
SECTION 3.07. Title to Properties; Possession Under Leases 99
SECTION 3.08. Subsidiaries 99
SECTION 3.09. Litigation; Compliance with Laws 99
SECTION 3.10. Agreements 100
SECTION 3.11. Federal Reserve Regulations 100
SECTION 3.12. Investment Company Act 100
SECTION 3.13. Use of Proceeds 100
SECTION 3.14. Tax Returns 101
SECTION 3.15. No Material Misstatements 101
SECTION 3.16. Employee Benefit Plans 102
SECTION 3.17. Environmental Matters 102
SECTION 3.18. Insurance 102
SECTION 3.19. Security Documents 103
SECTION 3.20. Location of Real Property 104
SECTION 3.21. Labor Matters 104
SECTION 3.22. Intellectual Property 104
SECTION 3.23. Energy Regulation 105
SECTION 3.24. Solvency 106
SECTION 3.25. Liabilities and Obligations of Funded L/C SPV 106
SECTION 3.26. Anti-Terrorism Laws 106
SECTION 3.27. Anti-Corruption Laws and Sanctions 106
ARTICLE IV.
Conditions of Lending
SECTION 4.01. All Credit Events 107
SECTION 4.02. Conditions Precedent to the Closing Date 107
ARTICLE V.
Affirmative Covenants
SECTION 5.01. Corporate Existence 108
SECTION 5.02. Insurance 108
SECTION 5.03. Taxes 108
SECTION 5.04. Financial Statements, Reports, etc 109
SECTION 5.05. Litigation and Other Notices 110
SECTION 5.06. Information Regarding Collateral 110
SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Environmental Assessments 111
SECTION 5.08. Use of Proceeds 112

SECTION 5.09. Additional Collateral, etc. 112
SECTION 5.10. Further Assurances 115
SECTION 5.11. Ownership of Funded L/C SPV 115
SECTION 5.12. Maintenance of Energy Regulatory Authorizations and Status 116
ARTICLE VI.
Negative Covenants
SECTION 6.01. Incurrence of Indebtedness and Issuance of Preferred Stock 116
SECTION 6.02. Liens 121
SECTION 6.03. Limitation on Sale and Leaseback Transactions 121
SECTION 6.04. Asset Sales 122
SECTION 6.05. Dividend and Other Payment Restrictions Affecting Subsidiaries 124
SECTION 6.06. Restricted Payments 126
SECTION 6.07. Transactions with Affiliates 129
SECTION 6.08. Merger, Consolidation or Sale of Assets 131
SECTION 6.09. Limitations on Funded L/C SPV 132
SECTION 6.10. Designation of Restricted, Unrestricted and Excluded Project Subsidiaries 133
SECTION 6.11. Consolidated Interest Coverage Ratio 134
SECTION 6.12. Leverage Ratio 134
SECTION 6.13. Fiscal Year 134
SECTION 6.14. Use of Proceeds 134
ARTICLE VII.
Events of Default
ARTICLE VIII.
The Agents, the Arrangers and the Lenders
ARTICLE IX.
Miscellaneous
SECTION 9.01. Notices 142
SECTION 9.02. Survival of Agreement 144
SECTION 9.03. Binding Effect 144
SECTION 9.04. Successors and Assigns 145
SECTION 9.05. Expenses; Indemnity 149
SECTION 9.06. Right of Setoff 151
SECTION 9.07. Applicable Law 151
SECTION 9.08. Waivers; Amendment; Replacement of Non-Consenting Lenders 151
SECTION 9.09. Interest Rate Limitation. 154
SECTION 9.10. Entire Agreement 154
SECTION 9.11. WAIVER OF JURY TRIAL 154

SECTION 9.12. Severability 155
SECTION 9.13. Counterparts 155
SECTION 9.14. Headings 155
SECTION 9.15. Jurisdiction; Consent to Service of Process 155
SECTION 9.16. Confidentiality 156
SECTION 9.17. Mortgage Modifications 157
SECTION 9.18. Effect of Amendment and Restatement 157
SECTION 9.19. Permitted Amendments 158
SECTION 9.20. Certain Undertakings with Respect to Securitization Vehicles 158
SECTION 9.21. Undertaking Regarding Bankruptcy or Similar Proceeding against Funded L/C SPV 159
SECTION 9.22. PATRIOT Act 159
SECTION 9.23. No Fiduciary Duty 160
SECTION 9.24. Acknowledgment and Consent to Bail-In of EEA Financial Institutions 160
SECTION 9.25. Release and Reinstatement of Collateral. 161
SECTION 9.26. Acknowledgement Regarding Any Supported QFCs. 162

Exhibits and Schedules

Exhibit A Form of Administrative Questionnaire
Exhibit B Form of Assignment and Assumption
Exhibit C Form of Borrowing Request
Exhibit D Form of Joinder Agreement
Exhibit E Form of Mortgage
Exhibit F Form of Revolving Note
Exhibit G Form of Term Note
Exhibit H Form of Prepayment Notice
Exhibit I Form of Discounted Purchase Option Notice
Exhibit J Form of Lender Participation Notice
Exhibit K Form of Discounted Voluntary Purchase Notice
Exhibit L Form of Asset Sale Offer Notice
Exhibit M Form of Non-Bank Certificate

Schedule 1.01(a) Excluded Foreign Subsidiaries
Schedule 1.01(b) Excluded Project Subsidiaries
Schedule 1.01(c) Existing Commodity Hedging Agreements
Schedule 1.01(d) Mortgaged Properties
Schedule 1.01(e) Revolving Commitments
Schedule 1.01(f) Subsidiary Guarantors
Schedule 1.01(g) Term Commitments
Schedule 1.01(h) Unrestricted Subsidiaries
Schedule 2.23(a) Existing Letters of Credit
Schedule 2.23(b) Letter of Credit Commitments
Schedule 3.07 Properties
Schedule 3.08 Subsidiaries

Schedule 3.09 Litigation
Schedule 3.17 Environmental Matters
Schedule 3.18 Insurance
Schedule 3.19(a) UCC Filing Offices
Schedule 3.19(c) Mortgage Filing Offices
Schedule 3.20 Owned and Leased Real Property
Schedule 3.23(b) Rate Proceedings
Schedule 3.23(d) FERC Matters
Schedule 3.23(g) Regulatory Status
Schedule 5.09(b) Title Insurance and Survey Requirements
Schedule 6.01 Existing Indebtedness
Schedule 6.02 Existing Liens
Schedule 6.03 Sale and Leaseback Transactions

v

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 30, 2016, among NRG ENERGY, INC., a Delaware corporation (the “Borrower”), the LENDERS from time to time party hereto (the “Lenders”), CITICORP NORTH AMERICA, INC. (together with its Affiliates, “CNA”), as administrative agent (in such capacity and together with its successors, the “Administrative Agent”), collateral agent (in such capacity and together with its successors, the “Collateral Agent”), an Issuing Bank and Swingline Lender, BANK OF AMERICA, N.A. (together with its Affiliates, “BANA”), as an Issuing Bank, BARCLAYS BANK PLC (together with its Affiliates, “Barclays”), as an Issuing Bank, BNP PARIBAS (together with its Affiliates, “BNPP”), as an Issuing Bank, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (together with its Affiliates, “CS”), as an Issuing Bank, DEUTSCHE BANK AG NEW YORK BRANCH (together with its Affiliates, “DB”), as an Issuing Bank, JPMORGAN CHASE BANK, N.A. (together with its Affiliates, “JPM”), as an Issuing Bank, MORGAN STANLEY BANK, N.A. (together with its Affiliates, “MSB”), as an Issuing Bank and NATIXIS, NEW YORK BRANCH (together with its Affiliates, “Natixis”), as an Issuing Bank, and BNP PARIBAS, as sustainability structuring agent (in such capacity and together with its successors, the “Sustainability Structuring Agent”).
A. Immediately prior to the Closing Date, the Borrower, the lenders party thereto (including certain of the Lenders), Citicorp North America, Inc., as administrative agent, collateral agent and swingline lender thereunder, and the other financial institutions party thereto are party to the Amended and Restated Credit Agreement, dated as of July 1, 2011 (as further amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date, the “Existing Credit Agreement”), pursuant to which the lenders party thereto (including certain of the Lenders) agreed, subject to the terms and conditions thereof, to continue to extend credit to the Borrower thereunder in the form of (i) Term Loans (as defined in the Existing Credit Agreement) and (ii) a revolving credit facility (including a letter of credit facility and a swingline loan facility thereunder).
B. It is understood and agreed that, immediately prior to the Closing Date, the Guaranteed Obligations (as defined in the Existing Credit Agreement) are guaranteed pursuant to the Existing Guarantee and Collateral Agreement and secured pursuant to the Security Documents by a legal, valid, binding and enforceable security interest and a fully perfected Lien in favor of the Collateral Trustee (as defined in the Collateral Trust Agreement), for the ratable benefit of the Secured Parties (as defined in the Existing Credit Agreement), in the Collateral and the proceeds thereof.
C. The Borrower has requested that certain of the Lenders (as defined in the Existing Credit Agreement) and the other parties hereto (including all Lenders) agree, and such Lenders (as defined in the Existing Credit Agreement) and other parties (including all Lenders) have agreed, subject to the terms and conditions hereof, to continue to extend credit to the Borrower hereunder in the form of (i) Term Loans re-evidenced on the Closing Date in an aggregate principal amount on the Closing Date equal to $1,900,000,000 and (ii) a replacement revolving credit facility (including a letter of credit facility and a swingline loan facility thereunder) in an aggregate principal amount at any time outstanding on the Closing Date not to exceed $2,536,000,000, subject to the limitations set forth herein.
D. The Borrower will use the proceeds of the Term Loans on the Closing Date, together with other funds available to it, to (i) re-evidence in full all Term Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement, on the terms and subject to the conditions set forth herein, including via the assignment by certain of the Lenders under and as defined in the Existing Credit Agreement who do not remain Lenders hereunder on the Closing Date to certain of the Lenders hereunder as of the Closing Date of certain of the Term Loans under and as defined in the Existing Credit Agreement, which shall thereafter be continued as and be deemed to be a portion of the Term Loans hereunder, and (ii) pay or cause to be paid fees, costs and expenses incurred in connection with the Transactions in accordance with the terms and conditions of this Agreement. The revolving credit facility (including the letter of credit facility and the swingline loan facility thereunder) under the Existing Credit Agreement will, on the terms and subject to the conditions set forth herein, be replaced on the Closing Date with the revolving credit facility (including the letter of credit facility and swingline loan facility thereunder) under this Agreement in an aggregate principal amount at any time outstanding on the Closing Date not to exceed $2,536,000,000, subject to the limitations set forth herein.
E. It is the intent of the parties hereto that (i) this Agreement shall be deemed to be the Credit Agreement (as defined in the Collateral Trust Agreement) for all purposes under the Collateral Trust Agreement and the other Security Documents and, pursuant and in accordance with Section 3.8(b) of the Collateral Trust Agreement, all extensions of credit under this Agreement (including issuances of Letters of Credit) shall constitute extensions of credit under the Credit Agreement (as defined in the Collateral Trust Agreement) for all purposes under the Collateral Trust Agreement and the other Security Documents and shall be deemed to be incurred (solely for purposes of Section 3.8(b) of the Collateral Trust Agreement) on February 2, 2006 and no further designation shall be required to be made so that (a) all extensions of credit under this Agreement (regardless when made or incurred) will be deemed Priority Lien Debt (as defined in the Collateral Trust Agreement) pursuant to clause (i) of the definition thereof and the Guaranteed Obligations will be deemed Priority Lien DFBM Obligations (as defined in the Collateral Trust Agreement) and (b) this Agreement and the other Loan Documents will at all times constitute Priority Lien Documents (as defined in the Collateral Trust Agreement) and (ii) the Guaranteed Obligations under this Agreement will henceforth be guaranteed pursuant to the Existing Guarantee and Collateral Agreement and the Guarantee and Collateral Agreement and secured pursuant to the Security Documents by a legal, valid, binding and enforceable security interest and a fully perfected Lien in favor of the Collateral Trustee (as defined in the Collateral Trust Agreement), for the ratable benefit of the Secured Parties, in the Collateral and the proceeds thereof.
F. In addition, the Borrower has requested that, on the Closing Date, (i) the Collateral Trust Agreement be amended to make certain changes as more fully set forth in the Restatement Agreement and (ii) the Existing Guarantee and Collateral Agreement be amended and restated in its entirety to make certain changes as more fully set forth in the Guarantee and Collateral Agreement.
G. On the Fourth Amendment Effective Date, the Borrower repaid all outstanding Term Loans and New Term Loans outstanding on such date immediately prior to the effectiveness of the Fourth Amendment, together with accrued interest thereon.
H. On the Fourth Amendment Effective Date, the Revolving Lenders have agreed to extend the Revolving Maturity Date and increase the aggregate amount of the Revolving Commitments to $2,600,000,000 on the terms and subject to the limitations set forth herein.
I. Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I.

Definitions
SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“2018 Baseline Sustainability Report” shall mean the sustainability report of the Borrower setting forth each KPI Metric as of December 31, 2018.

“ABR”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
2 “Acceptable Price” shall have the meaning assigned to such term in Section 2.12(e)(iii).
3 “Acceptance Date” shall have the meaning assigned to such term in Section 2.12(e)(ii).
4 “Accepting Lenders” shall have the meaning assigned to such term in Section 9.19.
5 “Account” shall have the meaning assigned to such term in the UCC.
6 “Acquired Debt” shall mean, with respect to any specified Person, (a) Indebtedness of any other Person or asset existing at the time such other Person or asset is merged with or into, is acquired by, or became a Subsidiary of such specified Person, as the case may be, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
7 “Additional Senior Notes” shall mean senior notes issued by the Borrower after the Closing Date in compliance with this Agreement having substantially the same terms in all material respects (other than pricing and maturity) as the Senior Notes or terms more favorable to the Borrower.
8 “Additional Senior Notes Documents” shall mean the indentures under which the Additional Senior Notes are issued and all other instruments, agreements and other documents evidencing or governing the Additional Senior Notes or providing for any Guarantee or other right in respect thereof, in each case as the same may be amended or supplemented from time to time in accordance with the terms hereof and thereof.
9 “Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves; provided that at no time shall the Adjusted LIBO Rate be less than zero for purposes of this Agreement.
10 “Administrative Agent” shall have the meaning assigned to such term in the preamble.
11 “Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

12 “Administrative Questionnaire” shall mean an Administrative Questionnaire substantially in the form of Exhibit A, or such other similar form as may be supplied from time to time by the Administrative Agent.
13 “Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
14 “Affiliate Transaction” shall have the meaning assigned to such term in Section 6.07.
15 “Agents” shall have the meaning assigned to such term in Article VIII.
16 “Aggregate Revolving Exposure” shall mean the aggregate amount of the Lenders’ Revolving Exposures.
17 “Agreement” shall mean this Second Amended and Restated Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time.
18 “AHYDO Catch-Up Payment” shall mean any payment with respect to any obligations of the Borrower or any Restricted Subsidiary, including subordinated debt obligations, in each case to the extent such payment is necessary to avoid the application of Section 163(e)(5) of the Tax Code.
19 “Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) the Adjusted LIBO Rate for an interest period of one month beginning on such day (determined as if the relevant ABR Borrowing were a Eurodollar Borrowing) plus 1.00%; provided that at no time shall the Alternate Base Rate determined pursuant to clause (c) above be less than 1.00% for purposes of this Agreement.
20 “Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and, to the extent applicable, other similar legislation in any other jurisdictions.
21 “Anti-Terrorism Laws” shall mean (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act.
22 “Applicable Discount” shall have the meaning assigned to such term in Section 2.12(e)(iii).

23 “Applicable Laws” shall mean, as to any Person, any ordinance, law, treaty, rule or regulation, or any determination, ruling or other directive by or from an arbitrator or a court or other Governmental Authority, including ERCOT, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
24 “Applicable Margin” shall mean, for any day, a rate per annum equal to (a) (i) with respect to ABR Term Loans, 0.75% and (ii) with respect to Eurodollar Term Loans, 1.75% and (b)(i) with respect to ABR Revolving Loans, 0.75% and (ii) with respect to Eurodollar Revolving Loans, 1.75%.
25 Following the date on which the Borrower provides a Pricing Certificate pursuant to Section 5.04(e) for the fiscal year ending December 31, 2019, the Applicable Margin for ABR Revolving Loans and Eurodollar Revolving Loans may be increased or decreased pursuant to the Applicable Sustainability Adjustment as in effect from time to time. For purposes of the foregoing, (a) the Applicable Sustainability Adjustment shall be determined as of the Business Day following receipt by the Administrative Agent of a Pricing Certificate delivered in accordance with Section 5.04(e), based upon the KPI Metrics set forth in the Pricing Certificate and the Applicable Sustainability Adjustment calculations therein (such day, the “Sustainability Pricing Adjustment Date”) and (b) each change in the Applicable Margin for ABR Revolving Loans and Eurodollar Revolving Loans resulting from a Pricing Certificate shall be effective during the period commencing on and including the applicable Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next such Sustainability Pricing Adjustment Date (or, in the case of non-delivery of a Pricing Certificate, the last day such Pricing Certificate should have been delivered).
“Applicable Sustainability Adjustment” shall mean, for any fiscal year (commencing with the fiscal year ending December 31, 2019), with reference to the reported values of the KPI Metrics in the Pricing Certificate delivered for the end of the most recent previously ended fiscal year:

KPI Metrics	Change in Applicable Margin for ABR Revolving Loans and Eurodollar Revolving Loans
If both KPI Metrics are ≥ 110% of the applicable Baseline Sustainability Amount	0.030% increase
If both KPI Metrics are ≤ 90% of the applicable Baseline Sustainability Amount	0.030% decrease
If one KPI Metric is ≥ 110%, and the other KPI Metric is < 110% but > 90%, of the applicable Baseline Sustainability Amount	0.015% increase
If one KPI Metric is ≤ 90%, and the other KPI Metric is < 110% but > 90%, of the applicable Baseline Sustainability Amount	0.015% decrease
If both KPI Metrics are < 110% but > 90% of the applicable Baseline Sustainability Amount	No change
If one KPI Metric is ≥ 110%, and the other KPI Metric is < 90%, of the applicable Baseline Sustainability Amount	No change

; provided that, in the event the Borrower fails to timely deliver a Pricing Certificate in accordance with Section 5.04(e), the Applicable Sustainability Adjustment shall be a 0.030% increase in the Applicable Margin for ABR Revolving Loans and Eurodollar Revolving Loans until the delivery of such Pricing Certificate; provided further that, during such period, if the Borrower determines in good faith that it is not possible to calculate either KPI Metric for any fiscal year for whatever reason, the Administrative Agent (acting on the instructions of the Revolving Lenders entitled to vote in connection therewith pursuant to Section 9.08) and the Borrower will negotiate in good faith to agree on the selection of an alternative measure that is customarily applied by Persons carrying out similar businesses or being subject to similar environmental incentives and, if after 20 Business Days, the Borrower and the Administrative Agent (acting on the instructions of the Revolving Lenders entitled to vote in connection therewith pursuant to Section 9.08) are unable to agree on the selection of such alternative measure, the Applicable Margin applicable to each Type of Loan shall apply without any increase or decrease (and if such increase or decrease was already applied at that point in time, it will then be discontinued as of the end of such 20 Business Day period).

If (a) the Borrower or the Revolving Lenders become aware of any material inaccuracy in the Applicable Sustainability Adjustment or the KPI Metrics as reported on the applicable Pricing Certificate or (b) the Borrower and the Revolving Lenders agree that the Applicable Sustainability Adjustment or KPI Metrics as calculated by the Borrower at the time of delivery of the relevant Pricing Certificate was inaccurate, and in each case, a proper calculation of the Applicable Sustainability Adjustment or the KPI Metrics would have resulted in an increase in the Applicable Margin for ABR Revolving Loans and Eurodollar Revolving Loans for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the Revolving Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Law, automatically and without further action by the Administrative Agent or any Revolving Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.
26  “Approved Electronic Communications” shall mean each Communication that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, solely with respect to delivery of any such Communication by any Loan Party to the Administrative Agent and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (i) any Borrowing Request, Letter of Credit notice (other than as expressly set forth in Section 2.23(b)), Swingline Loan notice, notice of conversion or continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Sections 2.12 and 2.13 and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article IV or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.
27 “Approved Electronic Platform” shall have the meaning assigned to such term in Section 9.01(d).
28 “Arrangers” shall mean Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Credit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd. formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd., Royal Bank of Canada, Sumitomo Mitsui Banking Corporation, BNP Paribas, DNB Capital ASA, ING Capital LLC, Natixis, New York Branch and Bank of Montreal.
29 “Asset Sale” shall mean (a) the sale, lease (other than an operating lease), conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries, taken as a whole, shall be governed by the provisions of this Agreement described under Section 6.08 and not by the provisions of Section 6.04 and (b) the issuance of Equity Interests in any of the Borrower’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale: (i) any single transaction or series of related transactions for which the Borrower or its Restricted Subsidiaries receive aggregate consideration of less than $100,000,000; (ii) a transfer of assets or Equity Interests between or among the Borrower and its Restricted Subsidiaries and/or between Restricted Subsidiaries; (iii) an issuance of Equity Interests by a Restricted Subsidiary to the Borrower or to a Restricted Subsidiary; (iv) the sale or lease of products or services (including power, capacity, energy, ancillary services, and other products or services, or the sale of any other inventory or contracts related to any of the foregoing (in each case, whether in physical, financial or any other form), or fuel or emission credits) and any sale or other disposition of damaged, worn-out or obsolete assets; (v) the sale or discount, in each case without recourse, of accounts receivable, but only in connection with the compromise or collection thereof; (vi) the licensing of intellectual property; (vii) the sale, lease, conveyance or other disposition for value of energy, fuel or emission credits or contracts for any of the foregoing; (viii) the sale or other disposition of cash or Cash Equivalents; (ix) a Restricted Payment that does not violate Section 6.06 or a Permitted Investment; (x) to the extent allowable under Section 1031 of the Tax Code, any exchange of like property (excluding any “boot” thereon) for use in a Permitted Business; (xi) a disposition of assets in connection with a foreclosure, transfer or deed in lieu of foreclosure or other exercise of remedial action; (xii) any sale and leaseback transaction that is a Permitted Tax Lease; and (xiii) any disposition of Securitization Assets for Fair Market Value in connection with any Securitization, provided that the Third Party Securities issued in connection therewith shall not exceed the amount permitted by Section 6.01(xxi).
30 “Asset Sale Offer” shall have the meaning assigned to such term in Section 6.04(e).
31 “Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 9.04), substantially in the form of Exhibit B or such other similar form as shall be approved by the Administrative Agent.
32 “Attributable Debt” in respect of a sale and leaseback transaction shall mean, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
33 “BANA” shall have the meaning assigned to such term in the preamble.
34 “Barclays” shall have the meaning assigned to such term in the preamble.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
35 “Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
36 “Bankruptcy Law” shall mean Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, or any similar federal or state or other law for the relief of debtors.
“Baseline Sustainability Amount” shall mean (a) in the case of the Greenhouse Gas Emission Amount, (i) 46 million mTCO₂e (as contained in the 2018 Baseline Sustainability Report) or (ii) if applicable, the most recent Pro Forma Greenhouse Gas Emission Amount as certified by the Borrower pursuant to Section 5.04(e), and (b) in the case of the Revenue Carbon Intensity, 4,628 mTCO₂e/$M (as contained in the 2018 Baseline Sustainability Report). For the avoidance of doubt, the Borrower is under no obligation to update the Pro Forma Greenhouse

Gas Emission Amount between the delivery of annual Pricing Certificates pursuant to Section 5.04(e) and is under no obligation to advise of changes to the Baseline Sustainability Amount as a result of a business change throughout the year.

37  “Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
38 “Benefit Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Tax Code or Section 302 of ERISA, and which is maintained, sponsored or contributed to by the Borrower or any ERISA Affiliate or with respect to which the Borrower otherwise has any liability.
39 “BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
40  “BNPP” shall have the meaning assigned to such term in the preamble.
41 “Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
42 “Board of Directors” shall mean (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the board of directors of the general partner of the partnership; (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.
43 “Borrower” shall have the meaning assigned to such term in the preamble.
44 “Borrowing” shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.
45 “Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.
46 “Breakage Event” shall have the meaning assigned to such term in Section 2.16.
47  “Business Day” shall mean any day other than a Saturday, Sunday or day on which commercial banks in New York City are authorized or required by law to close; provided, however, that, when used in connection with a Eurodollar Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
48 “Capital Lease Obligation” shall mean, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
49 “Capital Stock” shall mean (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
50 “Cash Collateralized Letter of Credit Facilities” shall mean one or more cash collateralized letter of credit facilities provided by one or more LC Issuers to the Funded L/C SPV after the Closing Date.
51 “Cash Equivalents” shall mean:
(a) United States dollars, Euros, any other currency of countries members of the Organization for Economic Co-operation and Development or, in the case of any Foreign Subsidiary, any local currencies held by it from time to time;
(b) (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) and (ii) debt obligations issued by the Government National Mortgage Association, Farm Credit System, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Financing Corporation and Resolution Funding Corporation, in each case, having maturities of not more than 12 months from the date of acquisition;
(c) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any commercial bank having capital and surplus in excess of $500,000,000;
(d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;
(e) commercial paper and auction rate securities having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within 12 months after the date of acquisition;
(f) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof, in either case having one of the two highest rating categories obtainable from either Moody’s or S&P; and
(g) money market funds that invest primarily in securities described in clauses (a) through (f) of this definition.
52 “Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date adopted, issued, promulgated, implemented or enacted.
53 “Change of Control” shall mean the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Borrower or any of its Restricted Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan); (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower; (c) the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as defined above), other than a corporation owned directly or indirectly by the stockholders of the Borrower in substantially the same proportion as their ownership of stock of the Borrower prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower, measured by voting power rather than number of shares; or (d) the first day on which a majority of the members of the Board of Directors of the Borrower are not Continuing Directors.
54 “Charges” shall have the meaning assigned to such term in Section 9.09.
55 “Class”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, New Revolving Loans, Refinancing Revolving Loans, Term Loans, New Term Loans, Refinancing Term Loans or Swingline Loans, and, when used in reference to any Commitment, shall refer to whether such Commitment is a Revolving Commitment, New Revolving Commitment, Refinancing Revolving Commitment, Term Commitment, New Term Commitment, Refinancing Term Commitment or Swingline Commitment. For the avoidance of doubt, any Loans or Commitments created pursuant to a Permitted Amendment shall constitute a separate Class.
56 “Class A Membership Units” shall mean the class of membership interests of the Funded L/C SPV consisting of Class A membership interests pursuant to and in accordance with the operating agreement of the Funded L/C SPV, which shall be substantially the same as that certain Operating Agreement of NRG LC Facility Company LLC, dated as of June 30, 2010.
57 “Closing Date” shall mean June 30, 2016.
58 “CNA” shall have the meaning assigned to such term in the preamble.
59 "Co-Managers" shall mean Commerzbank AG New York Branch, KeyBank Capital Markets Inc. and CIT Bank, N.A.,

60 “Collateral” shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, other than the Excluded Assets.
61 “Collateral Agent” shall have the meaning assigned to such term in the preamble.
62 “Collateral Reinstatement Date” shall have the meaning assigned to such term in Section 9.25.
63 “Collateral Reinstatement Event” shall mean, after a release of Collateral as provided for in Section 9.25(a), that (a) the most recently announced rating by at least two of the Rating Agencies with respect to the Borrower’s senior, unsecured, non-credit enhanced, long-term debt securities (considering, if any Rating Agency shall have issued more than one such public rating with respect to the Borrower’s senior, unsecured, non-credit enhanced, long-term debt securities, the lowest such public rating issued by such Rating Agency) shall not be an Investment Grade Rating, (b) the most recently announced rating by at least two of the Rating Agencies with respect to the Borrower’s Obligations in respect of the Revolving Loans shall not be an Investment Grade Rating, or at least two of the Rating Agencies shall have ceased to publish a rating with respect to the Borrower’s Obligations in respect of the Revolving Loans or (c) the Borrower notifies the Administrative Agent in writing that it has elected to terminate the Collateral Suspension Period.
64 “Collateral Release Date” shall have the meaning assigned to such term in Section 9.25.
65 “Collateral Release Event” shall mean the satisfaction of each of the following conditions:
66 (a) (i) the senior, unsecured, non-credit enhanced, long-term debt securities of the Borrower, if the Borrower has any such securities outstanding, receive an Investment Grade Rating from at least two of the Rating Agencies (considering, if any Rating Agency shall have issued more than one such public rating with respect to the Borrower’s senior, unsecured, non-credit enhanced, long-term debt securities, the lowest such public rating issued by such Rating Agency) and (ii) the Obligations of the Borrower in respect of the Revolving Loans receive an Investment Grade Rating from at least two of the Rating Agencies after giving effect to the proposed release of Collateral pursuant to Section 9.25;
67 (b) all Term Loans and New Term Loans outstanding on the Fourth Amendment Effective Date shall have been in paid in full;
68 (c) all Liens securing the obligations in respect of the Senior Secured Notes shall be released substantially concurrently with the release of Liens securing the Guaranteed Obligations on the applicable Collateral Release Date; and
69 (d) no Event of Default shall have occurred and be continuing.
70 “Collateral Release Period” shall mean a period commencing on any Collateral Release Date and ending upon the occurrence of a Collateral Reinstatement Date.
71 “Collateral Trust Agreement” shall mean the Second Amended and Restated Collateral Trust Agreement, dated as of the July 1, 2011, among the Borrower, each Subsidiary Guarantor, the Collateral Trustee and the other parties thereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
72 “Collateral Trustee” shall mean Deutsche Bank Trust Company Americas, acting as collateral trustee under the Collateral Trust Agreement, or its successors appointed in accordance with the terms thereof.
73 “Commitment” shall mean, with respect to any Lender and as of any date of determination, such Lender’s Revolving Commitment, New Revolving Commitment, Refinancing Revolving Commitment, Term Commitment, New Term Commitment, Refinancing Term Commitment or Swingline Commitment as of such date.
74 “Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
75 “Commodity Hedging Agreements” shall mean the Existing Commodity Hedging Agreements and any other agreement (including each confirmation entered into pursuant to any master agreement) providing for swaps, caps, collars, puts, calls, floors, futures, options, spots, forwards, power purchase or sale agreements, fuel purchase or sale agreements, emissions credit purchase or sales agreements, power transmission agreements, fuel transportation agreements, fuel storage agreements, netting agreements, commercial or trading agreements, weather derivatives agreements, each with respect to, or involving the purchase, transmission, distribution, sale, lease or hedge of, any energy, generation capacity or fuel, or any other energy or weather related commodity, service or risk, price or price indices for any such commodities, services or risks or any other similar derivative agreements, any renewable energy credits, carbon emission credits and any other “cap and trade” related credits, assets or attributes with an economic value and any other similar agreements, entered into by the Borrower or any Restricted Subsidiary, in each case under this definition, in the ordinary course of business, or otherwise consistent with Prudent Industry Practice in order to manage fluctuations in the price or availability to the Borrower or any Restricted Subsidiary of any commodity and/or manage the risk of adverse or unexpected weather conditions.
76 “Commodity Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under a Commodity Hedging Agreement.
77 “Communications” shall mean each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating this Agreement, the other Loan Documents, any Loan Party or its Affiliates, or the transactions contemplated by this Agreement or the other Loan Documents including all Approved Electronic Communications.
78 “Concurrent Cash Distributions” shall have the meaning assigned to such term in the definition of “Investments.”
79 “Consolidated Cash Flow” shall mean, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(a) an amount equal to any extraordinary loss (including any loss on the extinguishment or conversion of Indebtedness); plus

(b) any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (without giving effect of the threshold provided in the definition thereof), to the extent such losses were deducted in computing such Consolidated Net Income; plus
(c) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
(d) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
(e) any expenses or charges related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred under this Agreement including a refinancing thereof (whether or not successful), including such fees, expenses or charges related to the offering of the Senior Notes, the Senior Secured Notes and this Agreement, and deducted in computing Consolidated Net Income; plus
(f) any professional and underwriting fees related to any equity offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Agreement and, in each case, deducted in such period in computing Consolidated Net Income; plus
(g) the amount of any minority interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests); plus
(h) any non cash gain or loss attributable to Mark-to-Market Adjustments in connection with Hedging Obligations; plus
(i) without duplication, any writeoffs, writedowns or other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus
(j) all items classified as infrequent, unusual or nonrecurring non-cash losses or charges (including severance, relocation and other restructuring costs), and related tax effects according to GAAP to the extent such non-cash charges or losses were deducted in computing such Consolidated Net Income; plus
(k) depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus
(l) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; in each case, on a consolidated basis and determined in accordance with GAAP; minus
(m) interest income for such period;

provided, however, that Consolidated Cash Flow of the Borrower will exclude the Consolidated Cash Flow attributable to (i) Excluded Subsidiaries to the extent that the declaration or payment of dividends or similar distributions by the Excluded Subsidiary of that Consolidated Cash Flow is not, as a result of an Excluded Subsidiary Debt Default, then permitted by operation of the terms of the relevant Excluded Subsidiary Debt Agreement (provided that the Consolidated Cash Flow of the Excluded Subsidiary will only be so excluded for that portion of the period during which the condition described in the preceding proviso has occurred and is continuing), (ii) for purposes of Section 6.06 only, Excluded Project Subsidiaries, except to the extent of any dividends, distributions or other returns in respect of any Investments in any Excluded Project Subsidiary, in each case, paid in cash to the Borrower or a Restricted Subsidiary that is not an Excluded Project Subsidiary and (iii) for purposes of Sections 6.11 and 6.12 only, Excluded Subsidiaries and Unrestricted Subsidiaries, except to the extent (and solely to the extent) actually distributed in cash to the Borrower or any Subsidiary Guarantor.
80 “Consolidated First Lien Leverage Ratio” shall mean, on any date (for purposes of this definition, the “Calculation Date”), the ratio of (a) Total First Lien Debt on such date to (b) Consolidated Cash Flow of the Borrower for the period of four consecutive fiscal quarters most recently ended on or prior to such date. For purposes of making the computation referred to above:
(i) Investments and acquisitions that have been made by the Borrower or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Borrower or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;
(ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(iii) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four‑quarter reference period; and
(iv) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four‑quarter reference period.
81 “Consolidated Interest Coverage Ratio” shall mean, on any date (for purposes of this definition, the “Calculation Date”), the ratio of (a) Consolidated Cash Flow of the Borrower for the period of four consecutive fiscal quarters most recently ended on or prior to such date to (b) Consolidated Interest Expense for the period of four consecutive fiscal quarters most recently ended on or prior to such date. For purposes of making the computation referred to above:
(i) Investments and acquisitions that have been made by the Borrower or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Borrower or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;
(ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(iii) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four‑quarter reference period; and
82 any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four‑quarter reference period.
83 “Consolidated Interest Expense” shall mean, for any period, the consolidated cash interest expense of the Borrower and its Restricted Subsidiaries (other than Excluded Project Subsidiaries) for such period, whether paid or accrued (including the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to interest rate Hedging Obligations, but not including amortization of original issue discount and other non-cash interest payments), net of cash interest income; provided, however, that Consolidated Interest Expense of the Borrower and its Restricted Subsidiaries will, for purposes of Section 6.11 only, exclude, in the case of the Funded L/C SPV only, (a) cash interest expense (including all commissions, discounts and other fees and charges owed by the Funded L/C SPV with respect to letters of credit and bankers’ acceptance financing) attributable to Cash Collateralized Letter of Credit Facilities and (b) cash interest expense attributable to the aggregate amount on deposit at any time in the Funded L/C Collateral Accounts. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Restricted Subsidiary (other than an Excluded Project Subsidiary and, for purposes of Section 6.11 only, the Funded L/C SPV) with respect to any interest rate hedging agreements.
84 “Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
(a) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions (including pursuant to other intercompany payments but excluding Concurrent Cash Distributions) paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;
(b) for purposes of Sections 6.06, 6.11 and 6.12 only, the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
(c) the cumulative effect of a change in accounting principles will be excluded;
(d) any net after-tax non-recurring or unusual gains, losses (less all fees and expenses relating thereto) or other charges or revenue or expenses (including relating to severance, relocation and one-time compensation charges) shall be excluded;
(e) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded, whether under Financial Accounting Standards Board Statement No. 123R, “Accounting for Stock-Based Compensation” or otherwise;
(f) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;
(g) any gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions (other than asset dispositions in the ordinary course of business) shall be excluded; and
(h) any impairment charge or asset write-off pursuant to Financial Accounting Statement No. 142 and No. 144 or any successor pronouncement shall be excluded.
85 “Consolidated Net Tangible Assets” shall mean the total consolidated assets of the Borrower and its Restricted Subsidiaries, less the sum of goodwill and other intangible assets, in each case determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower.
86 “Consolidated Total Net Leverage Ratio” shall mean, on any date (for purposes of this definition, the “Calculation Date”), the ratio of (a) Total Net Debt on such date to (b) Consolidated Cash Flow of the Borrower for the period of four consecutive fiscal quarters most recently ended on or prior to such date. For purposes of making the computation referred to above:
(i) Investments and acquisitions that have been made by the Borrower or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Borrower or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;
(ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(iii) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four‑quarter reference period; and

(iv) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four‑quarter reference period.
87  “Continuing Director” shall mean, as of any date of determination, any member of the Board of Directors of the Borrower who (a) was a member of such Board of Directors on the Closing Date; or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
88 “Contribution Indebtedness” shall mean Indebtedness of the Borrower in an aggregate principal amount not to exceed two times the aggregate amount of cash received by the Borrower after the Issue Date from the sale of its Equity Interests (other than Disqualified Stock) or as a contribution to its common equity capital (in each case, other than to or from a Subsidiary); provided that such Indebtedness (a) is incurred within 180 days after the sale of such Equity Interests or the making of such capital contribution and (b) is designated as “Contribution Indebtedness” pursuant to an Officers’ Certificate on the date of its incurrence. Any sale of Equity Interests or capital contribution that forms the basis for an incurrence of Contribution Indebtedness will not be considered to be a sale of Qualifying Equity Interests and will be disregarded for purposes of Section 6.06.
89 “Control Agreement” shall mean each Control Agreement to be executed and delivered by each Loan Party and the other parties thereto, as required by the applicable Loan Documents as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
90  “Counterparty Account” shall mean any Deposit Account, Securities Account or Commodities Account (and all cash, Cash Equivalents and other securities or investments substantially comparable to Cash Equivalents therein) pledged to or deposited with the Borrower or any Restricted Subsidiary as cash collateral posted or deposited by a contract counterparty (including a counterparty in respect of Commodity Hedging Obligations) to or for the benefit of the Borrower or any Restricted Subsidiary, in each case, only for so long as such account (and amounts therein) represents a security interest (including as a result of an escrow arrangement) in favor (and not an ownership interest in the amounts therein) of the Borrower or the applicable Restricted Subsidiary.
91 “Covered Entity” shall mean any of the following:
(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
92  “Credit Event” shall have the meaning assigned to such term in Section 4.01.
93 “Credit Facilities” shall mean (a) one or more debt facilities (including the debt facilities provided under this Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, credit-linked deposits (or similar deposits) receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit and (b) debt securities sold to institutional investors, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
94 “CS” shall have the meaning assigned to such term in the preamble.
95 “Cure Amount” shall have the meaning provided in Article VII.
96 “Cure Right” shall have the meaning provided in Article VII.
97 “DB” shall have the meaning assigned to such term in the preamble.
98 “Debt to Cash Flow Ratio” shall mean, as of any date of determination (for purposes of this definition, the “Calculation Date”), the ratio of (a) the Indenture Total Debt of the Borrower as of such date to (b) the Consolidated Cash Flow of the Borrower for the four most recent full fiscal quarters ending immediately prior to such date for which financial statements are publicly available. For purposes of making the computation referred to above:
(i) Investments and acquisitions that have been made by the Borrower or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Borrower or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;
(ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(iii) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four‑quarter reference period;
(iv) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four‑quarter reference period; and
(v) the Consolidated Cash Flow attributable to Excluded Project Subsidiaries will be excluded for purposes of all calculations required by this definition.
99 “Default” shall mean any event or condition which upon notice, lapse of time (pursuant to Article VII) or both would constitute an Event of Default.
100 “Defaulting Lender” shall mean, at any time, subject to the last paragraph of Section 2.26, any Lender that, at such time, has (a) failed to (i) pay any amount required to be paid by such Lender to any Issuing Bank under this Agreement (beyond any applicable cure period), (ii) fund any portion of its Loans (unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and, if available to such Lender, supported by reasonable background information provided by such Lender) has not been satisfied), its participations in Letters of Credit or Swingline Loans or (iii) pay over to the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender, in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified and, if available to such Lender, supported by reasonable background information provided by such Lender) a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, any Issuing Bank or the Swingline Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit or Swingline Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent, such Issuing Bank or the Swingline Lender of such written certification, or (d) (i) taken any action or become the subject of a Lender Insolvency Event with respect to such Lender or its Parent Company or (ii) has, or has a Parent Company that has, become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender pursuant to this clause (d) solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or its Parent Company by a Governmental Authority or agency thereof; provided, further, that none of the reallocation of funding obligations provided for in Section 2.26 as a result of a Lender’s being a Defaulting Lender, the performance by the other Lenders of such reallocated funding obligations or the cash collateralization of a Defaulting Lender’s Revolving L/C Exposure provided for in Section 2.26 will by itself cause the relevant Defaulting Lender to cease to be a Defaulting Lender. A determination, if any, by the Administrative Agent (it being understood and agreed that (A) the Administrative Agent may, but shall be under no obligation to, make any such determination and (B) a determination by the Administrative Agent shall not be required for a Lender to become a Defaulting Lender if the requirements of this definition are otherwise satisfied) that a Lender is a Defaulting Lender under any of clauses (a) through and including (d) above will be conclusive and binding absent manifest error, and, if any such a determination is made, such Lender shall be deemed to be a Defaulting Lender (subject to the last paragraph of Section 2.26) upon notification of such determination by the Administrative Agent to the Borrower, the Issuing Bank, the Swingline Lender and the Lenders.
101 “Default Right” shall have the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
102  “Deposit Account” shall have the meaning assigned to such term in the UCC.
103 “Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by the Borrower or any Person who is an Affiliate of the Borrower as a result of the Borrower’s ownership of Equity Interests in such Person in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by a Financial Officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.
104 “Discount Range” shall have the meaning assigned to such term in Section 2.12(e)(ii).

105 “Discounted Purchase Option Notice” shall have the meaning assigned to such term in Section 2.12(e)(ii).
106 “Discounted Voluntary Purchase” shall have the meaning assigned to such term in Section 2.12(e)(i).
107 “Discounted Voluntary Purchase Notice” shall have the meaning assigned to such term in Section 2.12(e)(v).
108 “Disqualified Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Latest Maturity Date of all Classes of Loans or Commitments. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.06. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
109  “dollars” or “$” shall mean lawful money of the United States of America, except when expressly used in reference to the lawful money of another country.
110 “Domestic Subsidiary” shall mean any Restricted Subsidiary that was formed under the laws of the United States of America or any state of the United States of America or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Borrower.
111  “Easement” shall have the meaning assigned to such term in Section 3.07.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
112 “EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

113 “Environmental CapEx Debt” shall mean Indebtedness of the Borrower or its Restricted Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.
114 “Environmental Capital Expenditures” shall mean capital expenditures deemed necessary by the Borrower or its Restricted Subsidiaries to comply with Environmental Laws.
115 “Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances and codes, and legally binding decrees, judgments, directives and orders (including consent orders), in each case, relating to protection of the environment, natural resources, occupational health and safety, climate change or the presence, Release of, or exposure to, hazardous materials, substances or wastes, or the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of, or the arrangement for such activities with respect to, hazardous materials, substances or wastes.
116 “Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) non‑compliance with any Environmental Law, (b) the generation, manufacture, processing, distribution, recycling, use, handling, transportation, storage, treatment or disposal of, or the arrangement of such activities with respect to, any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials at or from any location or (e) any contract or agreement pursuant to which liability is assumed, imposed or covered by an indemnity with respect to any of the foregoing.
117 “Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
118 “ERCOT” shall mean the Electric Reliability Council of Texas or any other entity succeeding thereto.
119 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.
120 “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Tax Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Tax Code, is treated as a single employer under Section 414 of the Tax Code.
121 “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Benefit Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Benefit Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Tax Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Tax Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan or the withdrawal or partial withdrawal of the Borrower or any ERISA Affiliate from any

Benefit Plan or Multiemployer Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Benefit Plan or to appoint a trustee to administer any Benefit Plan; (f) the adoption of any amendment to a Benefit Plan that would require the provision of security pursuant to Section 401(a)(29) of the Tax Code or Section 307 of ERISA; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
122 “Eurodollar”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
123 “Event of Default” shall have the meaning assigned to such term in Article VII.
124 “Excess Proceeds” shall have the meaning assigned to such term in Section 6.04(e).
125 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
126 “Excluded Assets” shall mean:
(i) (a) any lease, license, contract, property right or agreement to which any Loan Party is a party or any of such Loan Party’s rights or interests thereunder if and only for so long as the grant of a security interest therein under the Security Documents shall constitute or result in a breach, termination or default or invalidity under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided that such lease, license, contract, property right or agreement shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer exist and/or (b) any property if and only for so long as the grant of a security interest therein under the Security Documents shall be prohibited or rendered ineffective under any Applicable Law adopted, issued, promulgated, implemented or enacted, in each case, after the Closing Date (other than to the extent any such Applicable Law would be rendered ineffective pursuant to Section 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided that such property shall be an Excluded Asset only to the extent and for so long as the prohibition specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such prohibition shall no longer exist;
(ii) any interests in real property owned or leased by any Loan Party only for so long as such interest represents an Excluded Perfection Asset;
(iii) any Equity Interests in, and any assets of, any Excluded Project Subsidiary and any voting Equity Interests in excess of 66% (or, in the case of NRGenerating International BV, 65%) of the total outstanding voting Equity Interests in any Excluded Foreign Subsidiary; provided that, notwithstanding anything herein to the contrary, the Equity Interests in the Funded L/C SPV that are owned directly or indirectly by the Borrower shall not be Excluded Assets;
(iv) any Deposit Account, Securities Account or Commodities Account (and all cash, Cash Equivalents and other securities or investments substantially comparable to Cash Equivalents and Commodity Contracts (as defined in the UCC) held therein) if and only for so long as such Deposit Account, Securities Account or Commodities Account is subject to a Lien permitted under clause (b) of the definition of “Permitted Liens” other than any such permitted Lien held by the Collateral Trustee pursuant to and in accordance with the Collateral Trust Agreement; provided that, for the avoidance of doubt and notwithstanding anything in the Loan Documents to the contrary, the Funded L/C Collateral Accounts and all cash, Cash Equivalents, other securities or investments substantially comparable to Cash Equivalents and other funds and investments held therein and the proceeds thereof shall be Excluded Assets for all purposes under the Loan Documents;
(v) [reserved];
(vi) [reserved];
(vii) the Equity Interests in, and all properties and assets of, NRG Latin America Inc.;
(viii) any Equity Interest of a Person or Project Interest held by any Loan Party if and for so long as the pledge thereof under the Security Documents shall constitute or result in a breach, termination or default under any joint venture, stockholder, membership, limited liability company, partnership, owners, participation, shared facility or other similar agreement between such Loan Party and one or more other holders of Equity Interests of such Person or Project Interest (other than any such other holder who is the Borrower or a Subsidiary thereof); provided that such Equity Interest shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer exist;
(ix) any Counterparty Account, and any cash, Cash Equivalents and/or other securities or investments substantially comparable to Cash Equivalents, and other funds and investments held therein and the proceeds thereof, received from a contract counterparty (including a counterparty in respect of Commodity Hedging Obligations) (collectively, the “Counterparty Cash”) but only to the extent that any agreements governing the underlying transactions with a contract counterparty (including a counterparty in respect of Commodity Hedging Obligations) pursuant to which any such Counterparty Cash was received provide that the pledging of, or other granting of any Lien in, the relevant Counterparty Cash as collateral for the Obligations of the Borrower or a Subsidiary Guarantor under the Loan Documents shall constitute or result in a breach, termination, default or invalidity under any such agreement, provided, however, that such Counterparty Cash shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall exist, and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer exist; and provided, further, that any Lien the Borrower or any Subsidiary Guarantor may have in any such Counterparty Cash shall not be deemed to be an Excluded Asset under this clause (ix) and such Lien shall follow and be treated as part of the underlying agreement (including any Commodity Hedging Obligations) which agreement (including any Commodity Hedging Obligations) shall (to the extent applicable) be subject to the terms and conditions of clause (i) of this definition;
(x) any Account of NRG Power Marketing solely to the extent that (a) such Account relates to the sale by NRG Power Marketing of power or capacity that was purchased by NRG Power Marketing from an Excluded Project Subsidiary and (b) the grant of a security interest in such Account under the Security Documents shall constitute or result in a breach, termination or default under any agreement or instrument governing the applicable Non-Recourse Debt of such Subsidiary (as such agreement or instrument was in effect on the Original Closing Date);
(xi) the working capital account of Camas Power Boiler Inc. and any trust, fiduciary, cash collateral or regulatory or contractually restricted deposit or securities account of Energy Protection Insurance Company (Vermont) but only to the extent that any agreements governing such deposit or securities account provide that the pledging of, or other granting of any Lien in, the relevant deposit or securities account, and any cash, Cash Equivalents and/or other securities or investments substantially comparable to Cash Equivalents, and other funds and investments held therein and the proceeds thereof, as collateral for the Obligations of the Borrower or a Subsidiary Guarantor under the Loan Documents shall constitute or result in a breach, termination, default or invalidity under any such agreement, provided, however, that such deposit or securities account shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall exist, and shall cease to be an Excluded Asset pursuant to this clause (xi) and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer exist (unless otherwise constituting an Excluded Asset); and provided, further, that any Lien the Borrower or any Subsidiary Guarantor may have in any such deposit or securities account shall not be deemed to be an Excluded Asset under this clause (xi) and such Lien shall follow and be treated as part of the underlying agreement which agreement shall (to the extent applicable) be subject to the terms and conditions of clause (i) of this definition;
(xii) all properties and assets of the Borrower or any of its Restricted Subsidiaries (other than Equity Interests) secured by Indebtedness permitted by Section 6.01(b)(iv) or, at the election of the Borrower pursuant to an Officer’s Certificate delivered to the Administrative Agent and the Collateral Trustee, Indebtedness with respect to Tax-Exempt Bonds permitted under Section 6.01 in an aggregate principal amount at any time outstanding not to exceed $500,000,000 that is secured by a Permitted Lien only on the Facility with respect to which such Tax-Exempt Bonds shall relate (and related assets of the obligor thereunder) and not by any Collateral, in each case, so long as the granting of a Lien in favor of the Secured Parties would constitute or result in a breach, termination or default under any agreement or instrument governing such applicable Indebtedness permitted by Section 6.01(b)(iv) or such Indebtedness with respect to Tax-Exempt Bonds permitted under Section 6.01, as the case may be, and such properties or assets shall cease to be Excluded Assets once such prohibition ceases to exist and shall immediately and automatically become subject to the security interest granted under the Security Documents;

(xiii) any other property and assets (a) that have been designated as Excluded Assets in reliance on this clause (xiii) prior to the Fourth Amendment Effective Date and/or (b) designated as Excluded Assets to the Administrative Agent in writing by the Borrower on or after the Fourth Amendment Effective Date which shall not have, when taken together with all other property and assets that constitute Excluded Assets at the relevant time of determination by virtue of the operation of this clause (xiii), (b) a Fair Market Value determined as of the date of such designation as an Excluded Asset exceeding $750,000,000 in the aggregate at any time outstanding (the “General Excluded Assets Basket”) (it being understood, however, that for the avoidance of doubt, in respect of any Excluded Asset designated as such prior to such date of determination, the Fair Market Value of such previously designated Excluded Assets shall be the same as the Fair Market Value initially assigned to such assets) (and, to the extent that the Fair Market Value thereof shall exceed $750,000,000 in the aggregate, such property or assets shall cease to be an Excluded Asset to the extent of such excess Fair Market Value and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such amount is exceeded); for the avoidance of doubt, at any time the Borrower elects to have an Excluded Asset become part of the Collateral and cease to be an Excluded Asset, or at any time an Excluded Asset becomes an asset of an Unrestricted Subsidiary, an Excluded Project Subsidiary or an Excluded Foreign Subsidiary, or is sold or otherwise disposed of to a third party that is not a Subsidiary in accordance with the terms hereof, the Fair Market Value (as determined as of the date of such designation as an Excluded Asset) of any such asset shall not be taken into account for purposes of determining compliance with the General Excluded Assets Basket and an amount equal to the Fair Market Value of such asset (as determined as of the date of such designation as an Excluded Asset) will become available under the General Excluded Assets Basket for use by the Borrower pursuant to this clause (xiii);
(xiv) any Intellectual Property (as defined in the Guarantee and Collateral Agreement) if and to the extent a grant of a security interest therein will result in the loss, abandonment or termination of any material right, title or interest in or to such Intellectual Property (including United States intent-to-use trademark or service mark applications); provided, however, that such Intellectual Property shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer exist;
(xv) upon the sale of such assets to a Securitization Vehicle in accordance with the provisions of this Agreement, the Securitization Assets and, in the event that the pledge of any Sellers’ Retained Interest in respect of any such Securitization Vehicle shall be prohibited by the governing documentation with respect to the applicable Securitization (after the Borrower or the applicable Restricted Subsidiary shall have used its commercially reasonable efforts to avoid such prohibition in such governing documentation), such Sellers’ Retained Interest;
(xvi) payments in respect of Securitization Assets, while such amounts are in a lockbox, collateral account or similar account established pursuant to a Securitization to receive collections of Securitization Assets; and
(xvii) unless otherwise elected by the Borrower in its discretion and designated by the Borrower to the Administrative Agent in writing, (a) the Equity Interests owned by the Borrower or any of its Restricted Subsidiaries in and all properties and assets of each of the following Subsidiaries: (1) NRG Harrisburg Cooling LLC and (2) Camas Power Boiler Limited Partnership and (b)(1) the leasehold interest of Middletown Power LLC to GenConn Middletown LLC and (2) the leasehold interest of Devon Power LLC to GenConn Devon LLC.
127  “Excluded Foreign Subsidiary” shall mean, at any time, any Foreign Subsidiary that is a Restricted Subsidiary and that is (or is treated as) for United States federal income tax purposes either (a) a corporation or (b) a pass-through entity owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) a corporation. The Excluded Foreign Subsidiaries on the Fourth Amendment Effective Date are set forth on Schedule 1.01(a).
128 “Excluded Information” shall have the meaning assigned to such term in Section 2.12(e).
129 “Excluded Perfection Assets” shall mean any property or assets that (i) do not have a Fair Market Value at any time exceeding $50,000,000 (or, if such property or asset is a Deposit Account or Securities Account, $10,000,000) individually or $100,000,000 in the aggregate in which a security interest cannot be perfected by the filing of a financing statement under the UCC of the relevant jurisdiction or, in the case of Equity Interests, either the filing of a financing statement under the UCC of the relevant jurisdiction or the possession of certificates representing such Equity Interests, (ii) constitute leasehold interests of the Borrower or any of its Restricted Subsidiaries in real property (other than any real property constituting a Facility), (iii) constitute any Deposit Account that is a “zero-balance” account (as long as (x) the balance in such “zero balance” account does not exceed at any time the applicable threshold described in clause (i) above for a period of 24 consecutive hours or more (except during days that are not Business Days) and (y) all amounts in such “zero-balance” account shall either be swept on a daily basis (except on days that are not Business Days) into another Deposit Account that does not constitute an Excluded Perfection Asset or used for third party payments in the ordinary course of business), (iv) constitute motor vehicles and other assets subject to certificates of title to the extent a Lien thereupon cannot be perfected by the filing of a UCC financing statement and (v) constitute Intellectual Property over which a Lien is required to be perfected by actions in any jurisdiction other than the United States. To the extent that the Fair Market Value of any such property or asset exceeds $50,000,000 (or, if such property or asset is a Deposit Account or Securities Account, $10,000,000) individually, such property or asset shall cease to be an Excluded Perfection Asset and, to the extent that the Fair Market Value of such property or assets shall exceed $100,000,000 in the aggregate at any time, such property or assets shall cease to be Excluded Perfection Assets to the extent of such excess Fair Market Value.
130 “Excluded Proceeds” shall mean (a) any Net Proceeds of an Asset Sale involving (i) the sale of up to $300,000,000 in the aggregate received since the Closing Date from one or more Asset Sales of Equity Interests in, or property or assets of, any Foreign Subsidiaries or any Foreign Subsidiary Holding Company and (ii) the sale of up to $50,000,000 of assets per year, in either event if and to the extent such Net Proceeds are designated by a Responsible Officer of the Borrower as Excluded Proceeds and (b) any Net Proceeds of a Specified Asset Sale.
131 “Excluded Project Subsidiary” shall mean, at any time, any Restricted Subsidiary that (a) is an obligor (or, in the case of a Restricted Subsidiary of an Excluded Project Subsidiary that is such an obligor and is in a business that is related to the business of such Excluded Project Subsidiary that is such an obligor, is otherwise bound, or its property is subject to one or more covenants and other terms of any Non-Recourse Debt outstanding at such time, regardless of whether such Restricted Subsidiary is a party to the agreement evidencing the Non-Recourse

Debt (unless otherwise expressly elected by the Borrower in its sole discretion with respect to any such Subsidiaries)) with respect to any Non-Recourse Debt outstanding at such time, in each case if and for so long as the grant of a security interest in the property or assets of such Subsidiary, or the guarantee by such Subsidiary of the Obligations, or the pledge of the Equity Interests of such Subsidiary, in each case in favor of the Collateral Trustee, for the benefit of the Secured Parties, shall constitute or result in a breach, termination or default under the agreement or instrument governing the applicable Non-Recourse Debt; provided that such Subsidiary shall be an Excluded Project Subsidiary only to the extent that and for so long as the requirements and consequences above shall exist; or (b) is not an obligor with respect to any such Non-Recourse Debt as described in clause (a), but is designated by the Borrower as an Excluded Project Subsidiary under and in accordance with this Agreement; and provided, further, that the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the Subsidiary designated as an Excluded Project Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the provisions of Section 6.06 or under one or more clauses of the definition of Permitted Investments, as determined by the Borrower. The Excluded Project Subsidiaries on the Fourth Amendment Effective Date are set forth on Schedule 1.01(b).
132 “Excluded Subsidiary” shall mean (a) an Excluded Foreign Subsidiary, (b) an Excluded Project Subsidiary, (c) any other Subsidiary all of whose assets constitute Excluded Assets pursuant to the General Excluded Assets Basket, (d) the Funded L/C SPV, (e) any captive insurance Subsidiary, (f) any not-for-profit Subsidiary, (g) any Immaterial Subsidiary or (h) any special purpose vehicle, including any Securitization Vehicle. For the avoidance of doubt, it is understood and agreed that all assets of an Excluded Subsidiary acquired after the designation as such pursuant to clause (c) above, and for as long as such designation remains effective, shall be Excluded Assets.
133 “Excluded Subsidiary Debt Agreement” shall mean the agreement or documents governing the relevant Indebtedness referred to in the definition of “Excluded Subsidiary Debt Default.”
134 “Excluded Subsidiary Debt Default” shall mean, with respect to any Excluded Subsidiary, the failure of such Excluded Subsidiary to pay any principal or interest or other amounts due in respect of any Indebtedness, when and as the same shall become due and payable, or the occurrence of any other event or condition that results in any Indebtedness of such Excluded Subsidiary becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, lapse of time or both) the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.
135 “Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Banks and any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured in whole or in part by) each such Person’s net income by the United States of America (or any political subdivision thereof), or as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (or any political subdivision thereof), other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, this Agreement or any other Loan Document, or sold or assigned any interest in any Loan Document, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(a)), any United

States federal withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.20(a) (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Lender as a result of a Change in Law occurring after the time such Lender became a party to this Agreement shall not be an Excluded Tax), (c) any withholding Taxes attributable to such Recipient’s failure to comply with paragraphs (d) and (e) of Section 2.20 and (d) any United States federal withholding Taxes imposed under FATCA.
136 “Exempt Subsidiaries” shall mean, collectively, (i) the Excluded Project Subsidiaries and (ii) each of NRG Ilion LP LLC, NRG Ilion Limited Partnership, Meriden Gas Turbine LLC, LSP-Nelson Energy LLC, NRG Nelson Turbines LLC, NRG McClain LLC, NRG Audrain Holding LLC, NRG Audrain Generating LLC, NRG Peaker Finance Company LLC, NRG Rockford LLC, NRG Rockford Acquisition LLC, NRG SunCap LLC and its direct and indirect subsidiaries and NRG Bluewater Holdings LLC and its direct and indirect subsidiaries.
137  “Existing Commodity Hedging Agreements” shall mean (a) the Master Power Purchase and Sale Agreement and Cover Sheet dated as of July 21, 2004, the Confirmation thereunder dated as of July 21, 2004 and the Confirmation thereunder dated as of November 30, 2004, each between J. Aron & Company and NRG Texas Power LLC (as successor by merger), and any additional confirmations thereunder (as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the terms hereof and thereof, the “Goldman Sachs Hedge Agreement”) and (b) any other master agreement listed on Schedule 1.01(c), and any confirmations thereunder, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
138 “Existing Credit Agreement” shall have the meaning assigned to such term in the preamble.
139 “Existing Guarantee and Collateral Agreement” shall mean the Amended and Restated Guarantee and Collateral Agreement, dated as of July 1, 2011, among the Borrower, each Subsidiary Guarantor, Deutsche Bank Trust Company Americas, as collateral trustee, and the other parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date.
140 “Existing Indebtedness” shall mean Indebtedness of the Borrower and its Subsidiaries (other than the Indebtedness under the Senior Notes Documents) in existence on the Closing Date and set forth on Schedule 6.01, until such amounts are repaid.
141 “Existing Letter of Credit” shall have the meaning assigned to such term in Section 2.23(a).
142 “Existing Tax-Exempt Bonds” shall mean (a) the Industrial Development Revenue Bonds (NRG Energy, Inc. Project) Series 2012 issued by the City of Texas City Industrial Development Corporation, (b) the Exempt Facility Revenue Bonds (NRG Dunkirk Power Project) Series 2009 issued by the County of Chautauqua Industrial Development Agency, (c) the Industrial Development Revenue Bonds (NRG Energy, Inc. Project) Series 2012 issued by the Fort Bend County Industrial Development Corporation, (d) the Industrial Development Revenue Bonds (NRG Energy, Inc. Project) Series 2012B issued by the Fort Bend County Industrial Development Corporation, (e) the Exempt Facility Revenue Bonds (Indian River Power

LLC Project) Series 2010 issued by the Delaware Economic Development Authority and (f) the Recovery Zone Facility Bonds (Indian River Power LLC Project) issued by Sussex County, Delaware. The aggregate principal amount of the Existing Tax-Exempt Bonds as of the Fourth Amendment Effective Date is $466,000,000.
143 “Facility” shall mean a power or energy related facility.
144 “Fair Market Value” shall mean the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by a Responsible Officer of the Borrower.
145 “FATCA” shall mean Sections 1471 through 1474 of the Tax Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any Treasury Regulation promulgated thereunder, any published administrative guidance implementing such Sections or any agreement entered into pursuant to Section 1471(b)(1) of the Tax Code.
146 “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, if negative, the Federal Funds Effective Rate shall be deemed to be 0.00%.
147 “Fees” shall mean the Commitment Fees, the Administrative Agent’s Fees, the L/C Participation Fees, the Issuing Bank Fees and any fees payable pursuant to Section 2.12(d).
148 “FERC” shall mean the Federal Energy Regulatory Commission or its successor.
149 “Financial Officer” of any Person shall mean any of the chief executive officer, chief financial officer or treasurer (or if no individual shall have such designation, the Person charged by the Board of Directors of such Person (or a committee thereof) with such powers and duties as are customarily bestowed upon the individual with such designation) or the audit or finance committee of the Board of Directors of such Person.
150 “First Amendment” shall mean the First Amendment Agreement, dated as of January 24, 2017, among the Borrower, each Subsidiary Guarantor, the Administrative Agent and the Lenders party thereto.
151 “First Amendment Effective Date” shall have the meaning assigned to such term in the First Amendment.
152 “Fitch” means Fitch Ratings Inc. or any successor entity.
153 “Fixed Charge Coverage Ratio” shall mean with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person paid or payable in cash for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (for purposes of this definition, the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
154 In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(a) Investments and acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on the same pro forma basis;
(b) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(c) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
(d) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period;
(e) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period; and
(f) if any Indebtedness that is being incurred on the Calculation Date bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness).
If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto (including any Pro Forma Cost Savings) for such period as if such Investment, acquisition or disposition, or classification of such operation as discontinued had occurred at the beginning of the applicable four-quarter reference period.

155 “Fixed Charges” shall mean, with respect to any specified Person for any period, the sum, without duplication, of (a) the consolidated interest expense of such Person and its Restricted Subsidiaries (other than interest expense of any Excluded Subsidiary the Consolidated Cash Flow of which is excluded from the Consolidated Cash Flow of such Person pursuant to the definition of Consolidated Cash Flow hereof) for such period, whether paid or accrued, including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, plus (b) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, plus (c) any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon, plus (d) the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable in Equity Interests of the Borrower (other than Disqualified Stock) or to the Borrower or a Restricted Subsidiary, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, minus (e) interest income for such period.
156 “Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is incorporated or organized. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
157 “Foreign Subsidiary” shall mean any Restricted Subsidiary that is (a) not a Domestic Subsidiary or (b) a Foreign Subsidiary Holding Company.
158 “Foreign Subsidiary Holding Company” shall mean any Domestic Subsidiary that is a direct parent of one or more Foreign Subsidiaries and holds, directly or indirectly, no other assets other than Equity Interests (or Equity Interests and Indebtedness) of Foreign Subsidiaries and other de minimis assets related thereto.
159 “Fourth Amendment” shall mean the Fourth Amendment Agreement, dated as of May 28, 2019, among the Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Agent and the Lenders party thereto.
160 “Fourth Amendment Effective Date” shall have the meaning assigned to the term “Amendment Effective Date” in the Fourth Amendment.
161 “FPA” shall mean the Federal Power Act and the rules and regulations promulgated thereunder, as amended from time to time.
162 “FPA-Jurisdictional Subsidiary Guarantor” shall have the meaning assigned to such term in Section 3.23(b).
163 “FPA MBR Authorizations, Exemptions and Waivers” shall have the meaning assigned to such term in Section 3.23(b).

164 “Funded L/C Collateral Accounts” shall mean, collectively, one or more operating, certificates of deposits, securities accounts and/or investment accounts of, and established by, one or more LC Issuers (at the request of the Funded L/C SPV), which shall be blocked accounts in the name of the Funded L/C SPV and subject to the control of such applicable LC Issuer, in each case that shall cash collateralize obligations in respect of Cash Collateralized Letter of Credit Facilities.
165 “Funded L/C SPV” shall mean NRG LC Facility Company LLC, a Delaware limited liability company and a Subsidiary whose Equity Interests, other than any preferred interests owned by any LC Issuer or other Persons on behalf of, or at the request of, any LC Issuer in connection with Cash Collateralized Letter of Credit Facilities, are owned directly or indirectly by the Borrower or a newly established Domestic Subsidiary designated in writing by the Borrower as the successor thereto.
166 “Funded L/C SPV Contribution” shall mean each contribution by the Borrower of the cash proceeds of Revolving Loans made to the Borrower at any time after the Closing Date to the Funded L/C SPV as a contribution to the common Equity Interests of the Funded L/C SPV (or in exchange for common Equity Interests of the Funded L/C SPV), and the deposit by the Funded L/C SPV of such cash proceeds in one or more Funded L/C Collateral Accounts for the sole purpose of cash collateralizing the Funded L/C SPV’s obligations to one or more LC Issuers pursuant to and in accordance with the terms and provisions of Cash Collateralized Letter of Credit Facilities.
167 “Funded L/C SPV Guarantee” shall mean, in respect of any Cash Collateralized Letter of Credit Facility, the unsecured limited recourse Guarantee by the Borrower of the obligations of the Funded L/C SPV thereunder, which Guarantee shall be limited at all times to an aggregate amount not to exceed 15% of the aggregate amount of such Cash Collateralized Letter of Credit Facility.
168 “GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be considered a capital lease due to changes in the accounting treatment of leases under GAAP since the Closing Date (whether or not such lease was in effect on the Closing Date), then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the Closing Date and such lease shall not be considered a capital lease or otherwise constitute Indebtedness hereunder.
169 “General Excluded Assets Basket” shall have the meaning assigned to such term in the definition of Excluded Assets.
“GHG Protocol” shall mean the World Resources Institute/World Business Council for Sustainable Development Greenhouse Gas Protocol: A Corporate Accounting and Reporting Standard, Revised Edition.

170  “Goldman Sachs Hedge Agreement” shall have the meaning given to such term in clause (a) of the definition of “Existing Commodity Hedging Agreements.”

171 “Governmental Authority” shall mean any nation or government, any state, province, territory or other political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, or any governmental or non-governmental authority regulating the generation and/or transmission of energy, including ERCOT.
172 “Granting Lender” shall have the meaning assigned to such term in Section 9.04(j).
“Greenhouse Gas Emission Amount” shall mean the total annual carbon dioxide equivalents (CO2e) consisting of carbon dioxide (CO2), methane (CH4) and nitrous oxide (N2O), that constitute Scope 1 emissions (as defined in the GHG Protocol) from fuel combustion in boilers, turbines and engines used for the production of wholesale electric power at facilities owned or controlled by the Borrower and its Subsidiaries, measured in millions of metric tons (mTCO₂ e), as certified by the Borrower in the applicable Pricing Certificate.

173  “Guarantee” shall mean a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
174 “Guarantee and Collateral Agreement” shall mean the Second Amended and Restated Guarantee and Collateral Agreement, dated as of the Closing Date, among the Borrower, each Subsidiary Guarantor, the Collateral Trustee and the other parties thereto, as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
175 “Guaranteed Obligations” shall mean the Credit Agreement Borrower Obligations and the Guarantor Obligations in respect thereof, in each case as such terms are defined in the Guarantee and Collateral Agreement.
176 “Hazardous Materials” shall mean (a) any petroleum products or byproducts, coal ash, coal combustion by-products or waste, boiler slag, scrubber residue, flue desulfurization material, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radioactive materials, radioactive waste or radioactive byproducts, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.
177 “Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under (a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (b)(i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability, including but not limited to the Goldman Sachs Hedge Agreement; (ii) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.
178 “Immaterial Subsidiary” shall mean, at any time, any Restricted Subsidiary that is designated by the Borrower as an “Immaterial Subsidiary” if and for so long as such Restricted Subsidiary, together with all other Immaterial Subsidiaries, has (a) total assets at such time not exceeding 5.00% of the Borrower’s consolidated assets as of the most recent fiscal quarter for which balance sheet information is available and (b) total revenues and operating income for the most recent 12-month period for which income statement information is available not exceeding 5.00% of the Borrower’s consolidated revenues and operating income, respectively; provided that such Restricted Subsidiary shall be an Immaterial Subsidiary only to the extent that and for so long as all of the above requirements are satisfied.
179 “Increased Amount Date” shall have the meaning provided in Section 2.24(a).
180 “Incremental Equivalent Debt” shall have the meaning provided in Section 6.01(b)(xxiii).
181 “incur” shall have the meaning assigned to such term in Section 6.01.
182 “Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables except as provided in clause (e) below), whether or not contingent (a) in respect of borrowed money; (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (c) in respect of banker’s acceptances; (d) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions; (e) representing the balance deferred and unpaid of the purchase price of any property (including trade payables) or services due more than six months after such property is acquired or such services are completed; or (f) representing the net amount owing under any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.
183 “Indebtedness Obligations” shall mean any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
184 “Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
185 “Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
186 “Indenture Total Debt” shall mean, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries (other than Excluded Project Subsidiaries) outstanding on such date, determined on a consolidated basis in accordance with GAAP, net of any cash and Cash Equivalents on deposit in a blocked account with one or more financial institutions as collateral to secure outstanding Indebtedness (including letters of credit) of the Borrower or its Restricted Subsidiaries, which account is subject to the control of the lender (including any letter of credit issuer) of such Indebtedness or its affiliates or any agent or trustee with respect to such Indebtedness; provided that (a) Indenture Total Debt will include only the amount of payments that the Borrower or any of its Restricted Subsidiaries (other than Excluded Project Subsidiaries) would be required to make, on the date the Indenture Total Debt is being determined, in the event of any early termination or similar event on such date of determination and (b) for the avoidance of doubt, Indenture Total Debt will not include the undrawn amount of any outstanding letters of credit.
187 “Independent Financial Advisor” shall mean an accounting, appraisal, investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged.
188 “Information” shall have the meaning assigned to such term in Section 9.16.
189 “Intellectual Property Collateral” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.
190 “Intellectual Property Security Agreement” shall mean all Intellectual Property Security Agreements executed and delivered by the Loan Parties, each substantially in the applicable form required by the Guarantee and Collateral Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
191 “Interest Payment Date” shall mean (a) with respect to any ABR Loan (other than a Swingline Loan), the last Business Day of each March, June, September and December (beginning with September 30, 2016), (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
192 “Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending seven days thereafter or on the numerically corresponding day in the calendar month that is 1, 2, 3 or 6 months thereafter (or 12 months thereafter if, at the time of the relevant Borrowing, an interest period of such duration is available to all Lenders participating therein), as the Borrower may elect; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period (other than an Interest Period of seven days) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

193 “Interest Rate/Currency Hedging Agreement” shall mean any agreement of the type described in clauses (a), (b) or (c) of the definition of “Interest Rate/Currency Hedging Obligations.”
194 “Interest Rate/Currency Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to manage interest rates or interest rate risk and (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, in each case under clauses (a), (b) and (c), entered into by such Person in the ordinary course of business and not for speculative purposes.
195 “Interpolated Screen Rate” shall mean, in relation to LIBO Rate for any Loan, the rate which results from interpolating on a linear basis between: (a) the rate appearing on the LIBOR01 page of ICE Benchmark Administration Limited (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less than the Interest Period; and (b) the rate appearing on the LIBOR01 page of ICE Benchmark Administration Limited (or on any successor or substitute page of such service) for the shortest period (for which that rate is available) which exceeds the Interest Period each as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
196 “Investment Grade Rating” shall mean, as applicable, a rating (a) Baa3 or better by Moody’s, (b) BBB- or better by S&P, (c) BBB- or better by Fitch, (d) the equivalent of such rating by such organization or (e) if another Rating Agency has been selected by the Borrower, the equivalent of such rating by such other Rating Agency.
197 “Investments” shall mean, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Borrower or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Borrower will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Borrower’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 6.06(b). The acquisition by the Borrower or any Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Borrower or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 6.06(b). Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value; provided that, to the extent, if any, that a Guarantee and/or credit support results in an Investment, the amount of such Investment will be (x) the fair market value thereof determined first as of the time such Investment is made and thereafter on an annual basis, (y) zero upon such Guarantee and/or credit support being released or terminated and (z) the fair market value of such Guarantee and/or credit support determined as of the time of any modification thereof, if modified or amended.

Notwithstanding anything to the contrary herein, in the case of any Investment made by the Borrower or a Restricted Subsidiary in a Person substantially concurrently with a cash distribution by such Person to the Borrower or a Subsidiary Guarantor (a “Concurrent Cash Distribution”), then (a) the Concurrent Cash Distribution shall be deemed to be Net Proceeds received in connection with an Asset Sale and applied as set forth above under Sections 2.13(b) and 6.04 and (b) the amount of such Investment shall be deemed to be the Fair Market Value of the Investment, less the amount of the Concurrent Cash Distribution.
198 “Issue Date” shall mean May 24, 2011.
199 “Issuing Bank” shall mean, as the context may require, each of (a) BANA, Barclays, BNPP, CNA, CS, DB, JPM, MSB, Natixis, Bank of Montreal, Chicago Branch, and/or any of their respective affiliates, each in its capacity as the issuer of Letters of Credit issued by it hereunder, and (b) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or 2.23(k), with respect to Letters of Credit issued by such Lender. Unless otherwise specified, in respect of any Letters of Credit, “Issuing Bank” shall refer to the applicable Issuing Bank which has issued such Letter of Credit. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
200 “Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).
201 “Joinder Agreement” shall mean an agreement substantially in the form of Exhibit D.
202 “JPM” shall have the meaning assigned to such term in the preamble.
“KPI Metrics” shall mean the Greenhouse Gas Emission Amount and the Revenue Carbon Intensity.

“KPI Metric Auditor” shall mean KPMG LLP or other independent public accountants of recognized national standing, in each case acting in its capacity as an independent auditor of the Borrower, designated from time to time by the Borrower, provided that such replacement KPI Metric Auditor shall be reasonably acceptable to the Sustainability Structuring Agent and shall apply substantially the same auditing standards and methodology used in the 2018 Baseline Sustainability Report.

203  “L/C Commitment” shall mean the commitment of each Issuing Bank to issue Letters of Credit pursuant to Section 2.23.
204 “L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.
205 “L/C Fee Payment Date” shall have the meaning assigned to such term in Section 2.05(c).
206 “L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

207 “Latest Maturity Date” shall mean, at any date of determination, the latest maturity date applicable to any Class of Loans or Commitments with respect to such Class of Loans or Commitments at such time, including, for the avoidance of doubt, the latest maturity date of any Refinancing Term Loan, Refinancing Term Commitment, Refinancing Revolving Loan or Refinancing Revolving Commitment, in each case as extended from time to time in accordance with this Agreement.
208 “LC Issuer” shall mean any bank or other financial institution from time to time party to a Cash Collateralized Letter of Credit Facility in its capacity as an issuer of letters of credit thereunder.
209 “LCT Election” shall have the meaning assigned to such term in Section 1.05.
210 “Lender Insolvency Event” shall mean that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been publicly appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.
211 “Lender Participation Notice” shall have the meaning assigned to such term in Section 2.12(e)(iii).
212 “Lenders” shall have the meaning assigned to such term in the preamble; provided that such term shall also include (a) the Persons that become a party hereto pursuant to a Joinder Agreement and (b) any Person that has become a party hereto pursuant to an Assignment and Assumption (other than in each case any such Person that has ceased to be a party hereto pursuant to an Assignment and Assumption). Unless the context otherwise requires, the term “Lenders” shall include the Swingline Lender and the Issuing Banks.
213 “Letter of Credit” shall mean, at any time, any letter of credit issued pursuant to and in accordance with the terms and provisions of Section 2.23.
214 “LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the London Interbank Offered Rate as published by ICE Benchmark Administration Limited or any successor rates thereto if ICE Benchmark Administration Limited is no longer making such rates available for deposits in the currency of such Borrowing (as reflected on the applicable Reuters screen page), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the Interpolated Screen Rate, two Business Days before the commencement of such Interest Period.
215 “LIBOR Successor Rate” shall have the meaning assigned to such term in Section 2.08(b).
216 “LIBOR Successor Rate Conforming Changes” shall mean, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of ABR, Interest

Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, as agreed between the Administrative Agent and the Borrower, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent in consultation with the Borrower determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines with the consent of the Borrower).  For the avoidance of doubt, any amendment effectuating any LIBOR Successor Rate Conforming Changes shall be subject to the Borrower’s approval.
217 “Lien” shall mean, with respect to any asset (a) any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and (c) in the case of Equity Interests or debt securities, any purchase option, call or similar right of a third party with respect to such Equity Interests or debt securities. For the avoidance of doubt, “Lien” shall not be deemed to include licenses of intellectual property.
218 “Limited Condition Transaction” shall mean, any permitted acquisition or Investment (and, to the extent required to consummate such acquisition or Investment, any Restricted Payment, Asset Sale, fundamental change or the designation as Restricted Subsidiary, Unrestricted Subsidiary or Excluded Subsidiary) by the Borrower or one or more of its Restricted Subsidiaries permitted pursuant to this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
219 “Loan Documents” shall mean this Agreement, any promissory note delivered pursuant to Section 2.04(e), the Security Documents and each Joinder Agreement.
220 “Loan Parties” shall mean the Borrower and each Subsidiary Guarantor.
221 “Loans” shall mean the Revolving Loans, the Term Loans, the Swingline Loans, the New Revolving Loans, the New Term Loans, the Refinancing Revolving Loans and the Refinancing Term Loans.
222 “Majority Revolving Lenders” shall mean, at any time, Lenders having Revolving Loans (excluding Swingline Loans), Revolving L/C Exposure, Swingline Exposure and unused Revolving Commitments, unused New Revolving Commitments (if any) and unused Refinancing Revolving Commitments (if any) representing greater than 50% of the sum of all Revolving Loans outstanding (excluding Swingline Loans), Revolving L/C Exposure, Swingline Exposure and all unused Revolving Commitments, unused New Revolving Commitments (if any) and unused Refinancing Revolving Commitments (if any) at such time.
223 “Majority Term Lenders” shall mean, at any time, Lenders having Term Loans, New Term Loans and Refinancing Term Loans and unused Term Commitments, unused New Term Commitments and unused Refinancing Term Commitments representing greater than 50% of the sum of all Term Loans outstanding, all New Term Loans outstanding (if any), all Refinancing Term Loans outstanding (if any) and all unused Term Commitments, unused New Term Commitments (if any) and unused Refinancing Term Commitments (if any) at such time.

224 “Margin Stock” shall have the meaning assigned to such term in Regulation U.
225 “Mark-to-Market Adjustments” shall mean (a) any non-cash loss attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” or any similar successor provision; plus (b) any loss relating to amounts paid in cash prior to the stated settlement date of any Hedging Obligation that has been reflected in Consolidated Net Income in the current period; plus (c) any gain relating to Hedging Obligations associated with transactions recorded in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated Cash Flow pursuant to clauses (e) and (f) below; minus (d) any non-cash gain attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” or any similar successor provision; minus (e) any gain relating to amounts received in cash prior to the stated settlement date of any Hedging Obligation that has been reflected in Consolidated Net Income in the current period; minus (f) any loss relating to Hedging Obligations associated with transactions recorded in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated Cash Flow pursuant to clauses (b) and (c) above.
226 “Material Adverse Effect” shall mean a material adverse change in or material adverse effect on (i) the condition (financial or otherwise), results of operations, assets or liabilities of the Borrower and the Subsidiaries, taken as a whole, or (ii) the validity or enforceability of any Loan Document, which if such Loan Document is a Security Document, relates to Collateral having an aggregate Fair Market Value of $150,000,000 or more in the aggregate, or the material rights and remedies of the Arrangers, the Administrative Agent, the Collateral Agent, the Issuing Bank, the Collateral Trustee or the Secured Parties thereunder.
227 “Material Indebtedness” shall mean Indebtedness for money borrowed (other than the Loans and Letters of Credit) and Hedging Obligations of any one or more of the Borrower or any of the Subsidiaries in an aggregate principal amount or mark-to-market adjustment value exceeding $150,000,000.
228 “Maximum Incremental Amount” shall have the meaning assigned to such term in Section 2.24(a).
229 “Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
230 “Minority Investment” shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns Capital Stock.
231 “Moody’s” shall mean Moody’s Investors Service, Inc. or any successor entity.
232 “Mortgaged Properties” shall mean on the Fourth Amendment Effective Date, each parcel of real property and the improvements located thereon and appurtenants thereto owned or leased by a Loan Party and specified on Schedule 1.01(d), and shall include each other parcel of real property and improvements located thereon with respect to which a Mortgage is granted pursuant to Section 5.09 or 5.10; provided, however, that any Mortgaged Property that becomes an Excluded Asset, or the rights in which are held by any Person that ceases to be a

Subsidiary Guarantor pursuant to Section 6.10 hereof or as otherwise provided in the Loan Documents, shall cease to be a Mortgaged Property for all purposes under the Loan Documents and the Collateral Agent and the Collateral Trustee shall take such actions as are reasonably requested by any Loan Party at such Loan Party’s expense to terminate the Liens and security interests created by the Loan Documents in such Mortgaged Property.
233 “Mortgages” shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications, amendments and restatements of the foregoing and other security documents granting a Lien on any Mortgaged Property to secure the Guaranteed Obligations, each in the form of Exhibit E with such changes as are reasonably satisfactory to the Borrower (which shall be evidenced by the signature thereof by the applicable Loan Party), the Collateral Agent and the Collateral Trustee, in each case, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
234 “MSB” shall have the meaning assigned to such term in the preamble.
235 “MSSF” shall mean Morgan Stanley Senior Funding, Inc. and its Affiliates.
236 “Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
237 “Nationally Recognized Statistical Organization” shall mean a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.
238 “Natixis” shall have the meaning assigned to such term in the preamble.
239 “Necessary CapEx Debt” shall mean Indebtedness of the Borrower or its Restricted Subsidiaries incurred for the purpose of financing Necessary Capital Expenditures.
240 “Necessary Capital Expenditures” shall mean capital expenditures that are required by Applicable Law (other than Environmental Laws) or undertaken for health and safety reasons. The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.
241 “Net Income” shall mean, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or accretion, excluding, however, (a) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (i) any Asset Sale (without giving effect to the threshold provided for in the definition thereof) or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (b) any infrequent, unusual or non-recurring gain or loss, together with any related provision for taxes on such infrequent, unusual or non-recurring gain or loss.
242 “Net Proceeds” shall mean the aggregate cash proceeds received by the Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
243 “New Commitments” shall have the meaning assigned to such term in Section 2.24(a).
244 “New Revolving Commitments” shall have the meaning assigned to such term in Section 2.24(a).
245 “New Revolving Lender” shall have the meaning assigned to such term in Section 2.24(b).
246 “New Revolving Loans” shall have the meaning assigned to such term in Section 2.24(b).
247 “New Term Commitments” shall have the meaning assigned to such term in Section 2.24(a).
248 “New Term Lender” shall have the meaning assigned to such term in Section 2.24(c).
249 “New Term Loans” shall have the meaning assigned to such term in Section 2.24(c).
250 “New Term Maturity Date” shall mean the date on which a New Term Loan matures.
251 “Non-Consenting Lender” shall have the meaning assigned to such term in Section 9.08(c).
252 “Non-FPA-Jurisdictional Subsidiary Guarantor” shall have the meaning assigned to such term in Section 3.23(c).
253 “Non-FPA Sales Authorizations” shall have the meaning assigned to such term in Section 3.23(c).
254 “Non-Recourse Debt” shall mean (a) Indebtedness as to which neither the Borrower nor any of its Restricted Subsidiaries (other than an Excluded Project Subsidiary) (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than pursuant to a Non-Recourse Guarantee or any arrangement to provide or guarantee to provide goods and services on an arm’s length basis, or (ii) is directly or indirectly liable as a guarantor or otherwise, other than pursuant to a Non-Recourse Guarantee and (b) to the extent constituting Indebtedness, any Investments in a Subsidiary and, for the avoidance of doubt, pledges by the Borrower or any Subsidiary of the Equity Interests of any Excluded Subsidiary that are directly owned by the Borrower or any Subsidiary in favor of the agent or lenders in respect of such Excluded Subsidiary’s Non-Recourse Debt, to the extent otherwise not prohibited by this Agreement.

255 “Non-Recourse Guarantee” shall mean any Guarantee by the Borrower or a Subsidiary Guarantor of Non-Recourse Debt incurred by an Excluded Project Subsidiary as to which the lenders of such Non-Recourse Debt have acknowledged or agreed that they will not have any recourse to the stock or assets of the Borrower or any Subsidiary Guarantor, except to the limited extent set forth in such guarantee.
256 “NRG Power Marketing” shall mean NRG Power Marketing LLC, a Delaware corporation that is a wholly owned Subsidiary.
257 “NYPSC” shall have the meaning assigned to such term in Section 3.23(f).
258 “NYPSC Subject Company” shall have the meaning assigned to such term in Section 3.23(f).
259 “Obligations” shall have the meaning assigned to such term in the Collateral Trust Agreement.
260 “Offer Amount” shall have the meaning assigned to such term in Section 2.13(b).
261 “Offered Loans” shall have the meaning assigned to such term in Section 2.12(e)(iii).
262 “Offer Period” shall have the meaning assigned to such term in Section 2.13(b).
263 “Officer” shall mean, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice-President of such Person.
264 “Officers’ Certificate” shall mean a certificate signed on behalf of the Borrower by two Officers of the Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower, which certificate shall include: (a) a statement that each of the Officers making such certificate has read the applicable covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based, (c) a statement that, in the opinion of each such Officer, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the applicable covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of each such Officer, the applicable condition or covenant has been complied with.
265 “Original Closing Date” shall mean February 2, 2006.
266 “Original Issue Date” shall mean June 5, 2009.
267 “Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including interest, fines, penalties and additions to tax) arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

268 “Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Regulation Y of the Board), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
269 “PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
270 “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
271 “Perfection Certificate” shall mean the Pre-Closing UCC Diligence Certificate, dated as of the Closing Date, executed and delivered by the Borrower and each Subsidiary Guarantor, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
272 “Permitted Amendments” shall mean one or more amendments providing for an extension of the final maturity date of any Loan and/or any Commitment of the Accepting Lenders (provided that such extensions may not result in having more than eight different final maturity dates under this Agreement without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed)) and, in connection therewith and subject to the limitations set forth in Section 9.19, any change in the Applicable Margin and other pricing with respect to the applicable Loans and/or Commitments of the Accepting Lenders and the payment of any fees (including prepayment premiums or fees) to the Accepting Lenders (such changes and/or payments to be in the form of cash, equity interest or other property as agreed by the Borrower and the Accepting Lenders to the extent not prohibited by this Agreement).
273 “Permitted Business” shall mean the (a) business of acquiring, constructing, managing, developing, improving, maintaining, leasing, owning and operating Facilities, together with any related assets or facilities, (b) the marketing, sale and delivery of retail energy products and services to residential, commercial and industrial customers and (c) other activities reasonably related to, ancillary to, or incidental to, any of the foregoing activities (including acquiring and holding reserves), including investing in Facilities.
274 “Permitted Cure Security” shall mean an equity security of the Borrower having no mandatory redemption, repurchase or similar requirements prior to 91 days after the Latest Maturity Date of all Classes of Loans or Commitments, and upon which all dividends or distributions (if any) shall be payable solely in additional shares of such equity security.
275 “Permitted Debt” shall have the meaning assigned to such term in Section 6.01(b).
276 “Permitted Investments” shall mean:
(a) any Investment in the Borrower or in a Restricted Subsidiary that is a Subsidiary Guarantor;
(b) any Investment in an Immaterial Subsidiary;

(c) any Investment in an Excluded Foreign Subsidiary for so long as the Excluded Foreign Subsidiaries do not collectively own more than 20% of the consolidated assets of the Borrower as of the most recent fiscal quarter end for which financial statements are publicly available;
(d) any issuance of letters of credit to support the obligations of any of the Excluded Subsidiaries;
(e) any Investment in Cash Equivalents (and, in the case of Excluded Subsidiaries only, Cash Equivalents or other liquid investments permitted under any Credit Facility to which it is a party);
(f) any Investment by the Borrower or any Restricted Subsidiary in a Person, if as a result of such Investment:
(i) such Person becomes a Restricted Subsidiary and a Subsidiary Guarantor or an Immaterial Subsidiary; or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary that is a Subsidiary Guarantor;
(g) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 6.04;
(h) Investments made as a result of the sale of Equity Interests of any Person that is a Subsidiary such that, after giving effect to any such sale, such Person is no longer a Subsidiary, if the sale of such Equity Interests constitutes an Asset Sale and the Net Proceeds received from such Asset Sale are applied as set forth under Section 6.04;
(i) Investments to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Borrower;
(j) any Investments received in compromise or resolution of (i) obligations of trade creditors or customers of the Borrower or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) litigation, arbitration or other disputes with Persons who are not Affiliates;
(k) Investments represented by Hedging Obligations;
(l) loans or advances to employees;
(m) repayments or prepayments of the Loans or pari passu Indebtedness;
(n) any Investment in securities of trade creditors, trade counter-parties or customers received in compromise of obligations of those Persons, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
(o) negotiable instruments held for deposit or collection;

(p) receivables owing to the Borrower or any Restricted Subsidiary and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Borrower of any such Restricted Subsidiary deems reasonable under the circumstances;
(q) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes;
(r) Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;
(s) any Investment in any Person engaged primarily in one or more Permitted Businesses (including Excluded Subsidiaries, Unrestricted Subsidiaries, and Persons that are not Subsidiaries) made for cash since the Issue Date;
(t) the contribution of any one or more of the Specified Facilities to a Restricted Subsidiary that is not a Subsidiary Guarantor;
(u) Investments made pursuant to a commitment that, when entered into, would have complied with the provisions of this Agreement;
(v) Investments in any Excluded Subsidiary made by another Excluded Subsidiary;
(w) (i) Investment made pursuant to this clause (w) since the Closing Date and outstanding as of the Fourth Amendment Effective Date and (ii) other Investments made since the Fourth Amendment Effective Date in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), that are at the time outstanding not to exceed the greater of (A) $1,000,000,000 and (B) 3.50% of Total Assets; provided, however, that if any Investment pursuant to this clause (w) is made in any Person that is not a Restricted Subsidiary and a Subsidiary Guarantor on the date of the making of the Investment and such Person becomes a Restricted Subsidiary and a Subsidiary Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above, and shall cease to have been made pursuant to this clause (w);
(x) Investments existing on or prior to the Closing Date; and
(y) Permitted Tax Equity Guarantees to the extent such Permitted Tax Equity Guarantees would have been permitted as Investments pursuant to clause (s) above if made in cash.
277 “Permitted Liens” shall mean:
(a) Liens held by the Collateral Trustee on assets of the Borrower or any Subsidiary Guarantor in accordance with the Collateral Trust Agreement securing (i) Indebtedness, Letters of Credit and other Guaranteed Obligations hereunder and under the other Loan Documents (other than Indebtedness, Letters of Credit and other Guaranteed Obligations arising from New Commitments pursuant to and in accordance with Section 2.24) and (ii) other than during a Collateral Release Period, Indebtedness and other Indebtedness Obligations under other Credit Facilities and Indebtedness, Letters of Credit and other Guaranteed Obligations arising from New Commitments pursuant to and in accordance with Section 2.24 in an aggregate principal amount not exceeding under this clause (a)(ii), on the date of the creation of such Liens, the difference between (A) the greater of (x) 30.00% of Total Assets and (y) $6,000,000,000 and (B) the aggregate principal amount outstanding on such date under clause (a)(i) above less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility that have been made by the Borrower or any of its Restricted Subsidiaries since the Issue Date with the Net Proceeds of Asset Sales (other than Excluded Proceeds) and less, without duplication, the aggregate amount of all repayments or commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by the Borrower or any of its Restricted Subsidiaries since the Issue Date as a result of the application of the Net Proceeds of Asset Sales (other than Excluded Proceeds) in accordance with Section 6.04 (excluding temporary reductions in revolving credit borrowings as contemplated by that covenant);
(b) Liens to secure obligations with respect to (i) contracts (other than for Indebtedness) for commercial and trading activities for the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service and (ii) Hedging Obligations (which Liens may, in each case, be held by the Collateral Trustee pursuant to and in accordance with the Collateral Trust Agreement);
(c) Liens (i) in favor of the Borrower or any of the Subsidiary Guarantors, (ii) incurred by Excluded Project Subsidiaries in favor of any other Excluded Project Subsidiary or (iii) incurred by Excluded Foreign Subsidiaries in favor of any other Excluded Foreign Subsidiary;
(d) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature;
(e) Liens to secure obligations to vendors or suppliers covering the assets sold or supplied by such vendors or suppliers, including Liens to secure Indebtedness or other obligations (including Capital Lease Obligations) permitted by Sections 6.01(b)(iv), 6.01(b)(xiii), 6.01(b)(xx) and, other than during a Collateral Release Period, 6.01(b)(xxii), covering only the assets acquired with or financed by such Indebtedness;
(f) Liens existing on the Closing Date and set forth on Schedule 6.02;
(g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(h) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens;
(i) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, oil and gas and other mineral interests and leases and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(j) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Agreement; provided, however, that:

(i) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and
(ii) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;
(k) Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security;
(l) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Borrower or any of its Restricted Subsidiaries, including rights of offset and set-off;
(m) leases or subleases granted to others that do not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;
(n) statutory Liens arising under ERISA;
(o) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Borrower or any Subsidiary; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;
(p) Liens arising from UCC financing statements filed on a precautionary basis in respect of operating leases intended by the parties to be true leases (other than any such leases entered into in violation of this Agreement);
(q) Liens on assets and Equity Interests of a Subsidiary that is an Excluded Subsidiary;
(r) [reserved];
(s) Liens to secure Indebtedness or other obligations incurred to finance Necessary Capital Expenditures that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Indebtedness;
(t) Liens to secure Environmental CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt;
(u) Liens on assets or securities deemed to arise in connection with the execution, delivery or performance of contracts to sell such assets or stock otherwise permitted under this Agreement;
(v) any Liens resulting from restrictions on any Equity Interest or undivided interests, as the case may be, of a Person providing for a breach, termination or default under any joint venture, stockholder, membership, limited liability company, partnership, owners’, participation or other similar agreement between such Person and one or more other holders of Equity Interests or undivided interests of such Person, as the case may be, if a security interest or

Lien is created on such Equity Interest or undivided interest, as the case may be, as a result thereof;
(w) Liens resulting from any customary provisions limiting the disposition or distribution of assets or property (including Equity Interests) or any related restrictions thereon in joint venture, partnership, membership, stockholder and limited liability company agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, including owners’, participation or similar agreements governing projects owned through an undivided interest; provided, however, that any such limitation is applicable only to the assets that are the subjects of such agreements;
(x) those Liens or other exceptions to title, in either case on or in respect of any facility of the Borrower or any Subsidiary, arising as a result of any shared facility agreement entered into after the closing date with respect to such facility, except to the extent that any such Liens or exceptions, individually or in the aggregate, materially adversely affect the value of the relevant property or materially impair the use of the relevant property in the operation of the business of the Borrower or such Subsidiary;
(y) Liens on cash deposits and other funds maintained with a depository institution, in each case arising in the ordinary course of business by virtue of any statutory or common law provision relating to banker’s liens, including Section 4-210 of the UCC, and/or arising from customary contractual fee provisions, the reimbursement of funds advanced by a depositary or intermediary institution (and/or its Affiliates) on account of investments made or securities purchased, indemnity, returned check and other similar provisions;
(z) other than during any Collateral Release Period, any Liens on property and assets designated as Excluded Assets from time to time by the Borrower under clause (xiii) of the definition of “Excluded Assets,” which shall not have, when taken together with all other property and assets that constitute Excluded Assets pursuant to such clause at the relevant time of determination, a Fair Market Value in excess of $500,000,000 in the aggregate; provided, however, that any Lien created, incurred or assumed pursuant to this clause (z) other than during a Collateral Release Period shall be permitted to remain outstanding during any subsequent Collateral Release Period;
(aa) Liens on accounts receivable, other Securitization Assets, or accounts into which collections or proceeds of Securitization Assets are deposited, in each case arising in connection with a Securitization permitted under Section 6.01(b)(xxi);
(bb) Liens incurred by the Borrower or any Subsidiary with respect to obligations not to exceed (i) during a Collateral Release Period, the sum of (A) the outstanding Indebtedness in respect of the Existing Tax-Exempt Bonds as of the Fourth Amendment Effective Date and (B) 15.00% of Consolidated Net Tangible Assets at any time outstanding and (ii) at any other time, the greater of (A) $1,000,000,000 and (B) 3.50% of Total Assets at any one time outstanding; and
(cc) other than during a Collateral Release Period, Liens on the Collateral securing obligations in respect of Incremental Equivalent Debt and the Senior Secured Notes.
278 “Permitted Refinancing Indebtedness” shall mean any Indebtedness of the Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, other Indebtedness of the Borrower or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing

Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on such Indebtedness and the amount of all expenses and premiums incurred in connection therewith); (b) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Guaranteed Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Guaranteed Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (d) such Indebtedness is incurred either by the Borrower (and may be guaranteed by any Subsidiary Guarantor) or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (e)(i) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Latest Maturity Date of all Classes of Loans or Commitments, the Permitted Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (ii) if the Stated Maturity of the Indebtedness being refinanced is later than the Latest Maturity Date of all Classes of Loans or Commitments, the Permitted Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Latest Maturity Date of all Classes of Loans or Commitments.
279 “Permitted Tax Equity Financing” means a customary tax equity financing entered into solely in connection with the acquisition (or refinancing) by an Excluded Project Subsidiary of energy generating, transmission or distribution assets (and any assets related thereto).
280 “Permitted Tax Equity Guarantees” means any unsecured (or secured to the extent permitted in respect of Equity Interests and Investments held in Excluded Subsidiaries) credit support and/or indemnification obligations (or similar obligations and Guarantees) made by an Excluded Project Subsidiary or a direct or indirect parent company of such Excluded Project Subsidiary that has entered into a Permitted Tax Equity Financing in favor of its Tax Equity Partner.
281 “Permitted Tax Lease” shall mean a sale and leaseback transaction consisting of a “payment in lieu of taxes” program or any similar structure (including leases, sale-leasebacks, etc.) primarily intended to provide tax benefits (and not primarily intended to create Indebtedness).
282 “Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
283 “Pledged Securities” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.
284 “Prepayment Date” shall have the meaning assigned to such term in Section 2.13(b).
“Pricing Certificate” means a certificate signed by a Financial Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent attaching (a) true and correct copies of the Borrower’s sustainability report for the immediately preceding fiscal year and setting forth each of the Applicable Sustainability Adjustments and, if applicable, the Pro

Forma Greenhouse Gas Emission Amount, for the immediately preceding fiscal year and computations in reasonable detail and (b) a review report of the KPI Metric Auditor confirming that the KPI Metric Auditor is not aware of any material modifications that should be made to such computations in order for them to be presented in conformity with the applicable reporting criteria.

285  “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent); each change in the Prime Rate shall be effective as of the opening of business on the date such change is publicly announced as being effective. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.
286 “Priority Lien Obligations” shall have the meaning assigned to such term in the Collateral Trust Agreement.
287 “Pro Forma Cost Savings” shall mean, without duplication, with respect to any period, reductions in costs and related adjustments that have been actually realized or are projected by the Borrower’s Chief Financial Officer in good faith to result from reasonably identifiable and factually supportable actions or events, but only if such reductions in costs and related adjustments are so projected by the Borrower to be realized during the consecutive four-quarter period commencing after the transaction giving rise to such calculation.
“Pro Forma Greenhouse Gas Emission Amount” has the meaning specified in Section 5.04(e).

288 “Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the Total Revolving Commitment represented by such Lender’s Revolving Commitment. In the event the Revolving Commitments shall have expired or been terminated, the Pro Rata Percentages of any Revolving Lender shall be determined on the basis of the Revolving Commitments most recently in effect prior thereto.
289 “Project Interest” shall mean any undivided interest in a Facility.
290 “Proposed Discounted Purchase Amount” shall have the meaning assigned to such term in Section 2.12(e)(ii).
291 “Prudent Industry Practice” shall mean those practices and methods as are commonly used or adopted by Persons in the Permitted Business in the United States in connection with the conduct of the business of such industry, in each case as such practices or methods may evolve from time to time, consistent in all material respects with all Applicable Laws.
292 “PUCT” shall mean the Public Utility Commission of Texas.
293 “PUHCA” shall mean the Public Utility Holding Company Act of 2005 and the rules and regulations promulgated thereunder, effective February 8, 2006.

294 “Purchasing Borrower Party” shall mean the Borrower or any of its Subsidiaries that makes a Discounted Voluntary Purchase pursuant to Section 2.12(e).
295 “PURPA” shall mean the Public Utility Regulatory Policies Act of 1978 and the rules and regulations promulgated thereunder, as amended from time to time.
296 “QF” shall mean a “qualifying facility” under PURPA.
297 “QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
298  “Qualified Counterparty” shall mean, with respect to any Specified Hedging Agreement, any counterparty thereto.
299  “Qualifying Equity Interests” shall mean Equity Interests of the Borrower other than (a) Disqualified Stock and (b) Equity Interests that were used to support an incurrence of Contribution Indebtedness.
300 “Qualifying Lenders” shall have the meaning assigned to such term in Section 2.12(e)(iv).
301 “Qualifying Loans” shall have the meaning assigned to such term in Section 2.12(e)(iv).
302 “Rate” shall have the meaning set forth in the definition of Type.
303 “Rating Agency” means (a) each of Moody’s, S&P and Fitch and (b) if any of Moody’s, S&P or Fitch ceases to rate the senior, unsecured, non-credit enhanced, long-term debt securities of the Borrower or fails to make such rating publicly available, a Nationally Recognized Statistical Rating Organization selected by the Borrower which shall be substituted for Moody’s, S&P or Fitch, as the case may be.
304 “Reaffirmation Agreement” shall mean the Reaffirmation Agreement, dated as of the Closing Date, executed and delivered by the Borrower, each Subsidiary Guarantor, the Administrative Agent and the Collateral Trustee in form and substance reasonably acceptable to the Administrative Agent.
305 “Refinancing Amount Date” shall have the meaning assigned to such term in Section 2.25(a).
306 “Refinancing Commitments” shall have the meaning assigned to such term in Section 2.25(a).
307 “Refinancing Revolving Commitments” shall have the meaning assigned to such term in Section 2.25(a).
308 “Refinancing Revolving Lender” shall have the meaning assigned to such term in Section 2.25(e).
309 “Refinancing Revolving Loans” shall have the meaning assigned to such term in Section 2.25(e).

310 “Refinancing Series” shall have the meaning provided in Section 2.25(a).
311 “Refinancing Term Commitments” shall have the meaning assigned to such term in Section 2.25(a).
312 “Refinancing Term Lender” shall have the meaning assigned to such term in Section 2.25(c).
313 “Refinancing Term Loan” shall have the meaning assigned to such term in Section 2.25(c).
314 “Refinancing Term Maturity Date” shall mean the date on which a Refinancing Term Loan matures.
315 “Register” shall have the meaning assigned to such term in Section 9.04(e).
316 “Regulation S-X” shall mean Regulation S-X under the Securities Act as from time to time in effect and all official rulings and interpretations thereunder or thereof.
317 “Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
318 “Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
319 “Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
320 “Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by such Lender, an Affiliate of such Lender, the same investment advisor as such Lender or by an Affiliate of such investment advisor.
321 “Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.
322 “Release” shall mean any release, spill, emission, leaking, pumping, injection, pouring, emptying, deposit, disposal, discharge, dispersal, dumping, escaping, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.
323  “Required Lenders” shall mean, at any time, Lenders collectively constituting the Majority Revolving Lenders and, if any New Term Loans, unused New Term Loan Commitments, Refinancing Term Loans or unused Refinancing Term Commitments are outstanding, the Majority Term Lenders; provided that for purposes of, and with respect to, any exercise of rights, powers and remedies (including with respect to a Default, an Event of Default or otherwise) pursuant to and in accordance with any Security Document (including any enforcement of any Security Document, any rights, powers or remedies thereunder and any direction or instruction to or any authorization of, or other act by the Lenders requiring, the Collateral Trustee to take any action, exercise any rights, powers or remedies pursuant to and in accordance with the Collateral Trust Agreement or any other Security Document (including any amendment, modification, termination, discharge or waiver of any Security Document or any sale of or foreclosure upon any Collateral)), “Required Lenders” shall mean, at any time, Lenders having (a) in respect of the enforcement of remedies or the protections of Liens on Collateral, Loans (excluding Swingline Loans), Revolving L/C Exposure and Swingline Exposure representing greater than 50% of the sum of all Loans outstanding (excluding Swingline Loans), Revolving L/C Exposure and Swingline Exposure at such time and (b) in respect of any act other than the enforcement of remedies or the protections of Liens on Collateral, Loans (excluding Swingline Loans), Revolving L/C Exposure, Swingline Exposure, unused Revolving Commitments, unused New Revolving Commitments (if any), unused Refinancing Revolving Commitments (if any), unused Term Commitments, unused New Term Commitments (if any) and unused Refinancing Term Commitments (if any) representing greater than 50% of the sum of all Loans outstanding (excluding Swingline Loans), Revolving L/C Exposure, Swingline Exposure, unused Revolving Commitments, unused New Revolving Commitments (if any), unused Refinancing Revolving Commitments (if any), unused Term Commitments, unused New Term Commitments (if any) and unused Refinancing Term Commitments (if any) at such time.
324 “Responsible Officer” of a Person shall mean the Chief Executive Officer, Chief Financial Officer, Treasurer or General Counsel of such Person.
325 “Restatement Agreement” shall mean the Amendment and Restatement Agreement dated as of the Closing Date, among the Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Agent, the Swingline Lender, each Issuing Bank, the Collateral Trustee and the Lenders party thereto.
326 “Restricted Investment” shall mean an Investment other than a Permitted Investment.
327 “Restricted Payment” shall have the meaning assigned to such term in Section 6.06. For purposes of determining compliance with Section 6.06, no Hedging Obligation shall be deemed to be contractually subordinated to the Guaranteed Obligations.
328 “Restricted Subsidiary” of a Person shall mean any subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless otherwise indicated, any reference to a “Restricted Subsidiary” shall be deemed to be a reference to a Restricted Subsidiary of the Borrower.
“Revenue Carbon Intensity” means the Greenhouse Gas Emission Amount divided by the total operating revenue of the Borrower and its Subsidiaries (as reported in the Borrower’s audited consolidated financial statements for the applicable fiscal year), where total operating revenue is measured in millions of U.S. dollars, as certified by the Borrower in the applicable Pricing Certificate.

329 “Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.
330 “Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans (and to acquire participations in Letters of Credit and Swingline Loans) hereunder as set forth on Schedule 1.01(e) or in the Assignment and Assumption or Joinder Agreement pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender in accordance with Section 9.04.

331 “Revolving Exposure” shall mean, with respect to any Lender at any time, (a) the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus (b) the aggregate amount at such time of such Lender’s Revolving L/C Exposure, plus (c) the aggregate amount at such time of such Lender’s Swingline Exposure.
332 “Revolving L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit at such time and (b) the aggregate amount of all L/C Disbursements that have not been reimbursed at such time. The Revolving L/C Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Revolving L/C Exposure at such time.
333 “Revolving Lender” shall mean a Lender with a Revolving Commitment.
334 “Revolving Loans” shall mean (a) a Loan made by the Lenders to the Borrower pursuant to Section 2.01(c), (b) any New Revolving Loans and (c) any Refinancing Revolving Loans.
335 “Revolving Maturity Date” shall mean (a) with respect to any Revolving Commitments and Revolving Loans, May 28, 2024, (b) with respect to any New Revolving Commitments and New Revolving Loans, the maturity date thereof set forth in the applicable Joinder Agreement and (c) with respect to any Refinancing Revolving Commitments and Refinancing Revolving Loans, the maturity date thereof set forth in the applicable Joinder Agreement, in each case, as it may be extended pursuant to and in accordance with this Agreement.
336 “S&P” shall mean S&P Global Ratings, a division of S&P Global Inc., or any successor entity.
337 “Sanctioned Country” shall mean, at any time, a country or territory that is subject to comprehensive Sanctions.
338 “Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.
339 “Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
340 “Scheduled Unavailability Date” shall have the meaning assigned to such term in Section 2.08(b)(ii).
“Second Amendment” shall mean the Second Amendment Agreement, dated as of March 21, 2018, among the Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Agent and the Lenders party thereto.

341 “Second Amendment Effective Date” shall have the meaning assigned to such term in the Second Amendment.
342 “Secured Parties” shall mean the Arrangers, the Administrative Agent, the Collateral Agent, the Co-Managers, the Lenders, the Issuing Banks and, with respect to any Specified Hedging Agreement, any Qualified Counterparty that has agreed to be bound by the provisions of Article VIII hereof and Section 7.2 of the Guarantee and Collateral Agreement as if it were a party hereto or thereto; provided that no Qualified Counterparty shall have any rights in connection with the management or release of any Collateral or the obligations of any Subsidiary Guarantor under the Guarantee and Collateral Agreement or the Collateral Trust Agreement. For the avoidance of doubt, it is acknowledged that no LC Issuer in respect of any Cash Collateralized Letter of Credit Facilities shall be a Secured Party.
343 “Securities Account” shall have the meaning assigned to such term in the UCC.
344 “Securities Act” shall mean the Securities Act of 1933, as amended.
345 “Securitization” shall mean any transaction or series of transactions entered into by the Borrower or any Restricted Subsidiary pursuant to which the Borrower or such Restricted Subsidiary, as the case may be, sells, conveys, assigns, grants an interest in or otherwise transfers, from time to time, to one or more Securitization Vehicles the Securitization Assets (and/or grants a security interest in such Securitization Assets transferred or purported to be transferred to such Securitization Vehicle), and which Securitization Vehicle finances the acquisition of such Securitization Assets (i) with proceeds from the issuance of Third Party Securities, (ii) with the issuance to the Borrower or such Restricted Subsidiary of Sellers’ Retained Interests or an increase in such Sellers’ Retained Interests, or (iii) with proceeds from the sale or collection of Securitization Assets.
346 “Securitization Assets” shall mean any accounts receivable originated or expected to be originated by (and owed to) the Borrower or any Restricted Subsidiary (in each case whether now existing or arising or acquired in the future) and any ancillary assets (including contract rights) which are of the type customarily conveyed with, or in respect of which security interests are customarily granted in connection with, such accounts receivable in a securitization transaction and which are sold, transferred or otherwise conveyed by the Borrower or a Restricted Subsidiary to a Securitization Vehicle.
347  “Securitization Vehicle” shall mean a Person that is a direct wholly owned Subsidiary of the Borrower or of any Restricted Subsidiary (a) formed for the purpose of effecting a Securitization, (b) to which the Borrower and/or any Restricted Subsidiary transfers Securitization Assets and (c) which, in connection therewith, issues Third Party Securities; provided that (i) such Securitization Vehicle shall engage in no business other than the purchase of Securitization Assets pursuant to the Securitization permitted by Section 6.04, the issuance of Third Party Securities or other funding of such Securitization and any activities reasonably related thereto and (ii) such Securitization Vehicle shall either issue Third Party Securities in a manner permitted under Section 6.01(b)(xxi) or be an Unrestricted Subsidiary under this Agreement and an “Unrestricted Subsidiary” under the Senior Notes Documents and the documents relating to the Senior Secured Notes.
348 “Security Documents” shall mean the Guarantee and Collateral Agreement, the Mortgages, the Control Agreements, the Intellectual Property Security Agreements, the Collateral Trust Agreement, the Reaffirmation Agreement and each of the other security agreements, pledges, mortgages, assignments (collateral or otherwise), consents and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09 or 5.10.
349 “Sellers’ Retained Interests” means the debt and/or equity interests (including any intercompany notes) held by the Borrower or any Restricted Subsidiary in a Securitization Vehicle to which Securitization Assets have been transferred in a Securitization permitted by Section 6.04, including any such debt or equity received as consideration for, or as a portion of, the purchase price for the Securitization Assets transferred, and any other instrument through which the Borrower or any Restricted Subsidiary has rights to or receives distributions in respect of any residual or excess interest in the Securitization Assets.
350 “Senior Notes” shall mean the Borrower’s 7.250% Senior Notes due 2026, 6.625% Senior Notes due 2027, 5.750% Senior Notes due 2028, 5.250% Senior Notes due 2029 and 2.750% Convertible Senior Notes due 2048.
351 “Senior Notes Documents” shall mean the indentures under which the Senior Notes are issued and all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any Guarantee or other right in respect thereof, in each case as the same may be amended or supplemented from time to time in accordance with the terms hereof and thereof.
352 “Senior Secured Notes” shall mean the Borrower’s 3.750% Senior Secured First Lien Notes due 2024 and 4.450% Senior Secured First Lien Notes due 2029.
353 “Series” shall have the meaning provided in Section 2.24(a).
354  “Significant Subsidiary” shall mean any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, as such Regulation is in effect on the Closing Date.
355 “SPC” shall have the meaning assigned to such term in Section 9.04(j).
356 “Specified Asset Sale” shall mean Asset Sales consummated by the Borrower or any of its Subsidiaries prior to the Fourth Amendment Effective Date.
357 “Specified Facility” shall mean each of the following Facilities, or any part thereof and/or any other assets set forth below: (a) the Facilities held on the Closing Date by Vienna Power LLC, Meriden Gas Turbine LLC, Norwalk Power LLC, Connecticut Jet Power LLC (excluding the assets located at the Cos Cob site), Devon Power LLC, Montville Power LLC (including the Capital Stock of the entities owning such Facilities provided that such entities do not hold material assets other than the Facilities held on the Closing Date); (b) the following Facilities, or any part thereof: P.H. Robinson, H.O. Clarke, Webster, Unit 3 at Cedar Bayou, Unit 2 at T.H. Wharton and Greens Bayou; (c) the Capital Stock of the following Subsidiaries if such Subsidiary holds no assets other than the Capital Stock of a Foreign Subsidiary of the Borrower: NRG Latin America, Inc., NRG International LLC, NRG Asia Pacific, Ltd., NRG International II Inc. and NRG International III Inc.; and (d) the Equity Interests issued by, and any assets (including any Facilities), of Long Beach Generation LLC and Middletown Power LLC.

358 “Specified Hedging Agreement” shall mean any Interest Rate/Currency Hedging Agreement entered into by the Borrower or any Subsidiary Guarantor and any Qualified Counterparty.
359  “Stated Maturity” shall mean, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms hereof, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
360 “Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
361 “subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
362 “Subsidiary” shall mean any subsidiary (direct or indirect) of the Borrower.
363 “Subsidiary Guarantor” shall mean on the Fourth Amendment Effective Date, each Restricted Subsidiary specified on Schedule 1.01(f) and, at any time thereafter, shall include each other Restricted Subsidiary that is not an Excluded Subsidiary; provided that if at any time any Subsidiary Guarantor is designated as (i) an Unrestricted Subsidiary or Excluded Project Subsidiary pursuant to and in accordance with Section 6.10 or (ii) an Excluded Subsidiary pursuant to and in accordance with clause (c) of the definition thereof, thereafter, such Person shall not be deemed a Subsidiary Guarantor. For the avoidance of doubt, the Funded L/C SPV shall not be a Subsidiary Guarantor for all purposes under this Agreement and the other Loan Documents.
“Sustainability Pricing Adjustment Date” has the meaning specified in the definition of “Applicable Margin”.

“Sustainability Structuring Agent” shall have the meaning assigned to such term in the preamble.

364 “Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.22, as the same may be reduced from time to time pursuant to Section 2.09.
365 “Swingline Exposure” shall mean, at any time, the aggregate principal amount at such time of all outstanding Swingline Loans. The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.
366 “Swingline Lender” shall mean CNA or any other Revolving Lender that becomes the Administrative Agent pursuant to and in accordance with this Agreement or agrees, with the approval of the Administrative Agent and the Borrower, to act as the Swingline Lender hereunder, in each case, in its capacity as lender of Swingline Loans hereunder.
367 “Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.22.
368 “Tax Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
369 “Tax Equity Partner” means any tax equity partner that has entered into a joint venture agreement, limited liability company agreement or similar arrangement with an Excluded Project Subsidiary in connection with the consummation of a Permitted Tax Equity Financing.
370 “Tax-Exempt Bonds” shall mean any bonds or other securities issued by a Governmental Authority (including any quasi-governmental agencies) for the direct or indirect benefit of the Borrower or any Subsidiary Guarantor or, if permitted by Applicable Law, by the Borrower or any Subsidiary Guarantor, the payment of interest on which is exempt from applicable federal, state and/or local taxes.
371 “Tax Group” shall have the meaning assigned to such term in Section 6.06(b)(xii).
372 “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings (including interest, fines, penalties or additions to tax) imposed by any Governmental Authority.
373 “Term Borrowing” shall mean a Borrowing comprised of a Class of Term Loans, New Term Loans or Refinancing Term Loans.
374 “Term Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Term Loans hereunder as set forth on Schedule 1.01(g) or in the Assignment and Assumption or Joinder Agreement pursuant to which such Lender assumed its Term Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate principal amount of the Term Commitments on the Closing Date is $1,900,000,000.
375 “Term Lender” shall mean a Lender with a Term Commitment or an outstanding Term Loan.

376 “Term Loans” shall mean the Loan made by the Lenders to the Borrower on the Closing Date pursuant to Section 2.01(a).
377  “Texas Genco Retirement Plan” shall mean a non-contributory defined benefit pension plan maintained for participation by eligible Texas-based employees of the Borrower.
378 “Third Amendment” shall mean the Third Amendment Agreement, dated as of May 7, 2018, among the Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Agent and the Revolving Lenders party thereto.
379 “Third Amendment Effective Date” shall have the meaning assigned to such term in the Third Amendment.
380 “Third Party Securities” shall mean, with respect to any Securitization, notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership interests in receivables or other securities issued for cash consideration by the relevant Securitization Vehicle to banks, financing conduits, investors or other financing sources (other than the Borrower or any Subsidiary except in respect of the Sellers’ Retained Interest) the proceeds of which are used to finance, in whole or in part, the purchase by such Securitization Vehicle of Securitization Assets in a Securitization. The amount of any Third Party Securities shall be deemed to equal the aggregate principal, stated or invested amount of such Third Party Securities which are outstanding at such time.
381 “Total Assets” shall mean the total consolidated assets of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Borrower.
382 “Total First Lien Debt” shall mean, at any time, the aggregate amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding at such time that is subject to a first priority Lien (subject to Permitted Liens), in the amount that would be reflected on a balance sheet prepared at such time on a consolidated basis in accordance with GAAP; provided, however, that (a) Total First Lien Debt will exclude all Indebtedness of Excluded Subsidiaries (but, for the avoidance of doubt, not Guarantees of such Indebtedness by the Loan Parties), (b) with respect to Hedging Obligations of the Borrower or any Restricted Subsidiary, Total First Lien Debt will include only the amount of payments that any such Person is required to make, on the date Total First Lien Debt is being determined, as a result of an early termination or similar event in respect of outstanding Hedging Obligations of such Person, (c) for the avoidance of doubt, the undrawn amount of all outstanding letters of credit (including Letters of Credit) shall not be included in Total First Lien Debt and (d) Total First Lien Debt shall not include the amount of funds on deposit in the Funded L/C Collateral Accounts at such time.
383 “Total Net Debt” shall mean, at any time, (a) the aggregate amount of Indebtedness of the Borrower and the Restricted Subsidiaries outstanding at such time, in the amount that would be reflected on a balance sheet prepared at such time on a consolidated basis in accordance with GAAP; provided, however, that (i) Total Net Debt will exclude all Indebtedness of Excluded Subsidiaries (but, for the avoidance of doubt, not Guarantees of such Indebtedness by the Loan Parties), (ii) with respect to Hedging Obligations of the Borrower or any Restricted Subsidiary, Total Net Debt will include only the amount of payments that any such Person is required to make, on the date Total Net Debt is being determined, as a result of an early termination or similar event in respect of outstanding Hedging Obligations of such Person, (iii) for the avoidance of doubt, the undrawn amount of all outstanding letters of credit (including

Letters of Credit) shall not be included in Total Net Debt and (iv) Total Net Debt shall not include the amount of funds on deposit in the Funded L/C Collateral Accounts at such time, minus (b) the aggregate amount of all Unrestricted Cash.
384 “Total Revolving Commitment” shall mean, at any time, the aggregate amount of the Revolving Commitments, as in effect at such time. The Total Revolving Commitment on the Fourth Amendment Effective Date is $2,600,000,000.
385  “Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, (b) the borrowings hereunder, the issuance of Letters of Credit and the use of proceeds of each of the foregoing, (c) the granting of Liens pursuant to the Security Documents, (d) the re-evidencing in full of all Term Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement, (e) the replacement of the revolving credit facility (including the letter of credit facility and the swingline loan facility thereunder) under the Existing Credit Agreement with the revolving credit facility (including the letter of credit facility and swingline loan facility thereunder) under this Agreement, (f) [reserved], (g) any other transactions related to or entered into in connection with any of the foregoing and (h) the payment of fees, costs and expenses incurred in connection with the foregoing.
386 “Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate and the Alternate Base Rate.
387 “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.
388 “Uniform Customs” shall have the meaning assigned to such term in Section 9.07.
389 “Unrestricted Cash” shall mean, without duplication, on any date, (a) all cash and Cash Equivalents included in the cash and Cash Equivalents accounts listed on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at such date (other than any such amounts listed as “restricted cash” thereon) and (b) all margin deposits related to commodity positions listed as assets on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries.
390 “Unrestricted Subsidiary” shall mean any Subsidiary (other than the Funded L/C SPV) that is designated by the Borrower as an Unrestricted Subsidiary pursuant to a certificate executed by a Responsible Officer of the Borrower, but only to the extent that such Subsidiary (a) has no Indebtedness other than Non-Recourse Debt; (b) except as permitted by Section 6.07, is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; (c) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results except as otherwise permitted by this Agreement; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries except as otherwise permitted by this Agreement. Any designation of a Subsidiary as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by delivering to the Administrative Agent a certified copy of the certificate executed by a Responsible Officer of the Borrower giving effect to such designation and certifying that such designation complied with the conditions described under Section 6.10 and was permitted by Section 6.04. If, at any time, any Unrestricted Subsidiary fails to meet the requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and (A) any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 6.01, the Borrower will be in default of such covenant and (B) any assets of such Subsidiary will be deemed to be held by a Restricted Subsidiary as of such date. The Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 6.01, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Default or Event of Default would be in existence following such designation. The Unrestricted Subsidiaries on the Fourth Amendment Effective Date are set forth on Schedule 1.01(h).
391 “Voting Stock” of any Person as of any date shall mean the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
392 “Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
393 “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
394 “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including”, and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all rights and interests in tangible and intangible assets and properties of any kind whatsoever, whether real, personal or mixed, including cash, securities, Equity Interests, accounts and contract rights. The word “control”, when used in connection with the Collateral Trustee’s rights with respect to, or security interest in, any Collateral, shall have the meaning specified in the UCC with respect to that type of Collateral. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this

Agreement unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any definition of, or reference to, any Loan Document or any other agreement, instrument or document in this Agreement shall mean such Loan Document or other agreement, instrument or document as amended, restated, amended and restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein) and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.
SECTION 1.03. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
SECTION 1.04. Exchange Rates. For purposes of determining compliance under Article VI with respect to any amount in a foreign currency, the U.S. dollar-equivalent amount thereof will be calculated based on the relevant currency exchange rate in effect at the time of such incurrence. The maximum amount of Indebtedness, Liens, Investments and other basket amounts that the Borrower and its Subsidiaries may incur under Article VI shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, Liens, Investments and other basket amounts, solely as a result of fluctuations in the exchange rate of currencies, if as of the initial date of calculation the Borrower determined that each such maximum amount had not been exceeded. When calculating capacity for the incurrence of additional Indebtedness, Liens, Investments and other basket amounts by the Borrower and its Subsidiaries under Article VI the exchange rate of currencies shall be measured as of the date of calculation.
SECTION 1.05. Limited Condition Transactions. Notwithstanding anything to the contrary herein or in any other Loan Document, in connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:
(a) determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Consolidated Interest Coverage Ratio, Consolidated First Lien Leverage Ratio, Consolidated Total Net Leverage Ratio, Debt to Cash Flow Ratio and Fixed Charge Coverage Ratio, or requires the absence of any Default or Event of Default or the making of representations and warranties; or
(b) testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Total Assets or Consolidated Cash Flow);
in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof, the granting of any Liens and the making of any Restricted Payment) on a pro forma basis as if they had occurred at the beginning of the most recently completed period of four consecutive fiscal quarters for which the financial statements and certificates required by Sections 5.04(a) or 5.04(b), as the case may be, have been or were required to have been delivered ending prior to the LCT Test Date, the Borrower would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, or any requirement relating to the absence of any Default or Event of Default and the making of representations and warranties, such ratio, test or basket or requirement shall be deemed to have been complied with; provided, that if the Borrower has made an LCT Election for any Limited Condition Transaction, then (x) in connection with any subsequent calculation of any financial ratio or basket availability with respect to any Restricted Payments on or following such date of the execution of the definitive agreement and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the applicable definitive agreement is terminated or expires without consummation of such Limited Condition Transaction, any such financial ratio or basket shall be calculated (and tested) on a pro forma basis assuming that such Limited Condition Transaction had been consummated and also calculated (and tested) on a pro forma basis assuming that such Limited Condition Transaction had not been consummated and (y) in connection with any other purposes (other than the testing of compliance with Section 6.11 or 6.12, but including testing pro forma compliance with such financial covenants), any such financial ratio or basket shall be calculated (and tested) on a pro forma basis assuming that such Limited Condition Transaction had been consummated. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Cash Flow or Total Assets at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have been exceeded as a result of such fluctuations.
SECTION 1.06. Divisions
. Any reference herein to a merger, transfer, amalgamation, consolidation, assignment, sale or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such division or allocation), as if it were a merger, transfer, amalgamation, consolidation, assignment, sale or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
ARTICLE II.
The Credits
SECTION 2.01. Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties set forth herein:
(a) on the Closing Date, in accordance with and upon the terms and conditions set forth in the Restatement Agreement, (i) each Exchanging Term Lender (as defined in the Restatement Agreement) agrees to exchange all of its Existing Term Loans (as defined in the

Restatement Agreement) with Term Loans hereunder in an equal principal amount and (ii) each Additional Term Lender (as defined in the Restatement Agreement) agrees to make Term Loans in the form of Additional Term Loans (as defined in the Restatement Agreement) in dollars to the Borrower in an amount notified to such Additional Term Lender by the Administrative Agent;
(b) [reserved]; and
(c) each Revolving Lender agrees, severally and not jointly, to fund Revolving Loans in dollars to the Borrower, at any time and from time to time on or after the Fourth Amendment Effective Date and until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Revolving Lender in accordance with the terms hereof in an aggregate principal amount at any time outstanding that will not result in such Revolving Lender’s (x) Revolving Exposure exceeding such Revolving Lender’s Revolving Commitment or (y) Revolving Exposure exceeding such Revolving Lender’s Revolving Commitment.
Within the limits set forth in clause (c) above and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans, New Term Loans or Refinancing Term Loans may not be reborrowed.
SECTION 2.02. Loans. %3.  Except as set forth in Section 2.01(e)(i), each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class; provided, however, that the failure of any Lender to make any Loan required to be made by it shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.02(f) and subject to Section 2.22 relating to Swingline Loans, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.
(a) Subject to Sections 2.08 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall (i) not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) not result in increased costs for the Borrower pursuant to Sections 2.14, 2.15, 2.16 or 2.20 and (iii) take into account the obligations of each Lender to mitigate increased costs pursuant to Section 2.21 hereof. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 16 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(b) Except with respect to Loans made pursuant to Section 2.02(f), as otherwise set forth in Section 2.01(a) with respect to Term Loans and subject to Section 2.22 relating to Swingline Loans, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.
(c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing (in lieu of interest which would otherwise become due to such Lender pursuant to Section 2.06) or (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short‑term funds (which determination shall be conclusive absent clearly demonstrable error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Revolving Borrowing which is a Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the latest Revolving Maturity Date at such time.
(e) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.23(e) with respect to a Letter of Credit within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 5:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 3:00 p.m., New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the Revolving L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.23(e) prior to the time that any Revolving Lender makes any payment pursuant to this Section 2.02(f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this Section 2.02(f) to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a) (in lieu of interest which would otherwise become due to such Lender pursuant to Section 2.06), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate; and provided, further, that under no circumstances shall such Lender be entitled to seek indemnity from any Loan Party in respect of any interest so accrued or paid.
SECTION 2.03. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Loan or a deemed Borrowing pursuant to Section 2.01(a) or Section 2.02(f), as to which this Section 2.03 shall not apply), the Borrower shall notify the Administrative Agent by telephone (promptly confirmed by fax) or shall hand deliver or fax to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 (noon), New York City time, one Business Day before a proposed Borrowing; provided, however, that with respect to ABR Borrowings in respect of Term Loans made pursuant to and in accordance with Section 2.01(a) on the Closing Date, such Borrowing Request may be delivered not later than 9:00 a.m., New York City time, on the Closing Date. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the initial Interest Period with respect thereto and the Class of Loans to which such initial Interest Period will apply; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given in accordance with this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
SECTION 2.04. Repayment of Loans; Evidence of Debt. %3.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each New Term Loan and Refinancing Term Loan of such Lender made to the Borrower as provided in Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan of such Revolving Lender made to the Borrower on the Revolving Maturity Date with respect to such Revolving Loan of such Revolving Lender. The Borrower hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the latest Revolving Maturity Date at such time and the first date after such Swingline Loan is made that is the 15th day or the last day of a calendar month and is at least three Business Days after such Swingline Loan is made.
(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement, and shall provide copies of such accounts to the Borrower upon its reasonable request (at the Borrower’s sole cost and expense).

(b) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower or any Subsidiary Guarantor and each Lender’s share thereof, and shall provide copies of such accounts to the Borrower upon its reasonable request (at the Borrower’s sole cost and expense).
(c) The entries made in the accounts maintained pursuant to Sections 2.04(b) and 2.04(c) shall be conclusive evidence of the existence and amounts of the obligations therein recorded absent clearly demonstrable error; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(d) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns (i) in the form of Exhibit F, if such promissory note relates to Revolving Borrowings or (ii) in the form of Exhibit G, if such promissory note relates to Term Loans or, in any such case, any other form reasonably acceptable to the Administrative Agent. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.
SECTION 2.05. Fees. %3.  The Borrower agrees to pay to each Lender, through the Administrative Agent, no later than 30 Business Days after the last day of March, June, September and December in each year and on each date on which any Revolving Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.50% per annum on the average daily unused amount of the Revolving Commitments of such Lender (other than the Swingline Commitment) during the preceding quarter (or shorter or longer period commencing with the Closing Date and ending with the Revolving Maturity Date with respect to the Commitments of such Lender or the date on which the Commitments of such Lender shall expire or be terminated); provided that if the Consolidated Total Net Leverage Ratio as of the end of any quarter shall be equal to or less than 3:00 to 1:00, the Commitment Fee payable in respect of such quarter shall be equal to 0.375% per annum. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein. For purposes of calculating Commitment Fees with respect to Revolving Commitments only, no portion of the Revolving Commitments shall be deemed utilized under Section 2.22 as a result of outstanding Swingline Loans.
(a) Unless previously paid, the Borrower agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times from time to time agreed to in writing by the Borrower and the Administrative Agent, including pursuant to that certain fee letter, dated as of May 4, 2011, between the Borrower and Citigroup Global Markets Inc., as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof (the “Administrative Agent Fees”).

(b) The Borrower agrees to pay (i) to each Revolving Lender, through the Administrative Agent, no later than 30 Business Days after the last day of March, June, September and December of each year and on the date on which the Revolving Commitment of such Revolving Lender shall be terminated as provided herein (each, an “L/C Fee Payment Date”) a fee (an “L/C Participation Fee”) calculated on such Revolving Lender’s Pro Rata Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements which are earning interim interest pursuant to Section 2.23(h)) during the preceding quarter (or shorter or longer period commencing with the Closing Date and ending with the Revolving Maturity Date with respect to the Revolving Commitment of such Revolving Lender or the date on which all Letters of Credit have been canceled or have expired and the Revolving Commitments of all Revolving Lenders shall have been terminated) at a rate per annum equal to the Applicable Margin used to determine the interest rate on Revolving Borrowings comprised of Eurodollar Loans pursuant to Section 2.06 and (ii) to the Issuing Bank with respect to each outstanding Letter of Credit issued at the request of the Borrower a fronting fee, which shall accrue at such rate as shall be separately agreed upon between the Borrower and the Issuing Bank, on the drawable amount of such Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit (or as otherwise separately agreed upon between the Borrower and the applicable Issuing Bank), as well as the Issuing Bank’s customary documentary and processing charges with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued at the request of the Borrower or processing of drawings thereunder (the fees in this clause (ii), collectively, the “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.
(c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees actually owed and due shall be refundable under any circumstances.
(d) Notwithstanding anything herein to the contrary, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.05(a) or 2.05(c)(i) (without prejudice to the rights of the non-Defaulting Lenders in respect of such fees), provided that (i) to the extent that all or a portion of such Defaulting Lender’s Pro Rata Percentage of any Revolving L/C Exposure or Swingline Exposure is reallocated to the non-Defaulting Lenders pursuant to Section 2.26, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such non-Defaulting Lenders, pro rata in accordance with their respective Revolving Commitments, and (ii) to the extent that all or any portion of such Defaulting Lender’s Pro Rata Percentage of any Revolving L/C Exposure or Swingline Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Bank and the Swingline Lender (and the pro rata payment provisions of Section 2.17 will automatically be deemed adjusted to reflect the provisions of this Section 2.05(e)).
SECTION 2.06. Interest on Loans. %3.  Subject to the provisions of Section 2.07, the outstanding Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.
(a) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(b) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. Subject to Section 2.08, the applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.
SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due and payable hereunder or under any other Loan Document, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Revolving Loan plus 2.00%.
SECTION 2.08. Alternate Rate of Interest In the event, and on each occasion, that prior to the commencement of any Interest Period for a Eurodollar Borrowing (a) the Administrative Agent shall have determined that adequate and reasonable means do not exist for determining the Adjusted LIBO Rate for such Interest Period or (b) the Administrative Agent is advised by (i) if and to the extent such Eurodollar Borrowing consists of Revolving Loans, the Majority Revolving Lenders and/or (ii) if and to the extent such Eurodollar Borrowing consists of Term Loans, New Term Loans or Refinancing Term Loans, the Majority Term Lenders, as applicable, in each case, reasonably and in good faith that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing, for such Interest Period, then the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrower and the Lenders. In the event of any such notice, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such written or fax notice no longer exist, (A) any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing and (B) any Interest Period election that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective.
(a)  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) or the Borrower or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or the Required Lenders, as applicable, have determined, that:
(i) adequate and reasonable means do not exist for ascertaining the LIBO Rate for any requested Interest Period, including, without limitation, because the applicable screen rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or
(ii) the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBO Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”).
then, after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the Interpolated Screen Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), that has been broadly accepted by the syndicated loan market in the United States in lieu of the LIBO Rate (any such proposed rate, a “LIBOR Successor Rate”), provided that at no time shall the LIBOR Successor Rate be less than zero for purposes of this Agreement, together with any proposed LIBOR Successor Rate Conforming Changes and, notwithstanding anything to the contrary in Section 9.08, any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent notice that such Required Lenders do not accept such amendment.
(b) If no LIBOR Successor Rate has been determined and the circumstances under clause (b)(i) above exist, the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended, (to the extent of the affected Eurodollar Loans or Interest Periods). Upon receipt of such notice, the Borrower may revoke any pending request for a Eurodollar Loan of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein
SECTION 2.09. Termination and Reduction of Commitments. %3.  Unless previously terminated in accordance with the terms hereof, (i) the Term Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date and (ii) the Revolving Commitments, the Swingline Commitment and the L/C Commitment shall automatically terminate on the Revolving Maturity Date with respect to such Revolving Commitments (provided that, notwithstanding anything else herein to the contrary, the Revolving Maturity Date applicable to the L/C Commitment and the Swingline Commitment shall be the date specified in clause (ii) of the definition of “Revolving Maturity Date” unless, subject to Section 2.23(d)(iv), such date is extended with the prior written consent of, in the case of the L/C Commitment, the Issuing Banks or, in the case of the Swingline Commitment, the Swingline Lender). If any Letter of Credit remains outstanding on the Revolving Maturity Date with respect to the Revolving Commitments applicable to such Letter of Credit (and, at the time thereof, after giving effect to the repayment of the applicable Revolving Loans at such time, the Revolving Exposure of the applicable Revolving Lenders exceeds the available Revolving Commitments of such Revolving Lenders), the Borrower shall deposit with the Administrative Agent an amount in cash equal to 103% of the aggregate undrawn amount of such Letter of Credit to secure the full obligations with respect to any drawings that may occur thereunder, which amount shall be promptly returned to the Borrower upon each such Letter of Credit being terminated or cancelled.
(a) Upon at least three Business Days’ prior irrevocable written or fax notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, in each case without premium or penalty, the Revolving Commitments or the Swingline Commitment; provided, however, that (i) each partial reduction of the Revolving Commitments or the Swingline Commitment shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Exposure then in effect; provided, further, that a notice of termination may state that such termination is conditioned upon the effectiveness of other credit facilities or any other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified termination date) if such condition is not satisfied.
(b) Each reduction in the Revolving Commitments or the Swingline Commitment hereunder shall be made, at the Borrower’s option, to either (i) on a pro rata basis all Classes of Revolving Commitments outstanding on such date or (ii) the Classes of Revolving Commitments outstanding on such date in the order of the maturity date thereof, in each case, ratably among the applicable Lenders in accordance with their Pro Rata Percentages. The Borrower shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.
(c) The Borrower may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than ten Business Days’ prior notice to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.26(e) shall apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender may have against such Defaulting Lender.
SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing of the Borrower into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing of the Borrower into a Eurodollar Borrowing or to continue any Eurodollar Borrowing of the Borrower as a Eurodollar Borrowing for an additional Interest Period and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing of the Borrower to another permissible Interest Period, subject in each case to the following:
(i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;
(ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;
(iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued and unpaid interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;
(iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;
(vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;
(vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than any applicable scheduled principal payment date for a Term Borrowing occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of the sum of (A) the applicable Eurodollar Term Borrowings with Interest Periods ending on or prior to such payment date and (B) the applicable ABR Term Borrowings would not be at least equal to the principal amount of applicable Term Borrowings to be paid on such payment date; and
(viii) after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.
Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (A) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (B) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (C) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (D) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted or continued into an ABR Borrowing.
SECTION 2.11. Repayment of Term Loans, New Term Loans and Refinancing Term Loans. %3.  All Term Loans and New Term Loans outstanding on the Fourth Amendment Effective Date have been repaid in full.

(a) In the event and on each occasion that any Term Commitments, New Term Commitments or Refinancing Term Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, a New Term Loan or a Refinancing Term Loan the installments payable on each applicable repayment date, as applicable, shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.
(b) [reserved].
(c) On the dates (if any) set forth in the applicable Joinder Agreement, or if any such date is not a Business Day, on the next preceding Business Day, the Borrower shall pay to the Administrative Agent, for the account of the Lenders holding New Term Loans and/or

Refinancing Term Loans, a principal amount of such New Term Loans and/or Refinancing Term Loans (in each case, as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(b)) in the aggregate amounts set forth in the applicable Joinder Agreement, together, in each case, with accrued and unpaid interest and Fees on the amount to be paid to but excluding the date of such payment.
(d) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.
SECTION 2.12. Prepayment. %3.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the provisions of Section 2.12(d) below, upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.
(a) Except as otherwise set forth in Section 2.12(e) below, optional prepayments of Term Loans, New Term Loans and Refinancing Term Loans shall be applied, at the Borrower’s option, either (i) on a pro rata basis to all Classes of Term Loans, New Term Loans and Refinancing Term Loans in accordance with their respective aggregate principal amount or (ii) to the Classes of Term Loans, New Term Loans and Refinancing Term Loans in the order of the maturity date of each such Class (and, within any such Class, on a pro rata basis to the applicable Lenders); provided that with respect to any such prepayment of any Class of Term Loans, New Term Loans and Refinancing Term Loans such prepayment shall be applied against the remaining scheduled installments of principal due in respect of such Class as directed by the Borrower.
(b) Each notice of prepayment shall be substantially in the form of Exhibit H, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein; provided that a notice of prepayment may state that such prepayment is conditioned upon the effectiveness of other credit facilities or any other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. All prepayments and failures to prepay under this Section 2.12 shall be subject to Section 2.16. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
(c) Any (i) amendment, amendment and restatement or other modification of this Agreement consummated after the Second Amendment Effective Date but on or prior to the date that is six months after the Second Amendment Effective Date or (ii) voluntary prepayment of all but not less than all of the Term Loans then outstanding consummated after the Second Amendment Effective Date but on or prior to the date that is six months after the Second Amendment Effective Date with the proceeds of a substantially concurrent issuance or incurrence of new bank loans (which voluntary prepayment shall be deemed to have occurred even if a portion of the Term Loans then outstanding are replaced, converted or re-evidenced with, into or by such new loans so long as all but not less than all of the Term Loans then outstanding are so prepaid) the primary purpose of which, in the case of either clause (i) or clause (ii), is to decrease the Applicable Margin with respect to the Term Loans then outstanding shall be accompanied by a fee payable to the Lenders holding the Term Loans then outstanding (which shall include any Non-Consenting Lender that is repaid in connection with any such amendment or amendment and restatement), in an amount equal to 1.00% of the aggregate principal amount of the Term Loans then outstanding only if such amendment, amendment and restatement, other modification or prepayment is not otherwise undertaken in connection with another material transaction or series of related material transactions.
(d) %4.  Notwithstanding anything to the contrary in this Agreement (including but not limited to Sections 2.12(a), 2.12(b), 2.17, 2.18 and 2.19 (which provisions shall not be applicable to this Section 2.12(e)) or any other Loan Document, any Purchasing Borrower Party shall have the right at any time and from time to time prior to the Latest Maturity Date in respect to any Term Borrowing to purchase Loans under such Term Borrowing from the applicable Lenders at a discount to the par value of such Loans (each, a “Discounted Voluntary Purchase”) pursuant to and in accordance with this Section 2.12(e). Each Discounted Voluntary Purchase shall be subject to each of the following conditions: (A) no Discounted Voluntary Purchase shall be made, directly or indirectly, with the proceeds of any Loan, (B) any Discounted Voluntary Purchase may, at the election of the Purchasing Borrower Party, be offered in respect of one or more Classes of Term Loans, but shall be offered pro rata to all Term Lenders within the Classes of Term Loans selected by the Purchasing Borrower Party, (C) such Purchasing Borrower Party shall deliver to the Administrative Agent a certificate stating that (1) no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Purchase (after giving effect to any related waivers, supplements or amendments obtained in connection with such Discounted Voluntary Purchase) and (2) each of the conditions to such Discounted Voluntary Purchase contained in this Section 2.12(e) has been satisfied, (D) no Discounted Voluntary Purchase shall be deemed to be a prepayment pursuant to this Section 2.12 and (E) any Term Loans repurchased in any Discounted Voluntary Purchase by any Purchasing Borrower Party shall, without further action by any Person, be deemed cancelled and no longer outstanding (and may not be resold by any Purchasing Borrower Party) for all purposes of this Agreement and all other Loan Documents, including (x) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (y) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (z) the determination of Required Lenders, Majority Term Lenders or for any similar or related purpose, under this Agreement or any other Loan Document, and the Administrative Agent is hereby authorized to make appropriate entries in the Register to reflect any such cancellation.
(i) To the extent that a Purchasing Borrower Party seeks to make a Discounted Voluntary Purchase, such Purchasing Borrower Party will deliver to the Administrative Agent written notice substantially in the form of Exhibit I and with such changes as agreed to by the Administrative Agent (each, a “Discounted Purchase Option Notice”) not later than 11:00 a.m., New York City time, at least ten Business Days prior to the proposed Acceptance Date that such Purchasing Borrower Party desires to purchase Term Loans in an aggregate principal amount specified therein by the Purchasing Borrower Party (each, a “Proposed Discounted Purchase Amount”), in each case at a discount to the par value of such Term Loans as specified below. The Proposed Discounted Purchase Amount of Term Loans shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. The Discounted Purchase Option Notice shall further specify with respect to the proposed Discounted Voluntary Purchase: (A) the Proposed Discounted Purchase Amount of Term Loans, (B) a discount range (which may be a single percentage) selected by the Purchasing Borrower Party with respect to such proposed Discounted Voluntary Purchase (representing the percentage of par of the principal amount of Term Loans to be prepaid) (the “Discount Range”) and (C) the date by which Term Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Purchase which shall be at least five Business Days following the date of the Discounted Purchase Option Notice (the “Acceptance Date”);

provided that any Term Lender offered or approached to participate in any Discounted Voluntary Purchase (x) may elect or decline, in its sole discretion, to participate in such Discounted Voluntary Purchase, (y) shall make its own decision on whether to sell any of its Term Loans and, if it decides to do so, the principal amount of and price to be sought for such Term Loans and (z) shall, in its sole discretion, consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning such Discounted Voluntary Purchase.
(ii) Upon receipt of a Discounted Purchase Option Notice in accordance with Section 2.12(e)(ii), the Administrative Agent shall promptly notify each Term Lender thereof. On or prior to the Acceptance Date, each such Term Lender may, in its discretion, specify, by delivering a written notice substantially in the form of Exhibit J and with such changes as agreed to by the Administrative Agent (each, a “Lender Participation Notice”) to the Administrative Agent, (A) a minimum price (the “Acceptable Price”) within the Discount Range (for example, 80.0% of the par value of the Term Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans with respect to which such Term Lender is willing to permit a Discounted Voluntary Purchase at the Acceptable Price (“Offered Loans”). Based on the Acceptable Prices and principal amounts of Term Loans specified by the Term Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Purchasing Borrower Party, shall determine the applicable discount for Term Loans (the “Applicable Discount”), which Applicable Discount shall be (x) the percentage specified by the Purchasing Borrower Party if the Purchasing Borrower Party has selected a single percentage pursuant to Section 2.12(e)(ii) for the Discounted Voluntary Purchase or (y) otherwise, the lowest Acceptable Price at which the Purchasing Borrower Party can pay the Proposed Discounted Purchase Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Price); provided, however, that in the event that such Proposed Discounted Purchase Amount cannot be paid in full at any Acceptable Price, the Applicable Discount shall be the highest Acceptable Price specified by the Term Lenders that is within the Discount Range. The Applicable Discount shall be applicable to all Term Lenders who have offered to participate in the Discounted Voluntary Purchase and hold Qualifying Loans. Any Term Lender with outstanding Term Loans whose Lender Participation Notice is not received by the Administrative Agent on or prior to the Acceptance Date shall be deemed to have declined to participate in a Discounted Voluntary Purchase of any of its Term Loans at any discount to their par value within the Applicable Discount.
(iii) The Purchasing Borrower Party shall make a Discounted Voluntary Purchase by prepaying at the Applicable Discount those Term Loans (or the respective portions thereof) offered by the Term Lenders (the “Qualifying Lenders”) that specify an Acceptable Price that is equal to or lower than the Applicable Discount (the “Qualifying Loans”); provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest and other amounts due and payable with respect thereto at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Purchase Amount, calculated by applying the Applicable Discount, the Purchasing Borrower Party shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest and other amounts due and payable with respect thereto at such time) would be less than the amount of the aggregate proceeds required to prepay the Proposed Discounted Purchase

Amount, calculated by applying the Applicable Discount, the Purchasing Borrower Party shall prepay all Qualifying Loans.
(iv) Each Discounted Voluntary Purchase shall be made within four Business Days of the Acceptance Date (or such other date as the Administrative Agent may reasonably agree to, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to the provisions of Section 2.12(d)), upon irrevocable notice substantially in the form of Exhibit K and with such changes as agreed to by the Administrative Agent (each a “Discounted Voluntary Purchase Notice”), delivered by the applicable Purchasing Borrower Party to the Administrative Agent no later than 11:00 a.m. (New York City time), three Business Days prior to the date of such Discounted Voluntary Purchase, which notice shall specify the date and amount of the Discounted Voluntary Purchase and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Purchase Notice, the Administrative Agent shall promptly notify each relevant Term Lender thereof. If any Discounted Voluntary Purchase Notice is given, the Purchasing Borrower Party shall pay the amount specified in such Discounted Voluntary Purchase Notice to the applicable Qualifying Lenders on the date specified therein, together with accrued and unpaid interest on the par principal amount of such applicable Qualifying Loans to but excluding the date of payment, and each such Discounted Voluntary Purchase shall be consummated pursuant to an Assignment and Assumption executed by the applicable Purchasing Borrower Party and each applicable Qualifying Lender and shall be recorded in the Register in accordance with Section 9.04(e).
(v) To the extent not expressly set forth herein, each Discounted Voluntary Purchase shall be consummated pursuant to reasonable procedures (including as to timing, rounding and calculation of Applicable Discount in accordance with Section 2.12(e)(iii) above) established by the Administrative Agent and the Borrower.
(vi) Prior to the delivery of a Discounted Voluntary Purchase Notice, upon written notice to the Administrative Agent, the Purchasing Borrower Party may withdraw its offer to make a Discounted Voluntary Purchase pursuant to any Discounted Purchase Option Notice.
(vii) Each of each Qualifying Lender and each Purchasing Borrower Party acknowledges and agrees that, with respect to any Discounted Voluntary Purchase, (A) it or any other party to such Discounted Voluntary Purchase may have, or come into possession of, information (collectively, the “Excluded Information”) regarding the Borrower, its Subsidiaries, their respective securities or the Loan Documents (including financial results and business plans) that is not known or available to any Agent, any Arranger, any Issuing Bank, any Loan Party or any Lender and that may be material to its or such other party’s decision to enter into such Discounted Voluntary Purchase (including material non-public information with respect to the Borrower, its Subsidiaries or their respective securities), and that it or any other party to such Discounted Voluntary Purchase may be entering into such Discounted Voluntary Purchase based on the Excluded Information, (B) it has independently and without reliance on any Agent, any Arranger, any Issuing Bank, any Loan Party or any Lender (and no, Agent, Arranger, Issuing Bank, Loan Party or Lender shall have any duty or responsibility to conduct any analysis on its behalf), and based on such information as it has deemed appropriate (including, if applicable, the Excluded Information), made its own independent analysis (including credit, legal, tax and bankruptcy analysis), consulted with its own advisors with respect thereto as it has deemed appropriate and determined to enter into such Discounted Voluntary Purchase and to consummate the transactions contemplated thereby, notwithstanding its lack of knowledge of the Excluded Information or the knowledge by any other party to such Discounted Voluntary Purchase of the Excluded Information, and (C) none of any Agent, any Arranger, any Issuing Bank, any Loan Party or any Lender shall have any liability to it with respect to the nondisclosure of the Excluded Information, and it hereby to the extent permitted by law waives and releases any claims it may have against any Agent, any Arranger, any Issuing Bank, any Loan Party or any Lender under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information; provided that the Excluded Information shall not and does not affect the truth or accuracy of any representations or warranties made by it in any documents executed by it with respect to such Discounted Voluntary Purchase or any representations or warranties made by any Loan Party under any Loan Document.
(viii) None of any Agent, any Arranger, any Issuing Bank, any Lender or any of their respective affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Borrower, the Loan Parties, or any of their Affiliates (whether contained in the documents with respect to any Discounted Voluntary Purchase or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.
(ix) Solely for purposes of this Section 2.12(e), references to Term Loans and Term Lenders shall include New Term Loans, Refinancing Term Loans, Term Lenders and Refinancing Term Lenders, as applicable.
SECTION 2.13. Mandatory Prepayments. %3.  In the event of any termination in full of all the Revolving Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and all its outstanding Swingline Loans and replace all its outstanding Letters of Credit and/or deposit an amount equal to the Revolving L/C Exposure in cash in a cash collateral account established with the Administrative Agent for the benefit of the Revolving Lenders and the Issuing Bank. If as a result of any partial reduction of the Revolving Commitments the Aggregate Revolving Exposure would exceed the Total Revolving Commitment, after giving effect thereto, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Borrowings or Swingline Loans (or a combination thereof) and/or cash collateralize Letters of Credit in an amount sufficient to eliminate such excess. Each prepayment under this Section 2.13(a) shall be made on a pro rata basis among the Revolving Commitments based on the Pro Rata Percentages of each Lender.
(a) (i) In the event that, pursuant to Section 6.04, the Borrower is required to commence an Asset Sale Offer, the Borrower shall, to the extent required under the applicable Joinder, prepay the Term Loans, New Term Loans and Refinancing Term Loans then outstanding according to the procedures and in the amounts specified below. The Asset Sale Offer shall be made to all Term Lenders, New Term Lenders and Refinancing Term Lenders and, at the election of the Borrower, to other holders of other Indebtedness under Credit Facilities that is pari passu with the Guaranteed Obligations and that constitutes Priority Lien Debt (as defined in the Collateral Trust Agreement) containing provisions similar to those set forth in this Agreement with respect to offers to prepay, purchase or redeem with the proceeds of sales of assets on a pro rata basis (and within any Class on a pro rata basis to the applicable Lenders). The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by Applicable Laws (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Prepayment Date”), the Borrower shall apply all Excess Proceeds (the

“Offer Amount”) to the prepayment of the Term Loans, New Term Loans and Refinancing Term Loans then outstanding with respect to which the Lenders thereof shall have elected a prepayment with such Excess Proceeds and, if applicable and at the Borrower’s election, to the prepayment or the purchase, as applicable, of such other pari passu Indebtedness under Credit Facilities (on a pro rata basis, if applicable) or, if less than the Offer Amount has been accepted in such Asset Sale Offer at the end of the applicable Offer Period, to the prepayment of the Term Loans, New Term Loans and Refinancing Term Loans then outstanding with respect to which the Lenders thereof shall have elected a prepayment with such Offer Amount. If the aggregate principal amount of Term Loans, New Term Loans, Refinancing Term Loans and such other pari passu Indebtedness accepting such Asset Sale Offer exceeds the Offer Amount, such prepayment or purchase shall be made on a pro rata basis with respect thereto.
(i) Upon the commencement of an Asset Sale Offer, the Borrower shall deliver to the Administrative Agent, on the first day of each applicable Offer Period, written or fax notice (or telephone notice promptly confirmed by written or fax notice) substantially in the form of Exhibit L, which notice shall be irrevocable and shall commit the Borrower to prepay the Term Loans, New Term Loans and Refinancing Term Loans then outstanding by the Offer Amount stated therein on the Prepayment Date stated therein. The Administrative Agent shall notify the Term Lenders, New Term Lenders and Refinancing Term Lenders promptly upon receipt of the Borrower’s notice.
(ii) On the Prepayment Date, the Borrower shall (A) prepay, on a pro rata basis to the extent necessary, the Offer Amount of the Term Loans, New Term Loans and Refinancing Term Loans then outstanding or portions thereof with respect to which the Lenders thereof shall have elected a prepayment with such Excess Proceeds pursuant to the Asset Sale Offer, or, if less than the Offer Amount has been accepted in such Asset Sale Offer at the end of the applicable Offer Period, prepay the Term Loans, New Term Loans and Refinancing Term Loans then outstanding with respect to which the Lenders thereof shall have elected a prepayment with such Offer Amount, which prepayment shall, in each case, be applied on a pro rata basis against the remaining scheduled installments of principal due and the final payment on the maturity date in respect of each Class of Term Loans, New Term Loans and Refinancing Term Loans and (B) deliver to the Administrative Agent an Officers’ Certificate stating that such Term Loans, New Term Loans and Refinancing Term Loans or portions thereof were prepaid in accordance with the terms of this Section 2.13(b).
(b) The Borrower shall deliver to the Administrative Agent and the Issuing Bank, at the time of each prepayment, reduction or cash collateralization required under this Section 2.13, a certificate signed by a Financial Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment, reduction or cash collateralization. Each notice of reduction or cash collateralization shall specify the reduction or cash collateralization date, the Type and Class of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid and the amount of any reduction of Revolving Commitments. All prepayments of Borrowings or reductions of Revolving Commitments pursuant to this Section 2.13 shall be accompanied by accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment and shall be subject to Section 2.16, but shall otherwise be without premium or penalty.
SECTION 2.14. Reserve Requirements; Change in Circumstances. %3.  Notwithstanding any other provision of this Agreement, if any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, the Administrative Agent or the Issuing Bank,
(ii) subject any Lender, the Administrative Agent or any Issuing Bank to any Taxes (other than Indemnified Taxes or Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii) impose on any Lender, the Administrative Agent or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit (except, in each case, any such reserve requirement which is reflected in the Adjusted LIBO Rate), and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining, continuing or converting to any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to any Lender, the Administrative Agent or any Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount reasonably deemed by such Lender, the Administrative Agent or such Issuing Bank to be material, then the Borrower will pay to such Lender, the Administrative Agent or the Issuing Bank, as the case may be, promptly upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
(b) If any Lender, the Administrative Agent or any Issuing Bank shall have determined that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, the Administrative Agent’s or the Issuing Bank’s capital or on the capital of such Lender’s, the Administrative Agent’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans purchased by, such Lender or the Letters of Credit issued by such Issuing Bank to a level below that which such Lender, the Administrative Agent or such Issuing Bank or such Lender’s, the Administrative Agent’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, the Administrative Agent’s or such Issuing Bank’s policies and the policies of such Lender’s, the Administrative Agent’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity) by an amount reasonably deemed by such Lender, the Administrative Agent or such Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender, the Administrative Agent or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, the Administrative Agent or such Issuing Bank or such Lender’s, the Administrative Agent’s or such Issuing Bank’s holding company for any such reduction suffered.
(c) A certificate of a Lender, the Administrative Agent or an Issuing Bank setting forth the amount or amounts reasonably determined by such Person to be necessary to compensate such Lender, the Administrative Agent or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section, the calculations and criteria applied to determine such amount or amounts, and other documentation or information reasonably supporting the conclusions in such certificate, shall be delivered to the Borrower and shall, absent clearly demonstrable error, be final and conclusive and binding. The Borrower shall pay such Lender, the Administrative Agent or the Issuing Bank, as the case may be, the amount or amounts shown as due on any such certificate delivered by it within 10 days after its receipt of the same.
(d) Failure or delay on the part of any Lender, the Administrative Agent or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, the Administrative Agent’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be under any obligation to compensate any Lender, the Administrative Agent or any Issuing Bank under paragraph (a) or (b) above for increased costs or reductions with respect to any period prior to the date that is 270 days prior to such request; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 270-day period. The protection of this Section shall be available to each Lender, the Administrative Agent and each Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.
SECTION 2.15. Change in Legality. %3.  Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower (which notice shall include documentation or information in reasonable detail supporting the conclusions in such notice) and to the Administrative Agent:
(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and
(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.
In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans. Any such conversion of a Eurodollar Loan under (i) above shall be subject to Section 2.16.
(b) For purposes of this Section 2.15, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.
SECTION 2.16. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such

Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include, in the case of a Lender, an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender believes it is entitled to receive pursuant to this Section 2.16, including the calculations and criteria applied to determine such amount or amounts, and other documentation or information reasonably supporting the conclusions in such certificate, shall be delivered to the Borrower and shall, absent clearly demonstrable error, be final and conclusive and binding.
SECTION 2.17. Pro Rata Treatment. Except as provided below in this Section 2.17 with respect to Swingline Loans and as required under Section 2.09(d), 2.12(e), 2.13, 2.14, 2.15, 2.20, 2.21, 2.22(e), 2.23(d)(ii), 2.24, 2.25, 9.04, or 9.19, each Borrowing, each payment or prepayment of principal of any Borrowing by the Borrower, each payment of reimbursement obligations, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Commitments, the New Term Commitments, the Refinancing Term Commitments or the Revolving Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type, in each case, by the Borrower, shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Revolving Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) pro rata in accordance with such respective Revolving Commitments. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.
SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if, other than as a result of any assignment of Loans pursuant to and in accordance with this Agreement (including any assignment to any Purchasing Borrower Party pursuant to and in accordance with Section 2.12(e) and any assignment by a Lender pursuant to and in accordance with Section 9.04), it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and Revolving L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and Revolving L/C Exposure and participations in Loans and Revolving L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and Revolving L/C Exposure then outstanding as the principal amount of its Loans and Revolving L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and Revolving L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest; provided, further, that in the event that any Defaulting Lender exercises any such right of setoff, (a) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, the Swingline Lender and the Lenders and (b) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.
SECTION 2.19. Payments. %3.  The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon) (or such other time as otherwise required by Section 2.23(e)), New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank, (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.22(e) and (iii) payments pursuant to Sections 2.14, 2.16 or 2.20, which at the election of the Borrower may be made directly to the Lender claiming the benefit of any such Sections) shall be made to the Administrative Agent at its offices at 390 Greenwich Street, New York, NY 10013 by wire transfer of immediately available funds (or as otherwise agreed by the Borrower and the Administrative Agent). The Administrative Agent shall pay to each Lender any payment received on such Lender’s behalf promptly after the Administrative Agent’s receipt of such payment. All payments hereunder and under each other Loan Document shall be made in dollars.
(a) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.
SECTION 2.20. Taxes. %3.  Except as otherwise provided herein, any and all payments by or on account of any obligation of the Borrower or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any other Loan Party or the Administrative Agent shall be required to deduct or withhold any Indemnified Taxes or

Other Taxes from such payments, then (i) the sum payable by the Borrower or such other Loan Party shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent, such Issuing Bank or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions and withholdings been made, (ii) the Borrower or such other Loan Party shall make (or cause to be made) such deductions and withholdings and (iii) the Borrower or such other Loan Party shall pay (or cause to be paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. In addition, the Borrower or any other Loan Party hereunder shall pay (or cause to be paid) any Other Taxes imposed other than by deduction or withholding to the relevant Governmental Authority in accordance with applicable law.
(a) The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Issuing Bank or such Lender, as the case may be, or any of their respective Affiliates, on or with respect to any payment by or on account of any obligation of the Borrower or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability shall be delivered to the Borrower by an Issuing Bank or a Lender, or by the Administrative Agent on its behalf or on behalf of an Issuing Bank or a Lender, promptly upon such party’s determination of an indemnifiable event and such certificate shall be conclusive absent clearly demonstrable error; provided that the failure to deliver such certificate shall not affect the obligations of the Borrower under this Section 2.20(b) except to the extent the Borrower is actually prejudiced thereby. Payment under this Section 2.20(b) shall be made within 15 days from the date of delivery of such certificate; provided that the Borrower shall not be obligated to make any such payment to the Administrative Agent, the Issuing Bank or the Lender (as the case may be) in respect of penalties, interest and other liabilities attributable to any Indemnified Taxes or Other Taxes if and to the extent that such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of the Administrative Agent, such Issuing Bank or such Lender, in each case, as determined by a court of competent jurisdiction by final and nonappealable judgment, or to the failure of the Administrative Agent, an Issuing Bank or a Lender to deliver a timely certificate as to the amount of an indemnifiable liability.
(b) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any other Loan Party to a Governmental Authority, and in any event within 60 days of such payment being due, the Borrower shall deliver to the Administrative Agent, the relevant Lender or the relevant Issuing Bank, if applicable, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent, the relevant Lender or the relevant Issuing Bank, if applicable.
(c) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the reasonable written request of the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such

Lender’s judgment such completion, execution or delivery would not materially prejudice the legal position of such Lender.
In addition, each Foreign Lender shall (i) furnish to the Administrative Agent and the Borrower on or before it becomes a party to this Agreement, two accurate and complete copies of executed (a) U.S. Internal Revenue Service Forms W-8BEN or W-8BEN-E, as applicable (or successor form), (b) to the extent the Foreign Lender is not the beneficial owner, U.S. Internal Revenue Service Forms W-8IMY, accompanied by U.S. Internal Revenue Service Form W-8ECI (or successor form), U.S. Internal Revenue Service Forms W-8BEN or W-BEN-E, as applicable (or successor form), U.S. Internal Revenue Service Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable, or (c) U.S. Internal Revenue Service Form W-8ECI (or successor form), certifying, in each case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder, and (ii) provide new (a) U.S. Internal Revenue Service Forms W-8BEN or W-8BEN-E, as applicable (or successor form), (b) to the extent the Foreign Lender is not the beneficial owner, U.S. Internal Revenue Service Forms W-8IMY, accompanied by U.S. Internal Revenue Service Form W-8ECI (or successor form), U.S. Internal Revenue Service Forms W-8BEN or W-BEN-E, as applicable (or successor form), U.S. Internal Revenue Service Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable, or (c) U.S. Internal Revenue Service Form W-8ECI (or successor form), in each case, upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder; provided that any Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Tax Code and is relying on the so-called “portfolio interest exemption” shall also furnish a “Non-Bank Certificate” in the form of Exhibit M together with a Form W-8BEN (or W-8BEN-E or successor form). Notwithstanding any other provision of this Section 2.20(d), a Foreign Lender shall not be required to deliver any form pursuant to this Section 2.20(d) that such Foreign Lender is not legally able to deliver.
(d) Any Lender that is a United States person, as defined in Section 7701(a)(30) of the Tax Code shall deliver to the Borrower (with a copy to the Administrative Agent) two accurate and complete original signed copies of Internal Revenue Service Form W-9, or any successor form that such person is entitled to provide at such time in order to comply with United States back-up withholding requirements.
(e) If a payment made to a Lender hereunder may be subject to U.S. federal withholding tax under FATCA, such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law and such additional documentation reasonably requested by the Borrower or the Administrative Agent to comply with its withholding obligations, to determine that such Lender has complied with such Lender’s obligations or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.20 shall survive the payment in full of all amounts due hereunder.
(h) For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
SECTION 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. %3.  In the event (i) any Lender or any Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank pursuant to Section 2.20 or (iv) any Lender is a Defaulting Lender, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or such Issuing Bank and the Administrative Agent, require such Lender or such Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (B) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, of the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld or delayed, and (C) the Borrower or such assignee shall have paid to the affected Lender or Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or such Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); provided, further, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or such Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or such Issuing Bank pursuant to paragraph (b) below), or if such Lender or such Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or such Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each of each Lender and each Issuing Bank agrees that, if the Borrower exercises its option under this Section 2.21(a), such Lender or such Issuing Bank, as applicable, shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.04 (including an Assignment and Assumption duly executed by such Lender or such Issuing Bank, as applicable, with respect to such assignment). In the event that a Lender or an Issuing Bank, as applicable, does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, the Borrower shall be entitled (but not obligated), and such Lender or such Issuing Bank, as applicable, authorizes, directs and grants an irrevocable power of attorney (which power is coupled with an interest) to the Borrower, to execute and deliver, on behalf of such Lender or such Issuing Bank, as applicable, as assignor, all documentation necessary to effectuate such assignment in accordance with Sections 2.21 and 9.04 (including an Assignment and Assumption) in the circumstances contemplated by this Section 2.21(a) and any documentation so executed and delivered by the Borrower shall be effective for all purposes of documenting an assignment pursuant to and in accordance with Section 9.04.
(a) If (i) any Lender or any Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrower is required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or such Issuing Bank shall use reasonable efforts (which shall not require such Lender or such Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden reasonably deemed by it to be significant) (A) to file any certificate or document reasonably requested in writing by the Borrower or (B) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce or eliminate its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce or eliminate amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any Issuing Bank in connection with any such filing or assignment, delegation and transfer.
SECTION 2.22. Swingline Loans. %3.  Swingline Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties set forth herein, the Swingline Lender agrees to make loans to the Borrower, at any time and from time to time after the Closing Date, and until the earlier of the latest Revolving Maturity Date at such time and the termination of the Revolving Commitments in accordance with the terms hereof (provided that the agreement of the Swingline Lender to make Swingline Loans shall not extend beyond the date specified in clause (ii) of the definition of “Revolving Maturity Date” without the prior written consent of the Swingline Lender), in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all Swingline Loans exceeding $50,000,000 in the aggregate, (ii) the Swingline Loans exceeding the amount of available Revolving Commitments whose applicable Revolving Maturity Date is 15 days after such Swingline Loan is (or is to be) made or (iii) the Aggregate Revolving Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Commitment. Each Swingline Loan shall be in a principal amount that is an integral multiple of $500,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits, the Borrower may borrow, pay or prepay, without premium or penalty, and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.
(a) Swingline Loans. The Borrower shall notify the Administrative Agent by fax, or by telephone (confirmed by fax), not later than 10:00 a.m., New York City time, on the day of a proposed Swingline Loan to be made to it. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any notice received from the Borrower pursuant to this Section 2.22(b). The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender by no later than 3:00 p.m. on the date such Swingline Loan is so requested.
(b) Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving written or fax notice (or telephone notice promptly confirmed by written or fax notice) to the Swingline Lender and to the Administrative Agent before 12:00 (noon), New York City time, on the date of prepayment at the Swingline Lender’s address for notices specified in Section 9.01. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to the date of payment.
(c) Interest. Each Swingline Loan shall be an ABR Loan and, subject to the provisions of Section 2.07, shall bear interest as provided in Section 2.06(a).
(d) Participations. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. The Administrative Agent will, promptly upon receipt of such notice, give notice to each Revolving Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Revolving Lender’s Pro Rata Percentage of such Swingline Loan or Loans Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.22(e) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this Section 2.22(e) by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders under this Section) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this Section 2.22(e) and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this Section 2.22(e) and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this Section 2.22(e) shall not relieve the Borrower (or other party liable for obligations of the Borrower) of any default in the payment thereof.
SECTION 2.23. Letters of Credit. %3.  General. Subject to the terms and conditions hereof, (i) each Issuing Bank agrees to issue, upon the Borrower’s request, a Letter of Credit in such form as may be reasonably approved from time to time by the Issuing Bank at any time and from time to time while the Revolving Commitments remain in effect for the Borrower’s account or for the account of any of the Subsidiaries (other than the Funded L/C SPV) or any Minority Investment, provided that (A) the agreement of the Issuing Bank to issue Letters of Credit shall not extend beyond the date specified in clause (ii) of the definition of “Revolving Maturity Date” without the prior written consent of the Issuing Bank, (B) if such Letter of Credit is being issued for the account of a Subsidiary (other than the Funded L/C SPV), the Borrower and such Subsidiary (other than the Funded L/C SPV), as the case may be, shall be co-applicants with respect to such Letter of Credit, (C) if such Letter of Credit is being issued for the account of a Subsidiary (other than the Funded L/C SPV) or any Minority Investment, the Issuing Bank shall have received at least three Business Days (or such shorter period of time acceptable to the Issuing Bank) prior to the proposed date of issuance of such Letter of Credit all documentation and other information reasonably requested by it with respect to such Subsidiary or Minority Investment that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, (D) no Issuing Bank will be required to provide documentary, trade or commercial letters of credit without its consent (in such Issuing Bank’s sole discretion) and (E) the maximum amount of Letters of Credit at any time issued and outstanding of any Issuing Bank shall not exceed the amount set forth on Schedule 2.23(b) (as such schedule may be updated from time to time with the consent of the applicable Issuing Banks) without the prior written consent of the Borrower and the applicable Issuing Bank (it being understood and agreed that no other consent (including pursuant to Section 9.08 of this Agreement) will be required to increase or decrease such amount and only the consent of the Borrower and the applicable Issuing Bank will be required to establish, increase or decrease the maximum amount of Letters of Credit with respect to such Issuing Bank), and no Issuing Bank shall have any obligation to issue, amend, renew, increase or extend any Letter of Credit issued or to be issued by it if such issuance, amendment, renewal, increase or extension shall (after giving effect thereto) cause the maximum amount of Letters of Credit issued or to be issued by it to exceed the applicable foregoing maximum amount with respect to such Issuing Bank and (ii) each letter of credit issued by an Issuing Bank and set forth on Schedule 2.23(a) (each an “Existing Letter of Credit”) shall be deemed to be a Letter of Credit under this Agreement and shall constitute a “Letter of Credit” for all purposes under this Agreement. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.
Notwithstanding the foregoing, no Issuing Bank is under any obligation to issue any Letter of Credit if at the time of such issuance:
(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect with respect to such Issuing Bank on the Closing Date, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Bank as of the Closing Date and which such Issuing Bank reasonably and in good faith deems material to it; or
(ii) such Issuing Bank shall have received from the Borrower or the Administrative Agent prior to the issuance of such Letter of Credit notice that the issuance of such Letter of Credit is not permitted under this Agreement.
(b) Notice of Issuance, Amendment, Renewal, Increase, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (other than an Existing Letter of Credit) or to amend, renew, increase or extend an existing Letter of Credit, the Borrower shall hand deliver or fax or electronic communication (including through the Internet or other electronic platform) to the Issuing Bank and the Administrative Agent (no less than three Business Days (or such shorter period of time acceptable to the Issuing Bank) in advance of the requested date of issuance, amendment, renewal, increase or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed, increased or extended, the date of issuance, amendment, renewal, increase or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be reasonably necessary to prepare such Letter of Credit. If requested by the Issuing Bank, the Borrower shall also submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. The Issuing Bank shall promptly (i) notify the Administrative Agent in writing of the amount and expiry date of each Letter of Credit issued by it and (ii) provide a copy of such Letter of Credit (and any amendments, renewals, increases or extensions thereof) to the Administrative Agent. A Letter of Credit shall be issued, amended, renewed, increased or extended only if, and upon issuance, amendment, renewal, increase or extension of each such Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal, increase or extension, the Aggregate Revolving Exposure shall not exceed the Total Revolving Commitment and that the other conditions expressly set forth herein are satisfied in respect thereto.
(c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit and (ii) the date that is five Business Days prior to the latest applicable Revolving Maturity Date with respect to which the aggregate amount of Revolving Commitments maturing on or after such Revolving Maturity Date shall equal or exceed the Revolving L/C Exposure related to such Letter of Credit and all other Letters of Credit expiring on or after the date thereof, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the applicable Revolving Maturity Date described above) unless the Issuing Bank notifies the beneficiary thereof at least 30 days (or within such longer period as specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.
(d) Participations.
(i) By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.23(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(ii) On the Fourth Amendment Effective Date, the participations in any issued and outstanding Letters of Credit shall be reallocated so that after giving effect thereto, the Revolving Lenders shall share ratably in such participations in accordance with the aggregate Revolving Commitments. Thereafter, participations in any newly issued Letters of Credit shall be allocated in accordance with the aggregate Revolving Commitments.
(iii) [reserved].
(iv) Notwithstanding anything to the contrary herein, each Revolving Lender’s participation in any undrawn Letter of Credit that is outstanding on the Revolving Maturity Date with respect to the Revolving Commitments of such Revolving Lender shall terminate on such applicable Revolving Maturity Date.
(e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay or cause to be paid to the Administrative Agent an amount equal to such L/C Disbursement not later than two hours after the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 1:00 p.m., New York City time, on any Business Day, not later than 12:00 (noon), New York City time, on the immediately following Business Day.
(f) Obligations Absolute. The Borrower’s obligations to reimburse L/C Disbursements as provided in Section 2.23(e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:
(i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;
(ii) any amendment or waiver of, or any consent to departure from, all or any of the provisions of any Letter of Credit or any Loan Document;
(iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and
(vi) any other act or omission to act or delay of any kind of the Issuing Bank, any Lender, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower’s obligations hereunder.
Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment, in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (A) the Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (B) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.
(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by fax, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the applicable Revolving Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Lender notice thereof.
(h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.
(i) Resignation or Removal of the Issuing Bank. Any Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to such Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional, extend, or increase the amount of Letters of Credit hereunder without affecting its rights and obligations with respect to Letters of Credit previously issued by it. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form reasonably satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank set forth in this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but, after receipt by the Administrative Agent, the Lenders and the Borrower of notice of resignation from an Issuing Bank or after the receipt by an Issuing Bank, the Administrative Agent and the Lenders of notice of removal from the Borrower, as applicable, such Issuing Bank shall not be required to issue additional Letters of Credit or extend or increase the amount of Letters of Credit then outstanding.
(j) Cash Collateralization. If any Event of Default pursuant to clauses (b), (c), (g) or (h) of Article VII shall occur and be continuing, or the maturity of the Loans has been accelerated and/or the Commitments have been terminated, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Majority Revolving Lenders thereof and of the amount to be deposited, deposit in an account with the Administrative Agent, for the ratable benefit of the Issuing Banks and the Lenders with Revolving L/C Exposure, an amount in cash equal to the Revolving L/C Exposure as of such date. Such deposit shall be held, upon the occurrence of any such Event of Default, and for so long as such Event of Default is continuing, by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower with respect to Letters of Credit under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made by the Administrative Agent in accordance with its internal policies applied to transactions of the size and nature provided for in the Loan Documents, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Upon the occurrence and during the continuance of an Event of Default pursuant to clauses (b), (c), (g) or (h) of Article VII, or acceleration of the maturity of the Loans, and/or termination of the Commitments, moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the Revolving L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of the Majority Revolving Lenders), be applied to satisfy the Guaranteed Obligations hereunder. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and during the continuance of an Event of Default pursuant to clauses (b), (c), (g) or (h) of Article VII, or acceleration of the maturity of the Loans and/or termination of the Commitments, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all such Events of Default have been cured or waived.
(k) Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of the Agreement. Any Lender designated as an issuing bank pursuant to this Section 2.23(k) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.
SECTION 2.24. Incremental Facilities. %3.  The Borrower may, by written notice to the Administrative Agent, elect to request (i) the establishment of one or more new term loan commitments (the “New Term Commitments”) and/or (ii) prior to the latest Revolving Maturity Date at such time, an increase to the existing Revolving Commitments (any such increase, the “New Revolving Commitments” and, together with the New Term Commitments, the “New Commitments”), in a principal amount (A) not less than $50,000,000 individually (or such lesser amount which shall be reasonably approved by the Administrative Agent or that shall constitute the remaining available amount of New Commitments permitted to be established pursuant to and in accordance with this Section 2.24(a) after giving effect to the aggregate amount of New Commitments established pursuant to this Section 2.24(a) after the Closing Date and prior to such date), and integral multiples of $5,000,000 in excess thereof, and (B) not to exceed, for all New Commitments established pursuant to this Section 2.24(a), an aggregate amount (the “Maximum Incremental Amount”) equal to the sum of (1) $750,000,000 plus (2) an amount equal to the Consolidated Cash Flow of the Borrower for the period of four consecutive fiscal quarters most recently ended on or prior to the date on which such New Commitments are established multiplied by 25%; provided that the Maximum Incremental Amount shall be deemed to be not less than $1,250,000,000; provided, further, that the Maximum Incremental Amount shall be reduced by the aggregate principal amount of any New Commitments established prior to such date and the aggregate principal amount of any Incremental Equivalent Debt incurred prior to such date. Any such New Commitments established pursuant to this Section 2.24(a) shall be subject to any restrictions thereon set forth in Sections 6.01 and 6.02. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Commitments shall be effective, which shall be a date not less than ten Business Days after the date on which such notice is delivered to the Administrative Agent; provided that the Borrower shall first offer the Lenders, on a pro rata basis, the opportunity to provide all of the New Commitments prior to offering such opportunity to any other Person that is an eligible assignee pursuant to and in accordance with Section 9.04(b), subject to the prior written consent of the Administrative Agent and, in the case of New Revolving Commitments, the Issuing Banks and the Swingline Lender, in each case, to the extent required pursuant to Section 9.04(b) as if such New Revolving Lender were an assignee; provided, further, that any Lender offered or approached to provide all or a portion of the New Commitments may elect or decline, in its sole discretion, to provide a New Commitment. Such New Commitments shall become effective as of such Increased Amount Date; provided that (1) no Event of Default shall exist on such Increased Amount Date immediately before or immediately after giving effect to such New Commitments, as applicable (or, subject to Section 1.05, if the proceeds of the loans made pursuant to such New Commitments are used to finance a Limited Condition Transaction, no Event of Default pursuant to clauses (b), (c), (g) or (h) of Article VII shall exist on such Increased Amount Date immediately before or immediately after giving effect to such New Commitments, as applicable); (2) subject to Section 1.05, both before and after giving effect to the making of any Series of New Term Loans or New Revolving Loans, the condition set forth in Section 4.01(d) shall be satisfied; (3) subject to Section 1.05, the Borrower and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Sections 6.11 and 6.12 as of the last day of the most recently ended fiscal quarter for which financial statements are required to be delivered pursuant to Sections 5.04(a) and 5.04(b) immediately after giving effect to such New Commitments and any Investment to be consummated in connection therewith; (4) the New Commitments shall be effected pursuant to one or more Joinder Agreements executed by the Borrower, the Lenders providing such New Commitments and the Administrative Agent, and each of which shall be recorded in the Register; (5) the Borrower shall make any payments required pursuant to Section 2.16 in connection with the New Commitments, as applicable; (6) the Borrower shall deliver or cause to be delivered any customary and appropriate legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction; and (7) the requirements set forth in Section 9.17 shall have been satisfied, to the extent applicable. Any New Term Loans made on an Increased Amount Date shall be designated as a separate series (a “Series”) of New Term Loans for all purposes of this Agreement and the other Loan Documents.
(a) On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the Lenders with Revolving Commitments shall assign to each Lender with a New Revolving Commitment (each, a “New Revolving Lender”) and each of the New Revolving Lenders shall purchase from each of the Lenders with Revolving Commitments, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Lenders with Revolving Loans and New Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments, (ii) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each loan made thereunder (a “New Revolving Loan”) shall be deemed, for all applicable purposes and as of the Increased Amount Date, a Revolving Loan and (iii) each New Revolving Lender shall become a Lender as of the Increased Amount Date with respect to its New Revolving Commitment and all matters relating thereto.
(b) On any Increased Amount Date on which any New Term Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with a New Term Commitment (each, a “New Term Lender”) of any Series shall make a loan to the Borrower (a “New Term Loan”) in an amount equal to its New Term Commitment of such Series, and (ii) each New Term Lender of any Series shall become a Lender hereunder with respect to its New Term Commitment of such Series and the New Term Loans of such Series made by such Lender pursuant thereto.
(c) The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (i) the Series of New Term Commitments and New Term Lenders of such Series or the New Revolving Commitments and New Revolving Lenders, as applicable, and (ii) in the case of each notice to any Lender with Revolving Loans, the respective interests in such Lender’s Revolving Loans subject to the assignments contemplated by Section 2.24(b).

(d) The terms and provisions of the New Term Loans and New Term Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to the Term Loans, if any, outstanding as of the Increased Amount Date; provided, however, that (i) the New Term Maturity Date for any Series shall be determined by the Borrower and the applicable New Term Lenders and shall be set forth in the applicable Joinder Agreement; provided that (x) the Weighted Average Life to Maturity of all New Term Loans of any Series shall be no shorter than the Weighted Average Life to Maturity of the Class of Term Loans having the Latest Maturity Date of all Classes of Term Loans and (y) the applicable New Term Maturity Date of each Series shall be no shorter than the Latest Maturity Date of all Classes of Term Loans, (ii) the rate of interest applicable to the New Term Loans of each Series shall be determined by the Borrower and the applicable New Term Lenders and shall be set forth in the applicable Joinder Agreement; provided that, the all-in yield (including interest rate margins, any interest rate floors, original issue discount and upfront fees (based on a four-year average life to maturity or the remaining life to maturity), but excluding customary arrangement, commitment, structuring, amendment, underwriting and/or similar fees paid or payable to any arranger or any arranger’s Affiliates with respect to such New Term Loans of any Series) applicable to any New Term Loans of any Series shall not be more than 0.50% per annum higher than the corresponding all-in yield (determined on the same basis) applicable to the then outstanding Term Loans, unless the interest rate margin (and the interest rate floor, if applicable) with respect to the then outstanding Term Loans is increased by an amount equal to the difference between the all-in yield with respect to the New Term Loans of such Series and the all-in yield on the then outstanding Term Loans minus 0.50% per annum, and (iii) any New Term Loans incurred during a Collateral Release Period shall be unsecured and may be subject to substantially the same provisions with respect to a Collateral Reinstatement Event and subsequent Collateral Release Event as the Revolving Loans. As of the Increased Amount Date, the terms and provisions of the New Revolving Loans and New Revolving Commitments shall be such that they shall be identical to the extent applicable to those of the Revolving Loans and the Revolving Commitments as in effect on the Increased Amount Date with respect to such New Revolving Loans and New Revolving Commitments.
(e) Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.24.
SECTION 2.25. Incremental Refinancing Facilities. %3.  The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more new tranches of (i) Term Commitments and/or New Term Commitments (the “Refinancing Term Commitments”), in an aggregate amount not less than $50,000,000 individually (or such lesser amount which shall be reasonably approved by the Administrative Agent), and integral multiples of $5,000,000 in excess thereof, the proceeds of which shall be used solely to prepay the Term Loans and/or New Term Loans then outstanding pursuant to and in accordance with Section 2.12 and (ii) Revolving Commitments and/or New Revolving Commitments (the “Refinancing Revolving Commitments” and, together with the Refinancing Term Commitments, the “Refinancing Commitments”), in an aggregate amount not less than $50,000,000 individually (or such lesser amount which shall be reasonably approved by the Administrative Agent), and integral multiples of $5,000,000 in excess thereof, the proceeds of which shall be used solely to permanently replace Revolving Commitments and/or New Revolving Commitments then existing. Each such notice shall specify the date (each, a “Refinancing Amount Date”) on which the Borrower proposes that the Refinancing Commitments shall be effective, which shall be a date not less than ten Business Days after the date on which such notice is delivered to the Administrative Agent. Such Refinancing Commitments shall become effective as of such

Refinancing Amount Date; provided that (A) no Event of Default shall exist on such Refinancing Amount Date immediately before or immediately after giving effect to such Refinancing Commitments, as applicable; (B) both before and after giving effect to the making of any Refinancing Term Loans or Refinancing Revolving Loans, each of the conditions set forth in Section 4.01 shall be satisfied in respect of any such Refinancing Term Loans or Refinancing Revolving Loans; (C)  the Borrower and its Subsidiaries shall be in pro forma compliance with each of the covenants set forth in Sections 6.11 and 6.12 as of the last day of the most recently ended fiscal quarter for which financial statements are required to be delivered on pursuant to Sections 5.04(a) and 5.04(b) immediately after giving effect to such Refinancing Commitments; (D) the Refinancing Commitments shall be provided by one or more Lenders and/or any other Person that is an eligible assignee pursuant to and in accordance with Section 9.04(b); provided, that any Lender offered or approached to provide all or a portion of the Refinancing Commitments may elect or decline, in its sole discretion, to provide a Refinancing Commitment; (E) the Refinancing Commitments shall be effected pursuant to one or more Joinder Agreements executed by the Borrower, the Lenders and/or Persons that are eligible assignees pursuant to and in accordance with Section 9.04(b), in each case, providing such Refinancing Commitments and the Administrative Agent, and each of which shall be recorded in the Register; (F) the Borrower shall make any payments required pursuant to Section 2.16 (which payment may be financed with proceeds of the Refinancing Term Loans or Refinancing Revolving Loans) and shall pay all fees and expenses due and payable to the Agents and the Lenders in connection with the Refinancing Commitments, as applicable; (G) the Borrower shall deliver or cause to be delivered any customary and appropriate legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction; and (H) the requirements set forth in Section 9.17 shall have been satisfied, to the extent applicable. Any Refinancing Term Loans made on a Refinancing Amount Date shall be designated as a separate series (a “Refinancing Series”) of Refinancing Term Loans for all purposes under this Agreement and the other Loan Documents.
(a) To the extent applicable as of the Refinancing Amount Date, the terms and provisions of any Refinancing Term Loans shall be such that, except as otherwise set forth herein or in the Joinder Agreement, they shall be identical to the extent applicable as of the Refinancing Amount Date to those of the existing Term Loans and/or New Term Loans, as applicable; provided, however, that (i)(A) the Weighted Average Life to Maturity of all Refinancing Term Loans of any Refinancing Series shall be no shorter than the Weighted Average Life to Maturity of the applicable Class of Term Loans and/or New Term Loans, as applicable, being refinanced and (B) the applicable Refinancing Term Maturity Date of each Refinancing Series shall be no shorter than the Latest Maturity Date of all Classes of Term Loans and/or New Term Loans, as applicable, being refinanced,(ii) the rate of interest applicable to the Refinancing Term Loans of each Refinancing Series shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement and (iii) any Refinancing Term Loans incurred during a Collateral Release Period shall be unsecured and may be subject to substantially the same provisions with respect to a Collateral Reinstatement Event and subsequent Collateral Release Event as the Revolving Loans.
(b) On any Refinancing Amount Date on which any Refinancing Term Commitments of any Refinancing Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with a Refinancing Term Commitment (each, a “Refinancing Term Lender”) of any Refinancing Series shall make a Loan to the Borrower (a “Refinancing Term Loan”) in an amount equal to its Refinancing Term Commitment of such Refinancing Series and (ii) each Refinancing Term Lender of any Refinancing Series shall become a Lender hereunder with respect to the Refinancing Term Commitment of such

Refinancing Series and the Refinancing Term Loans of such Refinancing Series made pursuant thereto.
(c) To the extent applicable as of the Refinancing Amount Date, the terms and provisions of any Refinancing Revolving Loans and Refinancing Revolving Commitments shall be such that, except as otherwise set forth herein or in the Joinder Agreement, they shall be identical to the extent applicable as of the Refinancing Amount Date to those of the Revolving Loans and the Revolving Commitments and/or the New Revolving Loans and the New Revolving Commitments, in each case, as in effect on the Refinancing Amount Date with respect to such Refinancing Revolving Loans and Refinancing Revolving Commitments; provided, however, that (i) the applicable maturity date of such Refinancing Revolving Loans shall be no shorter than the final maturity of the Revolving Commitments and/or New Revolving Commitments being refinanced (it being understood and agreed that the agreement of an Issuing Bank to issue Letters of Credit shall not extend beyond the date specified in clause (ii) of the definition of “Revolving Maturity Date” without the prior written consent of such Issuing Bank), (ii) the rate of interest applicable to such Refinancing Revolving Loans shall be determined by the Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement and (iii) any Refinancing Revolving Loans incurred during a Collateral Release Period shall be unsecured and may be subject to substantially the same provisions with respect to a Collateral Reinstatement Event and subsequent Collateral Release Event as the Revolving Loans.
(d) On any Refinancing Amount Date on which any Refinancing Revolving Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with a Refinancing Revolving Commitment (each, a “Refinancing Revolving Lender”) shall commit to make Revolving Loans to the Borrower (“Refinancing Revolving Loans”) in an amount equal to its Refinancing Revolving Commitment and (ii) each Refinancing Revolving Lender shall become a Lender hereunder with respect to the Refinancing Revolving Commitment.
(e) Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.25.
SECTION 2.26. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes, and during the period it remains, a Defaulting Lender:
(a) if any Swingline Exposure or Revolving L/C Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then so long as such Swingline Exposure or Revolving L/C Exposure exists, all or any part of the Swingline Exposure and Revolving L/C Exposure of such Defaulting Lender shall automatically, for so long as such Swingline Exposure and Revolving L/C Exposure is outstanding, be reallocated among the non-Defaulting Revolving Lenders in accordance with their respective Pro Rata Percentages but only to the extent the sum of all non-Defaulting Revolving Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and Revolving L/C Exposure does not exceed the total of all non-Defaulting Revolving Lenders’ Revolving Commitments; provided that neither such reallocation nor any payment by a non-Defaulting Revolving Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to no longer be a Defaulting Lender;

(b) if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall, within one Business Day following notice by the Administrative Agent, (i) first, prepay such Swingline Loans and (ii) second, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s Revolving L/C Exposure (after giving effect to any partial reallocation pursuant to clause (a) above) in accordance with the procedures set forth in Section 2.23(j) for so long as such Revolving L/C Exposure is outstanding;
(c) in furtherance of the foregoing, each of the Issuing Bank and the Swingline Lender is hereby authorized by the Borrower (which authorization is irrevocable and coupled with an interest) to give, in its discretion, through the Administrative Agent, a Borrowing Request pursuant to Section 2.03 in such amounts and in such times as may be required to (i) reimburse an outstanding L/C Disbursement, (ii) repay an outstanding Swingline Loan and/or (iii) cash collateralize the obligations of the Borrower in respect of outstanding Letters of Credit or Swingline Loans in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit or Swingline Loan;
(d) so long as such Lender is a Defaulting Lender or if any Issuing Bank or the Swingline Lender has a good faith and reasonable belief that any Lender has defaulted in fulfilling its obligations generally under other agreements in which it commits to extend credit, then (i) the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, renew, increase or extend any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with clauses (a) and (b) above, and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with clause (a) (and such Defaulting Lender shall not participate therein) and (ii) the Swingline Lender may, upon prior written notice to the Borrower and the Administrative Agent, resign as Swingline Lender, effective at 5:00 p.m., New York City time, on a date specified in such notice (which date may not be less than 30 days after the date of such notice); provided that such resignation by the Swingline Lender will have no effect on its rights in respect of any outstanding Swingline Loans or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Swingline Loan; and
(e) any amount paid by the Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated account until (subject to the last paragraph of this Section 2.26) the termination of the Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by Applicable Law, to the making of payments from time to time in the following order of priority: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement; second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank or the Swingline Lender (pro rata as to the respective amounts owing to each of them) under this Agreement; third, to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them; fourth, to the payment of fees then due and payable to the non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them; fifth, to pay principal and unreimbursed L/C Disbursements then due and payable to the non-Defaulting

Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them; sixth, to the ratable payment of other amounts then due and payable to the non-Defaulting Lenders; and, seventh, after the termination of the Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
In the event that the Administrative Agent, the Borrower, the Issuing Banks and the Swingline Lender each agrees in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent shall so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.26(e)), such Lender will, to the extent applicable, purchase at par such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Exposure, Revolving L/C Exposure and Swingline Exposure of the Revolving Lenders to be held in accordance with their Pro Rata Percentage in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a non-Defaulting Lender (and such Revolving Exposure, Revolving L/C Exposure and Swingline Exposure of each Revolving Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.
Subject to Section 9.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
ARTICLE III.
Representations and Warranties
The Borrower represents and warrants to the Arrangers, the Administrative Agent, the Collateral Agent, each of the Issuing Banks and each of the Lenders that:
SECTION 3.01. Organization; Powers. The Borrower and each of the Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) has all requisite power and authority, and the legal right, to own and operate its property and assets, to lease the property it operates as lessee and to carry on its business as now conducted and, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect, as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (d) has the power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement, each of the other Loan Documents and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party, including, in the case of the Borrower, to borrow hereunder, in the case of each Loan Party, to grant the Liens contemplated to be granted by it under the Security Documents and, in the case of each Subsidiary Guarantor, to Guarantee the Guaranteed Obligations hereunder as contemplated by the Guarantee and Collateral Agreement.
SECTION 3.02. Authorization; No Conflicts. The Transactions (a) have been duly authorized by all requisite corporate, partnership or limited liability company and, if required, stockholder, partner or member action and (b) will not (i) violate (A) any applicable provision of any material law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or arbitrator or (C) any provision of any indenture or any material agreement or other material instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture or material agreement or other material instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any other Loan Party (other than Liens created under the Security Documents).
SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws now or hereafter in effect relating to creditors’ rights generally and (including with respect to specific performance) subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought.
SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with, notice to, or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of UCC financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages, (c) such other actions specifically described in Section 3.19, (d) any immaterial actions, consents, approvals, registrations or filings or (e) such as have been made or obtained and are in full force and effect.
SECTION 3.05. Financial Statements. %3.  The Borrower has, on or prior to the Closing Date, furnished to the Arrangers and the Lenders consolidated balance sheets and related statements of income, equity and cash flows of the Borrower and its consolidated Subsidiaries (i) as of and for the fiscal year ended December 31, 2015 audited by and accompanied by the opinion of KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter ended March 31, 2016, certified by a Financial Officer of the Borrower and reviewed by KPMG LLP, independent public accountants, as provided in Statement on Auditing Standards No. 100. Such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries, as applicable, as of such dates and for such periods, subject to normal year-end audit adjustments and the absence of footnotes in the case of the financial statements referred to in clause (ii) above. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries, as applicable, as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis (except, with respect to such financial statements referred to in clause (ii) above, for normal year-end adjustments and the absence of footnotes).

(a) [Reserved].
SECTION 3.06. No Material Adverse Effect. Since December 31, 2015, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.
SECTION 3.07. Title to Properties; Possession Under Leases. %3.  The Borrower and the other Loan Parties have good and marketable title to, valid leasehold interests in, or a license or other right to use, all their respective material properties and material assets that are included in the Collateral (including all Mortgaged Property) and including valid rights, title and interests in or rights to control or occupy easements or rights of way used in connection with such properties and assets (“Easements”), free and clear of all Liens or other exceptions to title other than Permitted Liens and minor defects in title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes.
(a) Except as set forth in Schedule 3.07 or where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (i) each of the Loan Parties has complied with all material obligations under all material leases to which it is a party and all such material leases are in full force and effect and (ii) each of the Loan Parties enjoys peaceful and undisturbed possession under all such material leases.
(b) Except as set forth in Schedule 3.07, none of the Borrower or any of the other Loan Parties has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation (i) as of the Closing Date or (ii) at any time thereafter, which in the case of clause (ii) has had, or could reasonably be expected to have, a Material Adverse Effect.
(c) [Reserved].
SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Fourth Amendment Effective Date a list of all Subsidiaries, including each Subsidiary’s exact legal name (as reflected in such Subsidiary’s certificate or articles of incorporation or other constitutive documents) and jurisdiction of incorporation or formation and the percentage ownership interest of the Borrower (direct or indirect) therein, and identifies each Subsidiary that is a Loan Party. As of the Fourth Amendment Effective Date, the shares of Capital Stock or other Equity Interests so indicated on Schedule 3.08 are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents and, in the case of Equity Interests (other than Pledged Securities), Permitted Liens, and in respect of Pledged Securities, the Permitted Liens set forth in clause (g) of the definition thereof) and all such shares of capital stock are fully paid, and to the extent issued by a corporation, non-assessable.
SECTION 3.09. Litigation; Compliance with Laws. %3.  Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or any business, property or material rights of the Borrower or any Subsidiary (i) that, as of the Closing Date, involve any Loan Document or the Transactions or, at any time thereafter, involve any Loan Document or the Transactions and which could reasonably be expected to be material and adverse to the interests of the Borrower and its Subsidiaries, taken as a whole, or the Lenders, or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(a) Except as set forth on Schedule 3.09, none of the Borrower or any of the Subsidiaries or any of their respective material properties or assets is in violation of any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (but not including, in each case, any Environmental Law which is the subject of Section 3.17 or any energy regulation matter which is the subject of Section 3.23).
(b) All material permits are in effect for each Mortgaged Property as currently constructed.
SECTION 3.10. Agreements. None of the Borrower or any of the Subsidiaries is in default under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11. Federal Reserve Regulations. %3.  None of the Borrower or any of the Subsidiaries is engaged principally, or as one of its material activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(a) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying Margin Stock or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. No Indebtedness being reduced or retired out of the proceeds of any Loans or Letters of Credit was or will be incurred for the purpose of purchasing or carrying any Margin Stock. Following the application of the proceeds of the Loans and the Letters of Credit, Margin Stock will not constitute more than 25% of the value of the assets of the Borrower and the Subsidiaries. None of the transactions contemplated by this Agreement will violate or result in the violation of any of the provisions of the Regulations of the Board, including Regulation T, U or X. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.
SECTION 3.12. Investment Company Act. None of the Borrower or any of the Subsidiaries is an “investment company” as defined in, and subject to registration under, the Investment Company Act of 1940, as amended from time to time.
SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of (a) the Term Loans on the Closing Date, together with other funds available to it, to (i) re-evidence in full all Term Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement, on the terms and subject to the conditions set forth herein, including via the assignment by certain of the Lenders under and as defined in the Existing Credit Agreement who do not remain Lenders hereunder on the Closing Date to certain of the Lenders hereunder as of the Closing Date of certain of the Term Loans under and as defined in the Existing Credit Agreement, which shall thereafter be continued as and be deemed to be a portion of the Term

Loans hereunder, and (ii) pay or cause to be paid fees, costs and expenses incurred in connection with the Transactions in accordance with the terms and conditions of this Agreement, (b) the Revolving Loans, the New Revolving Loans and the Swingline Loans to replace the Existing Revolving Facility (as defined in the Restatement Agreement), for the Borrower’s and/or its Subsidiaries’ working capital requirements, the payment of fees and expenses in connection with this Agreement and the transactions related thereto and other general corporate purposes (including permitted acquisitions, funding Minority Investments and permitted joint ventures and Funded L/C SPV Contributions), (c) the New Term Loans for the purposes set forth in the applicable Joinder Agreement with respect thereto, (d) the Refinancing Term Loans solely for the purposes set forth in Section 2.25(a) with respect thereto and (e) the Refinancing Revolving Loans, initially, solely for the purposes set forth in Section 2.25(a) with respect thereto and, thereafter, for the Borrower’s and/or its Subsidiaries’ working capital requirements, the payment of fees and expenses in connection with this Agreement and the transactions related thereto and other general corporate purposes (including permitted acquisitions, funding Minority Investments and permitted joint ventures and Funded L/C SPV Contributions). The Borrower will request the issuance of Letters of Credit solely for the working capital requirements and general corporate purposes of the Borrower and its Subsidiaries (other than the Funded L/C SPV) or any Minority Investment.
SECTION 3.14. Tax Returns. The Borrower and each of the Subsidiaries has timely filed or timely caused to be filed all material Federal, state, local and non-U.S. tax returns or materials required to have been filed by it and all such tax returns are correct and complete in all material respects. The Borrower and each of the Subsidiaries has timely paid or caused to be timely paid all material Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP or except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The Borrower has made adequate provision in accordance with GAAP for all Taxes accrued and not yet due and payable. Except as permitted in clauses (z) and (bb) of the definition of “Permitted Liens,” no Lien for Taxes has been filed (except for Taxes not yet delinquent that are being contested in good faith by appropriate proceedings), and to the knowledge of the Borrower and each of the Subsidiaries, based on the receipt of written notice, no claim is being asserted, with respect to any Tax. Neither the Borrower nor any of the Subsidiaries (a) intends to treat the Loans, the Transactions or any of the other transactions contemplated by any Loan Document as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4) or (b) is aware of any facts or events that would result in such treatment.
SECTION 3.15. No Material Misstatements. No written information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower or any Subsidiary to any Arranger, the Administrative Agent, the Collateral Agent, any Co-Manager, any Issuing Bank, the Swingline Lender or any Lender for use in connection with the Transactions or the other transactions contemplated by the Loan Documents or in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including any Pricing Certificate) contained, contains or will, when furnished, contain any material misstatement of fact or omitted, omits or will, when furnished, omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such written information, report, financial statement, exhibit or schedule is based upon or constitutes a forecast or projection (including pro forma financial statements) or is information of a general economic or industry nature, the Borrower represents only that it acted in good faith and upon assumptions believed to be reasonable at the time made and at the time such information, report, financial statement, exhibit or schedule is made available to any Arranger, the Administrative Agent, the Collateral Agent, any Issuing Bank, the Swingline Lender or any Lender, it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and the Subsidiaries, and that no assurance can be given that such projections will be realized.
SECTION 3.16. Employee Benefit Plans. Except as could not reasonably be expected to result in a Material Adverse Effect, the Borrower and each ERISA Affiliate is in compliance with the applicable provisions of ERISA and, in respect of the Benefit Plans and Multiemployer Plans, the Tax Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.17. Environmental Matters. %3.  Except as set forth in Schedule 3.17 or except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of the Subsidiaries:
(i) has failed to comply with any Environmental Law or to take all actions necessary to obtain, maintain, renew and comply with any permit, license, registration or other approval required under Environmental Law;
(ii) has become a party to any administrative or judicial proceeding, or possesses knowledge of any such proceeding that has been threatened, that could result in the termination, revocation or modification of any permit, license, registration or other approval required under Environmental Law;
(iii) possesses knowledge that the Borrower or any of the Subsidiaries has become subject to any Environmental Liability on any Mortgaged Property (A) is subject to any Lien imposed pursuant to Environmental Law or (B) contains Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in any Environmental Liability;
(iv) has received written notice of any claim or threatened claim, with respect to any Environmental Liability other than those which have been fully and finally resolved and for which no obligations remain outstanding; or
(v) possesses knowledge of any facts or circumstances that could reasonably be expected to result in any Environmental Liability or could reasonably be expected to materially interfere with or prevent continued material compliance with Environmental Laws in effect as of the Closing Date and the date of each Credit Event by the Borrower or the Subsidiaries.
(b) Since the Closing Date, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
The representations and warranties in this Section 3.17 are the sole representations and warranties in any Loan Document with respect to environmental matters, including those relating to Environmental Law or Hazardous Materials.
SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct description of all material insurance coverage maintained by or on behalf of the Borrower and the

Subsidiaries as of the Closing Date. As of the Closing Date, such insurance is in full force and effect and all premiums that are due and owed have been duly paid. The Borrower and the Subsidiaries are insured by financially sound insurers (subject to the proviso in Section 5.02) and such insurance is in such amounts and covering such risks and liabilities (and with such deductibles, retentions and exclusions) as are maintained by companies of a similar size operating in the same or similar businesses.
SECTION 3.19. Security Documents. %3.  The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds thereof (other than money not constituting identifiable proceeds of any Collateral), subject to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer and other laws now or hereafter in effect generally affecting rights of creditors and (including with respect to specific performance) principles of equity, whether considered in a proceeding in equity or in law and to the discretion of the court before which any proceeding therefor may be brought, and (i) in the case of the Pledged Securities, upon the earlier of (A) when such Pledged Securities are delivered to the Collateral Trustee and (B) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), (ii) in the case of Deposit Accounts not constituting Excluded Perfection Assets or Counterparty Accounts, by the execution and delivery of control agreements providing for “control” as described in Section 9-104 of the UCC, (iii) in the case of Securities Accounts not constituting Excluded Perfection Assets or Counterparty Accounts, upon the earlier of (A) the filing of financing statements in the offices specified on Schedule 3.19(a) and (B) the execution and delivery of control agreements providing for “control” as described in Section 9-106 of the UCC and (iv) in the case of all other Collateral described therein (other than Excluded Perfection Assets, Intellectual Property Collateral, money not credited to a Deposit Account or letter of credit rights not constituting supporting obligations), when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, all right, title and interest of the Secured Parties in such Collateral and proceeds thereof, as security for the Guaranteed Obligations hereunder, in each case prior and superior to the rights of any other Person (except, in the case of all Collateral other than Pledged Securities in the possession of the Collateral Trustee, with respect to Permitted Liens, and in respect of Pledged Securities in the possession of the Collateral Trustee, the Permitted Liens set forth in clause (g) of the definition thereof and with respect to any other Priority Lien Obligations).
(a) Each Intellectual Property Security Agreement is effective to create in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Intellectual Property Collateral described therein and proceeds thereof (other than money not constituting identifiable proceeds of any Intellectual Property Collateral), subject to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer and other laws now or hereafter in effect generally affecting rights of creditors and (including with respect to specific performance) principles of equity, whether considered in a proceeding in equity or in law and to the discretion of the court before which any proceeding therefor may be brought. When each Intellectual Property Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, respectively, together with financing statements in appropriate form filed in the offices specified in Schedule 3.19(a), in each case within the time period prescribed by applicable law, such Intellectual Property Security Agreement shall constitute a fully perfected Lien on, and security interest in (if and to the extent perfection may be achieved by such filings), all right, title and interest of the grantors thereunder in the Intellectual Property Collateral, as security for the Guaranteed Obligations hereunder, in each case prior and superior in right to any other Person (except with respect to Permitted Liens) (it being understood that subsequent recordings in the United States

Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications, patents, patent applications, copyright registrations and copyright applications acquired by the grantors after the Closing Date).
(b) Each of the Mortgages is effective to create in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, a legal, valid, binding, subsisting and enforceable Lien on, and security interest in all of the Loan Parties’ right, title and interest in and to the Mortgaged Property described therein and proceeds thereof (other than money not constituting identifiable proceeds of any Mortgaged Property), subject to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer and other laws now or hereafter in effect generally affecting rights of creditors and (including with respect to specific performance) principles of equity, whether considered in a proceeding in equity or in law, and to the discretion of the court before which any proceeding therefor may be brought. When the Mortgages are filed in the offices specified on Schedule 3.19(c), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereof in such Mortgaged Property and proceeds thereof, as security for the Guaranteed Obligations hereunder, in each case prior and superior in right to any other Person (except the Permitted Liens set forth in clauses (e), (f), (g), (h), (i), (j) (solely with respect to Permitted Refinancing Indebtedness refinancing Indebtedness secured by a Permitted Lien set forth in clause (e), (g), (h), (i), (m) or (o) of the definition thereof), (m), (o) and (x) of the definition thereof and with respect to any other Priority Lien Obligations).
Notwithstanding any other provision of this Agreement or any other Loan Document, the Borrower does not and shall not make any representation or warranty under this Section 3.19 during or related to any Collateral Release Period.
SECTION 3.20. Location of Real Property. Schedule 3.20 lists completely and correctly as of the Closing Date (a) all real property owned or leased by the Borrower and the other Loan Parties (except for such real property that (i) does not constitute Collateral or (ii) constitutes an Excluded Perfection Asset) and (b) all real property (except for (i) such interest therein that does not constitute Collateral, (ii) such interest therein that constitutes an Excluded Perfection Asset or (iii) where the Fair Market Value of such interest therein is less than $10,000,000 individually or $50,000,000 in the aggregate) to which the Borrower and the other Loan Parties have an interest via easement, license or permit and, in the case of each of clauses (a) and (b), the addresses thereof, indicating for each parcel whether it is owned or leased.  As of the Closing Date, the Borrower and the other Loan Parties own in fee or have valid leasehold or easement interests in, as the case may be, all the real property set forth on Schedule 3.20.
SECTION 3.21. Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, material local or material foreign law applicable to such matters in any material respect. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary, except as could not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

SECTION 3.22. Intellectual Property. Except in each case as could not reasonably be expected to result in a Material Adverse Effect, (a) the Borrower and each of the Subsidiaries owns, or is licensed or otherwise has the right to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and (b) the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person.
SECTION 3.23. Energy Regulation. %3.  The Borrower and any Subsidiary Guarantor that is a holding company as such term is defined in PUHCA is exempt in accordance with 18 CFR § 366.3 from the accounting, record-retention and reporting requirements of PUHCA.
(a) The Borrower is not subject to regulation as a “public utility” as such term is defined in the FPA. Each Subsidiary Guarantor that is a “public utility” within the meaning of the FPA and not otherwise exempt from regulation under Section 205 and 206 of the FPA (“FPA-Jurisdictional Subsidiary Guarantors”), has a validly-issued order from FERC, not subject to any pending challenge or investigation, except as could not reasonably be expected to result in a Material Adverse Effect and other than generic proceedings generally applicable in the industry: (x) authorizing it to engage in wholesale sales of electric energy, capacity and certain ancillary services and, to the extent permitted under its market-based rate tariff, other transactions at market-based rates and (y) granting such waivers and blanket authorizations as are customarily granted to entities with market-based rate authority, including blanket authorizations to issue securities and to assume liabilities pursuant to Section 204 of the FPA (together, “FPA MBR Authorizations, Exemptions and Waivers”). As of the Closing Date, except as could not reasonably be expected to result in a Material Adverse Effect and except as set forth on Schedule 3.23(b), the FERC has not imposed any rate caps, mitigation measures, or other limitations on the FPA MBR Authorizations, Exemptions and Waivers of any FPA-Jurisdictional Subsidiary Guarantor or any of the FPA-Jurisdictional Subsidiary Guarantors’ authority to engage in sales of electricity at market-based rates, other than (i) rate caps and mitigation measures generally applicable to wholesale suppliers participating in the applicable FERC-jurisdictional electric market (although, to the knowledge of the Borrower, there are no generally applicable challenges currently pending before FERC to the market-based rate authorization of wholesale suppliers in the electric markets in which the Subsidiary Guarantors described in the previous sentence make wholesale sales under their market-based rate tariffs).
(b) Each Subsidiary Guarantor participating in the wholesale or retail power market that is not a FPA-Jurisdictional Subsidiary Guarantor (“Non-FPA-Jurisdictional Subsidiary Guarantors”) has made all filings with and obtained all authorizations necessary from the applicable Governmental Authority to generate electric energy and sell electric energy, capacity or ancillary services at wholesale or retail (“Non-FPA Sales Authorizations”), and, except as could not reasonably be expected to result in a Material Adverse Effect, the applicable Governmental Authority has not imposed any specific rate cap or mitigation measure on such Non-FPA Sales Authorizations (other than generic proceedings generally applicable in the industry). To each Non-FPA-Jurisdictional Subsidiary Guarantor’s knowledge, as of the Closing Date, the rates charged by such Non-FPA-Jurisdictional Subsidiary Guarantor are not subject to any pending challenge or investigation.
(c) Except as could not reasonably be expected to result in a Material Adverse Effect and except as set forth on Schedule 3.23(d), there are no complaint proceedings pending with the FERC or the PUCT seeking abrogation or modification or refunds, or otherwise investigating the rates, terms or conditions, of a sale of power by the Borrower or its Subsidiary Guarantors.
(d) Except as could not reasonably be expected to result in a Material Adverse Effect, each of the Borrower and each of the Subsidiary Guarantors, as applicable, has filed or caused to be filed with the applicable state or local utility commission or regulatory bodies, ERCOT and the FERC all forms, applications, notices, statements, reports and documents (including all exhibits and amendments thereto) required to be filed by it under all Applicable Laws, including PUHCA, the FPA and state utility laws and the respective rules thereunder, all of which complied with the applicable requirements of the appropriate act and rules, regulations and orders thereunder in effect on the date each was filed.
(e) None of the Borrower or any of the Subsidiary Guarantors is subject to any material state laws or material regulations respecting rates or the financial or organizational regulation of utilities, other than (i) with respect to those Subsidiary Guarantors that are QFs, such state regulations contemplated by 18 C.F.R. Section 292.602(c), (ii) “lightened regulation” by the New York State Public Service Commission (the “NYPSC”) of the type described in the NYPSC’s order issued on September 23, 2004 in Case 04-E-0884, (iii) the assertion of jurisdiction by the State of California over maintenance and operating standards of all generating facilities pursuant to SB 39XX, (iv) with respect to Subsidiary Guarantors making sales of wholesale energy within ERCOT, regulations issued by the PUCT and (v) with respect to Subsidiary Guarantors that are retail electric providers, regulations issued by the respective state legislatures and regulatory Commissions. Other than the approval of the NYPSC, which was granted by an order issued in Case 10-E-0405 (November 18, 2010), no approval is required to be obtained in connection with the Transactions by Borrower or its Subsidiary Guarantors from the PUCT, the FERC, or any other state or federal Governmental Authority with jurisdiction over the energy sales or financing arrangements of the Borrower and its Subsidiary Guarantors.
(f) As of the Closing Date, (i) each Facility identified as a “QF” in Schedule 3.23(g) is a QF under PURPA and the current rules and regulations promulgated thereunder; (ii) each Person identified as an “EWG” in Schedule 3.23(g) is an “exempt wholesale generator” within the meaning of PUHCA and the Energy Policy Act of 2005, as amended, and (iii) each Person identified as a FUCO in Schedule 3.23(g) is a “foreign utility company” within the meaning of PUHCA.
SECTION 3.24. Solvency. Immediately after the consummation of the Transactions on the Closing Date and immediately following the making of each Loan (or other extension of credit hereunder) and after giving effect to the application of the proceeds of each Loan (or other extension of credit hereunder), (a) the fair value of the assets of the Loan Parties, taken as a whole, at a fair valuation, taking into account the effect of any indemnities, contribution or subrogation rights, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties, taken as a whole, taking into account the effect of any indemnities, contribution or subrogation rights, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
SECTION 3.25. Liabilities and Obligations of Funded L/C SPV. The Funded L/C SPV has no material liability or other obligation (including Indebtedness, Guarantees, contingent liabilities and liabilities for taxes) other than its obligations to one or more LC Issuers and their Affiliates pursuant to and in accordance with the terms and provisions of Cash Collateralized Letter of Credit Facilities outstanding at any time after the Closing Date and liabilities and obligations reasonably related, ancillary or incidental to such Cash Collateralized Letter of Credit Facilities.
SECTION 3.26. Anti-Terrorism Laws. To the extent applicable, each Loan Party and its Subsidiaries are in compliance with Anti-Terrorism Laws in all material respects.
SECTION 3.27. Anti-Corruption Laws and Sanctions.
(a) The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.
(b) The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective officers, directors and employees, are not Sanctioned Persons.
(c) No part of the proceeds of the Loans or the Letters of Credit will be used, directly, or to the knowledge of the Borrower, indirectly (i) in violation of the Anti-Corruption Laws or (ii) in violation of Section 6.14.
ARTICLE IV.
Conditions of Lending
The obligations of the Lenders to make Loans and the obligations of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions:
SECTION 4.01. All Credit Events. On the date of each Borrowing on or after the Closing Date, including each Borrowing of a Swingline Loan, and on the date of each issuance, amendment, extension or renewal of a Letter of Credit on or after the Closing Date (each such event being called a “Credit Event”):
(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by Section 2.22(b).
(b) The representations and warranties set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality (or Material Adverse Effect) in the text thereof.
(c) At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.

(d) After giving effect to such Credit Event, the Aggregate Revolving Exposure shall not exceed the Total Revolving Commitment.
Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in Sections 4.01(b), 4.01(c) and 4.01(d).
SECTION 4.02. Conditions Precedent to the Closing Date. On the Closing Date, the conditions set forth in Section 4.1 of the Restatement Agreement.
ARTICLE V.
Affirmative Covenants
The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than indemnification and other contingent obligations that expressly survive pursuant to the terms of any Loan Document, in each case, not then due and payable) shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full or reimbursement thereof shall have been cash-collateralized in an amount equal to 103% of the Revolving L/C Exposure as of such time, the Borrower will, and will cause each of the Subsidiaries to:
SECTION 5.01. Corporate Existence. Subject to Section 6.08, do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Borrower or any such Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Borrower and its Subsidiaries; provided, however, that the Borrower shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if (i) the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Lenders and (ii) if a Subsidiary is to be dissolved, such Subsidiary has no assets.
SECTION 5.02. Insurance. %3.  Except to the extent any such insurance is not generally available in the marketplace from commercial insurers, keep its properties that are of an insurable character adequately insured in accordance with industry standards at all times by financially sound insurers (provided, however, that there shall be no breach of this Section 5.02 if any such insurer becomes financially unsound and such Loan Party obtains reasonably promptly insurance coverage from a different financially sound insurer), which, in the case of any insurance on any Mortgaged Property, are licensed to do business in the States where the applicable Mortgaged Property is located; maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), in each case as is customary with companies of a similar size operating in the same or similar businesses; maintain such other insurance as may be required by law; and maintain such other insurance as otherwise required by the Security Documents.
(a) If any Mortgaged Property is required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, because it is located in an area which has been identified by the

Secretary of Housing and Urban Development as a “special flood hazard area,” provide, maintain and keep in force at all times (subject, in each case, to the terms and conditions of Section 5.09(b)) flood insurance covering such Mortgaged Property in an amount not less than the lesser of (i) the outstanding principal amount of Indebtedness secured by the applicable Mortgage or (ii) the maximum amount of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973 (or any greater limits to the extent required by applicable law from time to time).
SECTION 5.03. Taxes. Pay, and cause each of its Subsidiaries to pay, prior to delinquency, all material Taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings, and for which the applicable Subsidiary has set aside on its books adequate reserves in accordance with GAAP, or where the failure to effect such payment is not adverse in any material respect to the Lenders.
SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent for distribution to each Lender:
(a) within 90 days after the end of each fiscal year beginning with the fiscal year ending on December 31, 2016, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition as of the close of such fiscal year of the Borrower and its consolidated Subsidiaries at such time and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants reasonably satisfactory to the Administrative Agent (which shall not be qualified in any material respect, except for qualifications as a result of maturities of Indebtedness within the following twelve-month period, and/or relating to accounting changes (with which such independent public accountants shall concur) in response to FASB releases or other authoritative pronouncements) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year beginning with the fiscal quarter ending on June 30, 2016, its unaudited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition as of the close of such fiscal quarter of the Borrower and its consolidated Subsidiaries at such time and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers to the effect that such financial statements, while not examined by independent public accountants, reflect in the opinion of the Borrower all adjustments necessary to present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of and for such periods in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c) (i) concurrently with any delivery of financial statements under Section 5.04(a), a letter from the independent public accountants rendering the opinion on such statements (which letter may be limited to accounting matters and disclaim responsibility for legal interpretations) stating whether, in connection with their audit examination, anything has come to their attention which would cause them to believe that any Default or Event of Default existed on the date of such financial statements and if such a condition or event has come to their attention and (ii)

concurrently with any delivery of financial statements under Section 5.04(a) or 5.04(b), an Officers’ Certificate of a Financial Officer of the Borrower (A) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail as is reasonably satisfactory to the Administrative Agent demonstrating compliance with each of the covenants set forth in Sections 6.11 and 6.12 as of the last day of the fiscal year or fiscal quarter with respect to which such financial statements are being delivered;
(d) within 30 days following the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;
(e) within 120 days after the end of each fiscal year beginning with the fiscal year ending December 31, 2019, a Pricing Certificate setting forth the calculations of the Applicable Sustainability Adjustment for the preceding fiscal year and, if applicable, the Greenhouse Gas Emission Amount for the preceding fiscal year calculated after giving pro forma effect to any acquisition or disposition of assets (including, without limitation, in the form of Equity Interests) consummated by the Borrower or any of its Subsidiaries during such fiscal year in accordance with the Credit Agreement (each, a “Pro Forma Greenhouse Gas Emission Amount”), and all information supporting such calculations reasonably requested by Administrative Agent;
(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any domestic national securities exchange, or distributed to its shareholders generally, as the case may be;
(g) promptly after the receipt thereof by the Borrower or any of the Subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto; and
(h) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.
SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after the Borrower obtains knowledge thereof:
(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
(b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any arbitrator or Governmental Authority, against the Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect;
(c) the occurrence of any ERISA Event that could reasonably be expected to result in a Material Adverse Effect; and

(d) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
SECTION 5.06. Information Regarding Collateral. %3.  Furnish, and will cause each Loan Party to furnish, to each of the Administrative Agent, the Collateral Agent and the Collateral Trustee prompt written notice of (i) any change (A) in any Loan Party’s corporate name as set forth in its certificate of incorporation, certificate of formation or other relevant organizational documents, (B) except during any Collateral Release Period, any office or facility (other than any location within the control of the Administrative Agent, the Collateral Agent or the Collateral Trustee) at which material portions of Collateral owned by it are located (including the establishment of any such new office or facility), (C) in any Loan Party’s corporate structure or (D) except during any Collateral Release Period, in any Loan Party’s Federal Taxpayer Identification Number; (ii) any formation or acquisition after the Closing Date of any Subsidiary that is not an Excluded Subsidiary; (iii) any sale, transfer, lease, issuance or other disposition (by way of merger, consolidation, operation of law or otherwise) after the Closing Date of any Equity Interests of any Subsidiary that is not an Excluded Subsidiary to any Person other than the Borrower or another Subsidiary; and (iv) any Subsidiary that is an Excluded Subsidiary as of the Closing Date or at any time thereafter ceasing to be an Excluded Subsidiary. Except during a Collateral Release Period, the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless a reasonable period has been provided (such period to be at least 3 Business Days) for making all filings under the UCC or otherwise and taking all other actions, in each case that are required in order for the Collateral Trustee to continue at all times following such change to have a valid, legal and perfected (subject to the limitations set forth in Section 3.19) security interest in all the Collateral (other than any Excluded Perfection Assets). The Borrower also agrees promptly to notify each of the Administrative Agent, the Collateral Agent and the Collateral Trustee if any material portion of the Collateral is damaged or destroyed, other than during a Collateral Release Period.
(a) In the case of the Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a) except during a Collateral Release Period, deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth (i) the information required pursuant to Section I of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and (ii) any liquidation or dissolution during such preceding fiscal year of any Subsidiary other than an Excluded Subsidiary.
(b) Promptly after the occurrence of a Collateral Reinstatement Event, furnish and cause each Loan Party to furnish to each of the Administrative Agent, the Collateral Agent and the Collateral Trustee prompt written notice of any event described in Section 5.06(a)(i)(B) or Section 5.06(a)(i)(D) that occurred during the applicable Collateral Release Period.
SECTION 5.07. Maintaining Records; Access to Properties and Inspections; Environmental Assessments. %3.  Keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP and all applicable requirements of law are made of all financial operations. No more than once in any fiscal year (except if an Event of Default has occurred and is continuing) the Borrower will, and will cause each of its Subsidiaries to, permit, if requested by the Administrative Agent, any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Borrower or any of its Subsidiaries at reasonable times and as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower or any of its Subsidiaries with the officers thereof and independent accountants therefor.
(a) At its election, the Administrative Agent may retain, or require the Borrower to retain, an independent engineer or environmental consultant to conduct an environmental assessment of any Mortgaged Property or facility of the Borrower or any Subsidiary. Any such environmental assessments conducted pursuant to this Section 5.07(b) shall be at the Borrower’s sole cost and expense only if conducted following the occurrence of (i) an Event of Default or (ii) any event, circumstance or condition that could reasonably be expected to result in an Event of Default, in the case of each of clause (i) and (ii) that concerns or relates to any Environmental Liabilities of the Borrower or any Subsidiary; provided that the Borrower shall only be responsible for such costs and expenses to the extent that such environmental assessment is limited to that which is reasonably necessary to assess the subject matter of such Event of Default or such event, circumstance or condition that could reasonably be expected to result in an Event of Default. In addition, environmental assessments conducted pursuant to this Section 5.07(b) shall not be conducted more than once every twelve months with respect to any parcel of Mortgaged Property or any single facility of the Borrower or any Subsidiary unless such environmental assessments are conducted following the occurrence of (i) an Event of Default or (ii) any event, circumstance or condition that could reasonably be expected to result in an Event of Default, in the case of each of clause (i) and (ii) that concerns or relates to any Environmental Liabilities of the Borrower or any Subsidiary. The Borrower shall, and shall cause each of the Subsidiaries to, reasonably cooperate in the performance of any such environmental assessment and permit any such engineer or consultant designated by the Administrative Agent to have reasonable access to each property or facility at reasonable times and after reasonable notice to the Borrower of the plans to conduct such an environmental assessment. Environmental assessments conducted under this Section 5.07(b) shall be limited to visual inspections of the Mortgaged Property or facility, interviews with representatives of the Borrower or facility personnel, and review of applicable records and documents pertaining to the property or facility.
(b) In the event that the Administrative Agent reasonably believes that Hazardous Materials have been Released or are threatened to be Released on any Mortgaged Property or other facility of the Borrower or any Subsidiary or that any such property or facility is not being operated in compliance with applicable Environmental Law, in each case where the Release, threatened Release or failure to comply has resulted in, or could reasonably be expected to result in, a material Environmental Liability of the Borrower any of the Subsidiaries, the Administrative Agent may, at its election and after reasonable notice to the Borrower, retain, or require the Borrower to retain, an independent engineer or other qualified environmental consultant to reasonably assess the subject matter of such Release, threatened Release or failure to comply with applicable Environmental Law. Such environmental assessments may include detailed visual inspections of the Mortgaged Property or facility, including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and groundwater samples as well as such other reasonable investigations or analyses in each case as are reasonable and necessary to assess the subject matter of the Release, threatened Release or failure to comply. The Borrower shall, and shall cause each of the Subsidiaries to, reasonably cooperate in the performance of any such environmental assessment and permit any such engineer or consultant designated by the Administrative Agent to have reasonable access to each property or facility at reasonable times and after reasonable notice to the Borrower of the plans to conduct such an environmental assessment. All environmental assessments conducted pursuant to this Section 5.07(c) shall be at the Borrower’s sole cost and expense.
SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.13.

SECTION 5.09. Additional Collateral, etc. %3. Except during a Collateral Release Period, with respect to any Collateral acquired after the Closing Date or with respect to any property or asset which becomes Collateral pursuant to the definition thereof after the Closing Date, promptly (and, in any event, (A) with respect to any Deposit Account, Securities Account or Commodities Account, within the time period set forth in the second paragraph of Section 5.10 applicable to such Deposit Account, Securities Account or Commodities Account and (B) with respect to any other Collateral or any other property or asset which becomes Collateral, within 20 Business Days following the date of such acquisition or designation) (i) execute and deliver to the Administrative Agent, the Collateral Agent and the Collateral Trustee such amendments to the Guarantee and Collateral Agreement or such other Security Documents as the Collateral Agent or the Collateral Trustee, as the case may be, deems necessary or reasonably advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in such Collateral and (ii) take all actions necessary or reasonably requested by the Administrative Agent to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected (subject to the limitations set forth in Section 3.19) first priority security interest in such Collateral (other than any Excluded Perfection Assets and, except with respect to Pledged Securities in the possession of the Collateral Trustee, subject to Permitted Liens, and in respect of Pledged Securities in the possession of the Collateral Trustee, the Permitted Liens set forth in clause (g) of the definition thereof and with respect to any other Priority Lien Obligations), including the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent, the Collateral Agent or the Collateral Trustee (it being understood and agreed that no Control Agreements shall be required pursuant to this Section 5.09(a) in respect of any Counterparty Accounts). Notwithstanding anything set forth herein or in any other Loan Document to the contrary, this Section 5.09(a) shall not apply to Intellectual Property Collateral acquired after the Closing Date or with respect to any property or asset which becomes Intellectual Property Collateral pursuant to the definition of Collateral after the Closing Date (it being agreed and understood that such Intellectual Property Collateral shall be subject to the applicable provisions of the Guarantee and Collateral Agreement).
(a) Except during a Collateral Release Period, with respect to any fee interest in any Collateral consisting of real property or any lease of Collateral consisting of real property acquired or leased after the Closing Date by the Borrower or any other Loan Party or which becomes Collateral pursuant to the definition thereof (other than any Excluded Perfection Assets), promptly (and, in any event, within 60 days following the date of such acquisition or such longer period as consented to by the Administrative Agent in its sole discretion) (i) execute and deliver a first priority Mortgage in favor of the Collateral Trustee, for the benefit of the Secured Parties, covering such real property and complying with the provisions herein and in the Security Documents, (ii) provide the Secured Parties with (A) title and extended coverage insurance (or, if approved by the Administrative Agent in its sole discretion, a UCC title insurance policy) covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent, the Collateral Agent or the Collateral Trustee, which may be the value of the generation assets, if applicable, situated thereon), together with such endorsements as are reasonably required by the Administrative Agent, the Collateral Agent or the Collateral Trustee and are obtainable in the State in which such Mortgaged Property is located, as well as a current ALTA survey thereof complying with the requirements set forth in Schedule 5.09(b) and all of the other provisions herein and in the Security Documents, together with a surveyor’s certificate and (B) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent, the Collateral Agent or the Collateral Trustee in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Collateral Trustee, (iii) if any such Collateral (other than any Excluded

Perfection Assets) consisting of fee-owned real property is required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, because it is located in an area which has been identified by the Secretary of Housing and Urban Development as a “special flood hazard area,” deliver to the Administrative Agent (A) a policy of flood insurance that (1) covers such Collateral and (2) is written in an amount reasonably satisfactory to the Administrative Agent, (B) a “life of loan” standard flood hazard determination with respect to such Collateral and (C) a confirmation that the Borrower or such other Loan Party has received the notice requested pursuant to Section 208(e)(3) of Regulation H of the Board, (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent, the Collateral Agent and the Collateral Trustee legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Collateral Trustee and (v) deliver to the Administrative Agent a notice identifying the consultant’s reports, environmental site assessments or other documents relied upon by the Borrower or any other Loan Party to determine that any such real property included in such Collateral does not contain Hazardous Materials of a form or type or in a quantity or location that could, or to determine that the operations on any such real property included in such Collateral is in compliance with Environmental Law except to the extent any non-compliance could not, reasonably be expected to result in a material Environmental Liability.
(b) Except during a Collateral Release Period (other than for purposes of providing Guarantees of the Guaranteed Obligations hereunder), with respect to any new Subsidiary (other than an Unrestricted Subsidiary or an Excluded Subsidiary) created or acquired after the Closing Date (which, for the purposes of this Section 5.09(c), shall include any existing Subsidiary that ceases to be an Unrestricted Subsidiary, an Excluded Foreign Subsidiary or an Excluded Project Subsidiary) by the Borrower or any of the Subsidiaries, promptly (and, in any event, within 20 Business Days following such creation or the date of such acquisition), (i) execute and deliver to the Administrative Agent, the Collateral Agent and the Collateral Trustee such amendments to the Guarantee and Collateral Agreement as the Administrative Agent, the Collateral Agent or the Collateral Trustee deems necessary or reasonably advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a valid, perfected first priority security interest in the Equity Interests in such new Subsidiary that are owned by the Borrower or any of the Subsidiaries, (ii) deliver to the Collateral Trustee the certificates, if any, representing such Equity Interests, together with undated instruments of transfer or stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary that is not an Excluded Subsidiary or an Unrestricted Subsidiary (A) to become a party to the Guarantee and Collateral Agreement to, among other things, provide Guarantees of the Guaranteed Obligations hereunder, the Collateral Trust Agreement and the Intellectual Property Security Agreements and (B) to take such actions necessary or reasonably requested by the Administrative Agent to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected (subject to the limitations set forth in Section 3.19) first priority security interest (except with respect to Pledged Securities, subject to Permitted Liens, and in respect of Pledged Securities, the Permitted Liens in clause (g) of the definition thereof) in the Collateral described in the Guarantee and Collateral Agreement and the Intellectual Property Security Agreement with respect to such new Subsidiary that is not an Excluded Subsidiary, including the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office (but not in any intellectual property offices in any jurisdiction outside the United States), the execution and delivery by all necessary Persons of Control Agreements (other than with respect to any Counterparty Accounts) and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent, the Collateral Agent or the Collateral Trustee and (iv) deliver to the Administrative Agent, the

Collateral Agent and the Collateral Trustee, if reasonably requested, legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Collateral Trustee.
(c) Except during a Collateral Release Period, with respect to any new Excluded Foreign Subsidiary (other than an Unrestricted Subsidiary or an Excluded Subsidiary pursuant to clause (ii) or (iii) of the definition thereof that is a subsidiary of an Excluded Foreign Subsidiary) created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (and, in any event, within 20 Business Days following such creation or the date of such acquisition) (i) execute and deliver to the Administrative Agent, the Collateral Agent and the Collateral Trustee such amendments to the Guarantee and Collateral Agreement as the Administrative Agent, the Collateral Agent or the Collateral Trustee deems necessary or advisable in order to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected first priority security interest in the Equity Interests in such new Excluded Foreign Subsidiary that is directly owned by the Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 66% of the total outstanding voting first-tier Equity Interests in any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Collateral Trustee the certificates representing such Equity Interests, together with undated instruments of transfer or stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Domestic Subsidiary, as the case may be, and take such other action as may be necessary or, in the reasonable opinion of the Administrative Agent, the Collateral Agent or the Collateral Trustee, desirable to perfect the security interest of the Collateral Trustee thereon and (iii) deliver to the Administrative Agent, the Collateral Agent and the Collateral Trustee, if reasonably requested, legal opinions (which may be delivered by in-house counsel if admitted in the relevant jurisdiction) relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Collateral Trustee.
SECTION 5.10. Further Assurances. %3.  From time to time duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered, such additional instruments, certificates, financing statements, agreements or documents, and take all such actions (including filing UCC and other financing statements, except during a Collateral Release Period), as the Administrative Agent, the Collateral Agent or the Collateral Trustee may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or (except during a Collateral Release Period) perfecting or renewing the rights of the Administrative Agent, the Collateral Agent, the Issuing Bank, the Collateral Trustee and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which assets or property may be deemed to be part of the Collateral), as applicable, pursuant hereto or thereto. Upon the exercise by the Administrative Agent, the Collateral Agent, the Issuing Bank, the Collateral Trustee or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent, the Issuing Bank, the Collateral Trustee or such Lender may be required to obtain from the Borrower or any of the Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
Except during a Collateral Release Period, on or prior to the 45th day after the date any additional Deposit Account, Securities Account or Commodities Account is opened after the

Closing Date (except to the extent any such account is an Excluded Asset, an Excluded Perfection Asset or a Counterparty Account), at its sole expense, with respect to any such Deposit Account, Securities Account or Commodities Account, each applicable Subsidiary Guarantor shall take any actions required for the Collateral Trustee to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, including executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a Control Agreement in form and substance reasonably satisfactory to the Collateral Trustee.
SECTION 5.11. Ownership of Funded L/C SPV. Except during a Collateral Release Period, at all times own, pledge and grant a first-priority security interest to the Collateral Trustee, for the benefit of the Secured Parties, in 100% of the Equity Interests of any Funded L/C SPV then in existence owned directly or indirectly by the Borrower (other than any preferred interests owned by any LC Issuer or other Persons on behalf of, or at the request of, any LC Issuer in connection with Cash Collateralized Letter of Credit Facilities).
SECTION 5.12. Maintenance of Energy Regulatory Authorizations and Status. %3.  Each of the FPA-Jurisdictional Subsidiary Guarantors shall maintain and preserve its (i) FPA MBR Authorizations, Exemptions and Waivers and (ii) status as either an EWG within the meaning of PUHCA or the status of its Facility as a QF under PURPA, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.
(a) Each of the Non-FPA-Jurisdictional Subsidiary Guarantors shall maintain and preserve its (i) Non-FPA Sales Authorizations and (ii) status as either an EWG within the meaning of PUHCA or the status of its Facility as a QF under PURPA, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.
ARTICLE VI.
Negative Covenants
The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than indemnification and other contingent obligations that expressly survive pursuant to the terms of any Loan Document, in each case, not then due and payable) shall have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full or reimbursement thereof shall have been cash-collateralized in an amount equal to 103% of the Revolving L/C Exposure as of such time, the Borrower will not, nor (except with respect to Section 6.08 which applies only to the Borrower) will it cause or permit any of its Restricted Subsidiaries to:
SECTION 6.01. Incurrence of Indebtedness and Issuance of Preferred Stock. %3.  Directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Borrower shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Borrower may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Borrower’s most recently ended four full fiscal quarters for which internal financial statements are publicly available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness (including Acquired Debt) had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
(a) The provisions of Section 6.01(a) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
(i) (A) the incurrence of Indebtedness and Letters of Credit hereunder and under the other Loan Documents (other than any Indebtedness and Letters of Credit arising from New Commitments pursuant to and in accordance with Section 2.24) and (B) the incurrence by the Borrower, any Subsidiary Guarantor and any Excluded Subsidiary pursuant to and in accordance with clause (c) of the definition thereof (and the guarantee thereof by the Borrower, the Subsidiary Guarantors and/or any Excluded Subsidiary pursuant to and in accordance with clause (c) of the definition thereof) of Indebtedness and letters of credit under other Credit Facilities and Indebtedness and Letters of Credit arising from New Commitments pursuant to and in accordance with Section 2.24 in an aggregate principal amount at any one time outstanding under this clause (i)(B) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Borrower and its Restricted Subsidiaries thereunder) not to exceed the difference between (x) $6,000,000,000 and (y) the aggregate principal amount at such time outstanding under clause (i)(A) above less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility that have been made by the Borrower or any of its Restricted Subsidiaries since the Issue Date with the Net Proceeds of Asset Sales (other than Excluded Proceeds) and less, without duplication, the aggregate amount of all repayments or commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by the Borrower or any of its Restricted Subsidiaries since the Issue Date as a result of the application of the Net Proceeds of Asset Sales (other than Excluded Proceeds), in each case in accordance with Sections 2.13(b) and 6.04 (excluding temporary reductions in revolving credit borrowings as contemplated by Section 6.04);
(ii) the incurrence by the Borrower and its Restricted Subsidiaries of the Existing Indebtedness;
(iii) the incurrence by the Borrower of Indebtedness represented by the Senior Notes and the Senior Secured Notes issued on or prior to the Fourth Amendment Effective Date and the related Guarantees thereof by the Subsidiary Guarantors and any Excluded Subsidiary pursuant to and in accordance with clause (c) of the definition thereof;
(iv) the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement or lease of property (real or personal), plant or equipment used or useful in the business of the Borrower or any of its Restricted Subsidiaries or incurred within 180 days thereafter, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (iv), not to exceed at any time outstanding 5.00% of Total Assets;

(v) the incurrence by the Borrower or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under Section 6.01(a) or Section 6.01(b)(ii), 6.01(b)(iii), 6.01(b)(iv), 6.01(b)(v), 6.01(b)(xv), 6.01(b)(xvi), 6.01(b)(xvii), 6.01(b)(xviii), 6.01(b)(xix) and 6.01(b)(xxii);
(vi) the incurrence by the Borrower or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries; provided, however, that:
(1) if the Borrower or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Borrower or a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Guaranteed Obligations; and
(2) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or a Restricted Subsidiary;
will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);
(vii) the issuance by any of the Borrower’s Restricted Subsidiaries to the Borrower or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
(1) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Borrower or a Restricted Subsidiary; and
(2) any sale or other transfer of any such preferred stock to a Person that is not either the Borrower or a Restricted Subsidiary;
will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (vii);
(viii) the incurrence by the Borrower or any of its Restricted Subsidiaries of Hedging Obligations;
(ix) the Guarantee by (i) the Borrower or any of the Subsidiary Guarantors of Indebtedness of the Borrower or a Subsidiary Guarantor that was permitted to be incurred by another provision of this Section 6.01; (ii) any of the Excluded Project Subsidiaries of Indebtedness of any other Excluded Project Subsidiary; and (iii) any of the Excluded Foreign Subsidiaries of Indebtedness of any other Excluded Foreign Subsidiary; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Guaranteed Obligations, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

(x) the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is covered within five Business Days;
(xi) the incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness in respect of (i) workers’ compensation claims, self-insurance obligations, bankers’ acceptance and (ii) performance and surety bonds provided by the Borrower or a Restricted Subsidiary in the ordinary course of business;
(xii) the incurrence of Non-Recourse Debt by any Excluded Project Subsidiary, and any Non-Recourse Guarantee in respect thereof;
(xiii) the incurrence of Indebtedness that may be deemed to arise as a result of agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or any similar obligations, in each case, incurred in connection with the disposition of any business, assets or Equity Interests of any Subsidiary; provided that the aggregate maximum liability associated with such provisions may not exceed the gross proceeds (including non-cash proceeds) of such disposition;
(xiv) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness represented by letters of credit, guarantees or other similar instruments supporting Hedging Obligations of the Borrower or any of its Restricted Subsidiaries (other than Excluded Subsidiaries) permitted to be incurred by this Agreement;
(xv) Indebtedness, Disqualified Stock or preferred stock of Persons or assets that are acquired by the Borrower or any Restricted Subsidiary or merged into the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, either:
(1) the Borrower would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.01(a); or
(2) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition or merger;
(xvi) Environmental CapEx Debt; provided that prior to the incurrence of any Environmental CapEx Debt, the Borrower shall deliver to the Administrative Agent an Officers’ Certificate designating such Indebtedness as Environmental CapEx Debt;
(xvii) Indebtedness incurred to finance Necessary Capital Expenditures; provided that prior to the incurrence of any Indebtedness to finance Necessary Capital Expenditures, the Borrower shall deliver to the Administrative Agent an Officers’ Certificate designating such Indebtedness as Necessary CapEx Debt;

(xviii) Indebtedness of the Borrower or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(xix) the incurrence by the Borrower or any of its Restricted Subsidiaries of Contribution Indebtedness;
(xx) the incurrence by the Borrower and/or any of its Restricted Subsidiaries of Indebtedness that constitutes a Permitted Tax Lease;
(xxi) the issuance of Third Party Securities by a Securitization Vehicle in an aggregate principal amount not to exceed $750,000,000 at any time outstanding;
(xxii) the incurrence by the Borrower and/or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (xxii), not to exceed the greater of (x) $1,000,000,000 and (y) 3.50% of Total Assets; and
(xxiii) the incurrence by the Borrower and/or any of its Restricted Subsidiaries of secured or unsecured notes and/or loans (and/or commitments in respect thereof) issued or incurred in lieu of New Commitments (such notes or loans “Incremental Equivalent Debt”); provided that (i) the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Equivalent Debt shall not exceed the Maximum Incremental Amount less the aggregate principal amount of New Commitments (and loans made pursuant to such New Commitments) established pursuant to Section 2.24, (ii) any Incremental Equivalent Debt that is secured shall be secured only by the Collateral and on a pari passu or junior basis with the Collateral securing the Obligations, and shall be subject to a customary intercreditor agreement reasonably acceptable to the Administrative Agent and the Borrower, (iii) no Incremental Equivalent Debt may be guaranteed by any Person that is not a Loan Party or secured by any assets other than the Collateral (other than cash collateral or letters of credit, which may be used as exclusive security); (iv) the final maturity date of such Incremental Equivalent Debt shall be, in the case of revolving facilities, no earlier than the latest Revolving Maturity Date and, in the case of term loans or notes, no earlier than the Latest Maturity Date of all Classes of Loans or Commitments; (v) the Weighted Average Life to Maturity of such Incremental Equivalent Debt in the form of term loans or notes shall be no shorter than the remaining Weighted Average Life to Maturity of the then-existing Term Loans (without giving effect to any prepayments thereof); (vi) no Event of Default shall immediately before or immediately after giving effect to the incurrence of such Incremental Equivalent Debt, (vii) the covenants and defaults applicable to such Incremental Equivalent Debt (excluding pricing and optional prepayment or redemption terms), when taken as a whole, are no more restrictive than those applicable to the then-existing Term Loans and Revolving Commitments (except for covenants or other provisions applicable only after the Latest Maturity Date of all Classes of Loans or Commitments), (viii) (A) any prepayment (other than any scheduled amortization payment) of Incremental Equivalent Debt in the form of term loans or notes that is pari passu with any then-existing Term Loans in right of payment and security shall be made on a pro rata basis with such existing Term Loans and (B) any prepayment (other than any scheduled amortization payment) of Incremental Equivalent Debt in the form of term loans or notes that is subordinated to any then-existing Term Loans in right of payment or security shall be made on a junior basis with respect to such existing Term Loans, except, in each case, that the Borrower and the lenders providing the relevant Incremental Equivalent Debt shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any prepayments on a less than pro rata basis (but not on a greater than pro rata basis) and (ix) any Incremental Equivalent Debt incurred during a Collateral Release Period shall be unsecured and may be subject to substantially the same provisions with respect to a Collateral Reinstatement Event and subsequent Collateral Release Event as the Revolving Loans.
(b) Incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Borrower or any Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Guaranteed Obligations on substantially identical terms; provided, however, that no Indebtedness of the Borrower shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Borrower solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.
(c) For purposes of determining compliance with this Section 6.01, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Sections 6.01(b)(i) through 6.01(b)(xxii), or is entitled to be incurred pursuant to Section 6.01(a), the Borrower shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 6.01. Indebtedness under this Agreement outstanding on the Closing Date will initially be deemed to have been incurred on such date in reliance on the exception provided by Section 6.01(b)(i). The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 6.01; provided, in each such case, that the amount thereof is included in the Fixed Charges of the Borrower as accrued.
(d) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced.
(e) The amount of any Indebtedness outstanding as of any date will be (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; (ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and (iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of (x) the Fair Market Value of such asset at the date of determination and (y) the amount of the Indebtedness of the other Person; provided that any changes in any of the above shall not give rise to a default under this Section 6.01.

SECTION 6.02. Liens. Create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless, to the extent any such Liens are created, incurred or otherwise become effective during a Collateral Release Period, all Guaranteed Obligations are secured on an equal and ratable basis with the other obligations secured by such Lien.
SECTION 6.03. Limitation on Sale and Leaseback Transactions. Enter into any sale and leaseback transaction (other than (x) a Permitted Tax Lease, which shall not be restricted by this Section 6.03 and (y) any sale and leaseback transaction existing on the Closing Date and set forth on Schedule 6.03); provided that the Borrower or any Restricted Subsidiary may enter into a sale and leaseback transaction if:
(a) the Borrower or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the provisions of Section 6.01 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 6.02;
(b) the gross proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction, as determined in good faith by a Financial Officer of the Borrower; and
(c) if such sale and leaseback transaction constitutes an Asset Sale, the transfer of assets in that sale and leaseback transaction is permitted by, and the Borrower applies the proceeds of such transaction in compliance with, the provisions of Sections 2.13(b) and 6.04.
SECTION 6.04. Asset Sales. %3.  Consummate an Asset Sale unless:
(i) the Borrower (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
(ii) at least 75% of the consideration received in the Asset Sale by the Borrower or such Restricted Subsidiary is in the form of cash. For purposes of this clause (ii), each of the following will be deemed to be cash:
(1) any liabilities, as shown on the Borrower’s most recent consolidated balance sheet, of the Borrower or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Guaranteed Obligations) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Borrower or such Restricted Subsidiary from further liability;
(2) any securities, notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 180 days of the receipt of such securities, notes or other obligations, to the extent of the cash received in that conversion;
(3) any stock or assets of the kind referred to in Section 6.04(b)(ii) or 6.04(b)(iv); and
(4) any Designated Non-Cash Consideration received by the Borrower or any Restricted Subsidiary in such Asset Sale having an aggregate

Fair Market Value that is at the time outstanding, not to exceed the greater of (x) $500,000,000 and (y) 2.50% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than Excluded Proceeds, the Borrower (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds or, at its option, enter into a binding commitment to apply such Net Proceeds within the 365-day period following the date of such commitment (an “Acceptable Commitment”):
(i) in the case of an Asset Sale by a Restricted Subsidiary that is not a Subsidiary Guarantor, to repay Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (other than Indebtedness owed to the Borrower or another Restricted Subsidiary);
(ii) to voluntarily prepay or repurchase Term Loans, New Term Loans or Refinancing Term Loans (in each case, to the extent such prepayment or repurchase is made at par);
(iii) to acquire all or substantially all of the assets of, or any Capital Stock of, another Person engaged primarily in a Permitted Business, if, after giving effect to any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary and a Subsidiary Guarantor;
(iv) to make a capital expenditure;
(v) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or
(vi) any combination of the foregoing.
Pending the final application of such Net Proceeds in accordance with this Section 6.04, the Borrower may temporarily reduce revolving credit borrowings (including, for the avoidance of doubt, Revolving Borrowings) or otherwise use the Net Proceeds in any manner that is not prohibited by this Agreement.
(c) Notwithstanding the preceding paragraph, in the event that regulatory approval is necessary for an asset or investment, or construction, repair or restoration of any asset or investment has commenced, then the Borrower or any Restricted Subsidiary shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with the preceding paragraph.
(d) Any Acceptable Commitment that is later canceled or terminated for any reason before such Net Proceeds are so applied shall be treated as a permitted application of the Net Proceeds if the Borrower or such Restricted Subsidiary enters into another Acceptable Commitment within the later of (a) nine months of such cancellation or termination or (b) the end of the initial 365-day period.
(e) Any Net Proceeds from Asset Sales received after the Closing Date (other than Excluded Proceeds) that are not applied or invested as provided in this Section 6.04 shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds

$100,000,000, or on such earlier date as may be selected by the Borrower, the Borrower will make an Asset Sale Offer to all Term Lenders, New Term Lenders and Refinancing Term Lenders and, at the election of the Borrower, to holders of other Indebtedness under one or more Credit Facilities that are pari passu with the Guaranteed Obligations and constitutes Priority Lien Debt (as defined in the Collateral Trust Agreement) containing provisions similar to those set forth in this Agreement with respect to offers to prepay, purchase or redeem with the proceeds of sales of assets to prepay or purchase the maximum principal amount of Term Loans, New Term Loans and Refinancing Term Loans then outstanding and such other pari passu Indebtedness that may be prepaid or purchased out of the Excess Proceeds (an “Asset Sale Offer”), which prepayment shall be made, in the case of Term Loans, New Term Loans and Refinancing Term Loans, pursuant to and in accordance with Section 2.13(b). The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of prepayment, purchase or redemption and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Borrower may use those Excess Proceeds for any purpose not otherwise prohibited by this Agreement. If the aggregate principal amount of the Term Loans, New Term Loans, Refinancing Term Loans and, if applicable, such other pari passu Indebtedness accepting such Asset Sale Offer exceeds the amount of Excess Proceeds, such prepayment or purchase shall be made on a pro rata basis with respect thereto. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
(f) Notwithstanding anything to the contrary herein, clauses (b), (c), (d) and (e) of this Section 6.04 (i) shall only apply with respect to New Term Loans and Refinancing Term Loans to the extent specified in the applicable Joinder and (ii) shall not in any event apply if the Consolidated First Lien Leverage Ratio for the Borrower’s most recently ended four full fiscal quarters for which internal financial statements are publicly available immediately preceding the date of the consummation of the relevant Asset Sale is incurred would have been less than 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Asset Sale had been consummated at the beginning of such four-quarter period.
SECTION 6.05. Dividend and Other Payment Restrictions Affecting Subsidiaries. %3.  Directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other than an Excluded Subsidiary) to:
(i) pay dividends or make any other distributions on its Capital Stock to the Borrower or any of its Restricted Subsidiaries (other than Excluded Subsidiaries), or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Borrower or any of its Restricted Subsidiaries (other than Excluded Subsidiaries);
(ii) make loans or advances to the Borrower or any of its Restricted Subsidiaries (other than Excluded Subsidiaries); or
(iii) transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries (other than Excluded Subsidiaries).
(b) The restrictions in Section 6.05(a) above shall not apply to encumbrances or restrictions existing under or by reason of:
(i) this Agreement and other agreements governing Existing Indebtedness on the Closing Date;

(ii) the Senior Notes Documents, the Additional Senior Notes Documents and any documents relating to the Senior Secured Notes;
(iii) applicable law, rule, regulation or order;
(iv) customary non-assignment provisions in contracts, agreements, leases, permits and licenses;
(v) purchase money obligations for property acquired and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 6.05(a)(iii);
(vi) any agreement for the sale or other disposition of the stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;
(vii) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(viii) Liens permitted to be incurred under Section 6.02 and associated agreements that limit the right of the debtor to dispose of the assets subject to such Liens;
(ix) provisions limiting the disposition or distribution of assets or property in joint venture, partnership, membership, stockholder and limited liability company agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, including owners’, participation or similar agreements governing projects owned through an undivided interest, which limitation is applicable only to the assets that are the subject of such agreements;
(x) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in connection with a Permitted Business;
(xi) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which the Borrower or any Restricted Subsidiary is a party entered into in connection with a Permitted Business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Borrower or such Restricted Subsidiary that are the subject of that agreement, the payment rights arising thereunder and/or the proceeds thereof and not to any other asset or property of the Borrower or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;
(xii) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;

(xiii) Indebtedness of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Borrower;
(xiv) with respect only to Section 6.05(a)(iii), restrictions encumbering property at the time such property was acquired by the Borrower or any of its Restricted Subsidiaries, so long as such restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;
(xv) provisions limiting the disposition or distribution of assets or property in agreements governing Non-Recourse Debt, which limitation is applicable only to the assets that are the subject of such agreements;
(xvi) customary restrictions created in connection with any Securitization permitted under Section 6.01(b)(xxi) that, in the good faith determination of a Responsible Officer of the Borrower, are necessary or advisable to effect such Securitization; and
(xvii) any encumbrance or restrictions of the type referred to in Sections 6.05(a)(i), 6.05(a)(ii) and 6.05(a)(iii) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xvi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of a Financial Officer of the Borrower, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewals, increase, supplement, refunding, replacement or refinancing.
SECTION 6.06. Restricted Payments. %3.  Directly or indirectly (w) declare or pay any dividend or make any other payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Borrower or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or to the Borrower or a Restricted Subsidiary); (x) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower or any direct or indirect parent of the Borrower (other than any such Equity Interests owned by the Borrower or any Restricted Subsidiary); (y) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Borrower or any Subsidiary Guarantor that is contractually subordinated to the Guaranteed Obligations (excluding any intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries), except (1) a payment of interest or principal at the Stated Maturity thereof, (2) a payment, purchase, redemption, defeasance, acquisition or retirement of any subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within one year of the date of payment, purchase, redemption, defeasance, acquisition or retirement or (3) AHYDO Catch-Up Payments; or (z) make any Restricted Investment (all such payments and other actions set forth in these clauses (w) through (z) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and
(ii) on a pro forma basis after giving effect to such Restricted Payment and any transaction related thereto, the Debt to Cash Flow Ratio would not have exceeded 5.75 to 1.00; and
(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries since the Original Issue Date (excluding Restricted Payments permitted by Sections 6.06(b)(ii), 6.06(b)(iii), 6.06(b)(iv), 6.06(b)(vi), 6.06(b)(vii), 6.06(b)(viii), 6.06(b)(ix), 6.06(b)(x) and 6.06(b)(xi)), is less than the sum, without duplication, of:
(1) Consolidated Cash Flow of the Borrower, minus 140% of Consolidated Interest Expense of the Borrower, in each case for the period (taken as one accounting period) from March 31, 2009 to the end of the Borrower’s most recently ended fiscal quarter for which financial statements are publicly available at the time of such Restricted Payment, plus
(2) 100% of the Fair Market Value of any property or assets and the aggregate net cash proceeds, in each case received by the Borrower or any of its Restricted Subsidiaries since the Original Issue Date in exchange for Qualifying Equity Interests or from the issue or sale of Qualifying Equity Interests of the Borrower (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Borrower that have been converted into or exchanged for such Qualifying Equity Interests (other than Qualifying Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary), plus
(3) to the extent that any Restricted Investment that was made after the Original Closing Date is sold for cash or otherwise liquidated or repaid for cash after the Original Issue Date, the cash return with respect to such Restricted Investment (less the cost of disposition, if any) to the extent not already included in the Consolidated Cash Flow of the Borrower since the Original Issue Date, plus
(4) 100% of any cash received by the Borrower or a Restricted Subsidiary after the Original Issue Date from an Unrestricted Subsidiary, to the extent that such cash was not otherwise included in Consolidated Cash Flow of the Borrower for such period, plus
(5) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Original Issue Date, the Fair Market Value of the Borrower’s Investment in such Subsidiary as of the date of such redesignation.
(b) The provisions of Section 6.06(a) shall not prohibit:
(i) the payment of any dividend within 90 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Agreement;

(ii) so long as no Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or out of the aggregate proceeds of the substantially concurrent sale (other than to a Subsidiary) of, Equity Interests of the Borrower (other than Disqualified Stock) or from the contribution of equity capital (unless such contribution would constitute Disqualified Stock) to the Borrower; provided that the amount of any such proceeds that are utilized for any such Restricted Payment will be excluded from clause 6.06(a)(y)(2);
(iii) so long as no Default has occurred and is continuing or would be caused thereby, the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Borrower or any Subsidiary Guarantor that is contractually subordinated to the Guaranteed Obligations with the proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
(iv) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis (including, for the avoidance of doubt, any such payment of any dividend or similar distribution by the Funded L/C SPV);
(v) so long as no Default has occurred and is continuing or would be caused thereby, (A) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Borrower or any Restricted Subsidiary held by any current or former officer, director or employee of the Borrower or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, severance agreement, shareholders’ agreement or similar agreement, employee benefit plan or (B) the cancellation of Indebtedness owing to the Borrower or any of its Restricted Subsidiaries from any current or former officer, director or employee of the Borrower or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Borrower or any of its Restricted Subsidiaries; provided that the aggregate price paid for the actions in clause (A) may not exceed $10,000,000 in any twelve-month period (with unused amounts in any period being carried over to succeeding periods) and may not exceed $50,000,000 in the aggregate since the Closing Date; provided, further, that (1) such amount in any calendar year may be increased by the cash proceeds of “key man” life insurance policies received by the Borrower and its Restricted Subsidiaries after the Closing Date less any amount previously applied to the making of Restricted Payments pursuant to this Section 6.06(b)(v) since the Closing Date and (2) cancellation of the Indebtedness owing to the Borrower from employees, officers, directors and consultants of the Borrower or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Borrower from such Persons shall be permitted under this Section 6.06(b)(v) as if it were a repurchase, redemption, acquisition or retirement for value subject hereto;
(vi) the repurchase of Equity Interests in connection with the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options and the repurchases of Equity Interests in connection with the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;
(vii) so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of (A) preferred stock outstanding on the Closing Date, (B) Disqualified Stock of the Borrower or any Restricted Subsidiary issued on or after the

Issue Date in accordance with the terms of this Agreement or (C) preferred stock issued on or after the Issue Date in accordance with the terms of this Agreement or, in the event that any of the instruments described in (A) through (C) above have been converted into or exchanged for Qualifying Equity Interests, other Restricted Payments in an amount no greater than and with timing of such payments not earlier than the dividends that would have otherwise been payable on such instruments.
(viii) payments to holders of the Borrower’s Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;
(ix) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Capital Stock of the Borrower pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this covenant (all as determined in good faith by a Financial Officer of the Borrower);
(x) so long as no Default has occurred and is continuing or would be caused thereby, upon the occurrence of an Asset Sale and after the completion of the related Asset Sale Offer pursuant to and in accordance with Sections 2.13(b) and 6.04, any purchase, defeasance, retirement, redemption or other acquisition of Indebtedness that is contractually subordinated to the Guaranteed Obligations required under the terms of such Indebtedness, or any Disqualified Stock, with Net Proceeds from such Asset Sale;
(xi) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments since the Fourth Amendment Effective Date in an aggregate amount not to exceed $850,000,000;
(xii) the payment of any dividend or distribution in an amount not to exceed the aggregate Taxes of a consolidated, combined, unitary, affiliated or similar income tax group of which Borrower is the common parent (a “Tax Group”) from any Restricted Subsidiary to another Restricted Subsidiary or to the Borrower for any taxable period in which the Borrower or such Restricted Subsidiary (or its “tax owner,” so long as such Restricted Subsidiary is treated as a “disregarded entity” for U.S. federal income tax purposes) is a member of such Tax Group; provided that such distributions shall not exceed the amount of Taxes that such Restricted Subsidiary would have paid had it been a stand-alone taxpayer; and
(xiii) the Borrower may make distributions of, or Investments in Securitization Assets for purposes of inclusion in any Securitization permitted under Section 6.01(b)(xxi).
The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Borrower or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 6.06 will be determined by a Financial Officer of the Borrower whose certification with respect thereto will be delivered to the Administrative Agent.
SECTION 6.07. Transactions with Affiliates. %3.  Make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each, an “Affiliate Transaction”) involving aggregate payments in excess of $50,000,000, unless:
(i) the Affiliate Transaction is on terms that are no less favorable to the Borrower (as reasonably determined by the Borrower) or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person; and
(ii) the Borrower delivers to the Administrative Agent:
(1) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100,000,000, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 6.07 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and
(2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $200,000,000, an opinion as to the fairness to the Borrower or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.
(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:
(i) any employment agreement or director’s engagement agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Borrower or any of its Restricted Subsidiaries or approved by a Responsible Officer of the Borrower in good faith;
(ii) transactions between or among the Borrower and/or its Restricted Subsidiaries;
(iii) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Borrower solely because the Borrower owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(iv) payment of directors’ fees;
(v) any issuance of Equity Interests (other than Disqualified Stock) of the Borrower or its Restricted Subsidiaries;
(vi) Restricted Payments that do not violate the provisions of Section 6.06;
(vii) any agreement in effect as of the Closing Date or any amendment thereto or replacement thereof and any transaction contemplated thereby or permitted thereunder, so long as any such amendment or replacement agreement taken as a whole is not more disadvantageous to the Lenders than the original agreement as in effect on the Closing Date;

(viii) payments or advances to employees or consultants that are incurred in the ordinary course of business or that are approved by a Responsible Officer of the Borrower in good faith;
(ix) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this Section 6.07(b)(ix) to the extent that the terms of any such amendment or new agreement are not otherwise more disadvantageous to the Lenders in any material respect;
(x) transactions permitted by, and complying with, the provisions of Section 6.08;
(xi) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in compliance with the terms of this Agreement that are fair to the Borrower and its Restricted Subsidiaries, in the reasonable determination of a Financial Officer of the Borrower, or are on terms not materially less favorable taken as a whole as might reasonably have been obtained at such time from an unaffiliated party;
(xii) any repurchase, redemption or other retirement of Capital Stock of the Borrower held by employees of the Borrower or any of its Subsidiaries;
(xiii) loans or advances to employees or consultants;
(xiv) any Permitted Investment in another Person involved in a Permitted Business;
(xv) transactions in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 6.07(a)(i);
(xvi) the issuance of any letters of credit to support obligations of any Excluded Subsidiary;
(xvii) transactions between or among Excluded Subsidiaries, and any Guarantee, guarantee and/or other credit support provided by the Borrower and/or any Restricted Subsidiary in respect of any Subsidiary or any Minority Investment so long as all holders of Equity Interests in such Subsidiary or Minority Investment (including the Borrower or any Restricted Subsidiary, as applicable) shall participate directly or indirectly in such applicable Guarantee, guarantee and/or other credit support or shall provide a commitment in respect of any related obligation, in each case, on a pro rata basis relative to their Equity Interests in such Minority Investment; provided that any such transaction shall be fair and reasonable and beneficial to the Borrower and its Restricted Subsidiaries (taken as a whole) and consistent with Prudent Industry Practice;

(xviii) transactions relating to management, marketing, administrative or technical services between the Borrower and its Restricted Subsidiaries, or between Restricted Subsidiaries;
(xix) any tax sharing agreement between or among the Borrower and its Subsidiaries so long as such tax sharing agreement is on fair and reasonable terms with respect to each participant therein;
(xx) any customary transaction with a Securitization Vehicle effected as part of a Securitization permitted hereunder; and
(xxi) any agreement to do any of the foregoing.
SECTION 6.08. Merger, Consolidation or Sale of Assets. The Borrower will not, directly or indirectly: %3. consolidate or merge with or into another Person (whether or not the Borrower is the surviving corporation); or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless, subject to Section 9.22:
(i) either (A) the Borrower is the surviving corporation or (B) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(ii) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Borrower under the Loan Documents pursuant to joinder agreements or other documents and agreements reasonably satisfactory to the Administrative Agent;
(iii)  immediately after such transaction, no Default or Event of Default exists; and
(iv) (A) the Borrower or the Person formed by or surviving any such consolidation or merger (if other than the Borrower), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the provisions of Section 6.01(a) or (B) the Fixed Charge Coverage Ratio of the Borrower or the Person formed by or surviving any such consolidation or merger (if other than the Borrower) is greater after giving pro forma effect to such consolidation or merger and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period than the Borrower’s actual Fixed Charge Coverage Ratio for the period.
(a) In addition, the Borrower shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.
(b) This Section 6.08 shall not apply to (i) a merger of the Borrower with an Affiliate solely for the purpose of reincorporating the Borrower in another jurisdiction or forming a direct holding company of the Borrower; and (ii) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Borrower and its Restricted Subsidiaries, including by way of merger or consolidation.
(c) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Sections 6.08(a) through and including 6.08(d), the successor corporation formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement and the other Loan Documents referring to the “Borrower” shall refer instead to the successor corporation and not to the Borrower), and may exercise every right and power of the Borrower under this Agreement and the other Loan Documents with the same effect as if such successor Person had been named as the Borrower herein; provided, however, that the predecessor Borrower shall not be relieved from its payment obligations hereunder except in the case of a sale of all of the Borrower’s assets in a transaction that is subject to, and that complies with the provisions of, Section 6.08(a) through and including 6.08(d).
SECTION 6.09. Limitations on Funded L/C SPV. %3. Cause the Funded L/C SPV to have (i) any business operations or activities other than in respect of the issuance of letters of credit under Cash Collateralized Letter of Credit Facilities and making payments or distributions to the Borrower and its Subsidiaries as permitted therein (and activities reasonably related thereto including the posting of cash collateral therefor), (ii) any properties or assets other than the Funded L/C Collateral Accounts and all cash, Cash Equivalents, other securities or investments comparable to Cash Equivalents and other funds and investments held therein, any contractual reimbursement rights granted by Affiliates of the Funded L/C SPV in favor of the Funded L/C SPV and other assets of de minimis value and (iii) any Indebtedness or other obligations other than obligations pursuant to and in accordance with Cash Collateralized Letter of Credit Facilities providing for the issuance of an aggregate face amount of letters of credit thereunder not to exceed at any time outstanding the aggregate amount of cash proceeds of Revolving Loans contributed by the Borrower to the Funded L/C SPV pursuant to and in accordance with Funded L/C SPV Contributions after the Closing Date and liabilities and obligations reasonably related, ancillary or incidental to any Cash Collateralized Letter of Credit Facility.
(a) Provide any collateral or any Guarantee, or have any other obligation, in each case, with respect to any Cash Collateralized Letter of Credit Facility outstanding at any time after the Closing Date other than (i) cash collateral consisting of cash proceeds of Revolving Loans contributed by the Borrower to the Funded L/C SPV pursuant to and in accordance with Funded L/C SPV Contributions after the Closing Date, (ii) with respect to the Funded L/C SPV, its obligations to any LC Issuer pursuant to and in accordance with the terms and provisions of such Cash Collateralized Letter of Credit Facility and liabilities and obligations reasonably related, ancillary or incidental thereto, (iii) with respect to the Borrower, the Funded L/C SPV Guarantee with respect to such Cash Collateralized Letter of Credit Facility on terms reasonably satisfactory to the Administrative Agent, and (iv) with respect to the Borrower and the Subsidiary Guarantors only, obligations with respect to any reimbursement agreement of the Borrower and/or any Subsidiary Guarantor in favor of the Funded L/C SPV with respect to any amounts drawn on letters of credit issued for the benefit of the Borrower or any of its Subsidiaries under such Cash Collateralized Letter of Credit Facility.

SECTION 6.10. Designation of Restricted, Unrestricted and Excluded Project Subsidiaries. %3.  The Borrower may designate, by a certificate executed by a Responsible Officer of the Borrower, any Restricted Subsidiary (other than the Funded L/C SPV) to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the provisions of Section 6.06 or under one or more clauses of the definition of Permitted Investments, as determined by the Borrower; provided, however, that to the extent an Excluded Subsidiary is designated as an Unrestricted Subsidiary, the amount of the Investment deemed to have been made in respect of such Unrestricted Subsidiary will be calculated without duplication of the amount of the Investment made as a result of such Excluded Subsidiary’s initial designation as such plus any subsequent Investments made in such Excluded Subsidiary prior to such subsequent designation. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. A Responsible Officer of the Borrower may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default or Event of Default.
(a) The Borrower may designate, by a certificate executed by a Responsible Officer of the Borrower, any Restricted Subsidiary or Unrestricted Subsidiary to be an Excluded Project Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary or Unrestricted Subsidiary that is not an Excluded Project Subsidiary is designated as an Excluded Project Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the Subsidiary designated as an Excluded Project Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the provisions of Section 6.06 or under one or more clauses of the definition of Permitted Investments, as determined by the Borrower; provided, however, that to the extent an Excluded Subsidiary (other than an Excluded Project Subsidiary) or an Unrestricted Subsidiary is designated as an Excluded Project Subsidiary, the amount of the Investment deemed to have been made in respect of such Excluded Project Subsidiary will be calculated without duplication of the amount of the Investment made as a result of such Excluded Subsidiary’s or Unrestricted Subsidiary’s initial designation as such plus any subsequent Investments made in such Excluded Subsidiary or Unrestricted Subsidiary prior to such subsequent designation. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary or Unrestricted Subsidiary otherwise meets the definition of an Excluded Project Subsidiary. A Responsible Officer of the Borrower may redesignate any Excluded Project Subsidiary to be a Restricted Subsidiary that is not an Excluded Project Subsidiary or an Unrestricted Subsidiary if that redesignation would not cause a Default or Event of Default.
(b) Any designation of a Subsidiary as an Unrestricted Subsidiary or Excluded Project Subsidiary will be evidenced to the Administrative Agent by delivering to the Administrative Agent a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 6.06. If, at any time, any Unrestricted Subsidiary or Excluded Project Subsidiary should fail to meet the preceding requirements as, respectively, an Unrestricted Subsidiary or Excluded Project Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary or Excluded Project Subsidiary for the purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary or an Excluded Project Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 6.01, the Borrower will be in default of such covenant. The Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary or Excluded Project Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary or Excluded Project Subsidiary, and such designation will only be permitted if (i) such Indebtedness is permitted under Section 6.01(a), calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period and (ii) no Default or Event of Default would be in existence following such designation.
SECTION 6.11. Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as at the end of any fiscal quarter (commencing with the first full fiscal quarter after the Closing Date) to be less than 1.75 to 1.00.
SECTION 6.12. Leverage Ratio. Permit (a) at any time during a Collateral Release Period, the Consolidated Total Net Leverage Ratio as at the end of any fiscal quarter during such period to be greater than 5.50 to 1.00 and (b) at any other time, the Consolidated First Lien Leverage Ratio as at the end of any fiscal quarter (commencing with the first full fiscal quarter after the Closing Date) to be greater than 4.00 to 1.00.
SECTION 6.13. Fiscal Year. With respect to the Borrower, change its fiscal year-end to a date other than December 31.
SECTION 6.14. Use of Proceeds. Directly or, to the knowledge of the Borrower, indirectly use the proceeds of any Loan or Letter of Credit or otherwise make available such proceeds to any Subsidiary or any other Person to fund, finance or facilitate any activities or business of or with any Person that is, at the time of such funding, a Sanctioned Person or in any country or territory that is at the time of such funding a Sanctioned Country or in any other manner that would result in a violation of Sanctions by any Person (including a Lender, Arranger, Administrative Agent, Issuing Bank or otherwise).
ARTICLE VII.
Events of Default
In case of the happening of any of the following events (“Events of Default”):
(a) any representation or warranty made or deemed made in or in connection with any Loan Document (other than those specified in clause (l) below) or the Borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document by any Loan Party, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
(b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(c) default shall be made in the payment of any interest on any Loan or any L/C Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;
(d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05, 5.08 or 5.11 or in Article VI; provided that a default in the due observance or performance by the Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 6.11 or 6.12 shall not constitute an Event of Default with respect to the Term Loans, the New Term Loans or the Refinancing Term Loans until the date on which the Administrative Agent or the Majority Revolving Lenders shall declare the Revolving Loans (including, for the avoidance of doubt, any New Revolving Loans and Refinancing Revolving Loans) to be due and payable or shall terminate the Revolving Commitments (including, for the avoidance of doubt, any New Revolving Commitments and Refinancing Revolving Commitments);
(e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) or (d) above or clause (l) below) and such default shall continue unremedied for a period of 45 days after notice thereof from the Administrative Agent, the Collateral Agent, the Collateral Trustee or any Lender to the Borrower; provided that a default in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Section 5.04(e) shall not constitute an Event of Default with respect to the New Term Loans or the Refinancing Term Loans until the date on which the Administrative Agent or the Majority Revolving Lenders shall declare the Revolving Loans (including, for the avoidance of doubt, any New Revolving Loans and Refinancing Revolving Loans) to be due and payable or shall terminate the Revolving Commitments (including, for the avoidance of doubt, any New Revolving Commitments and Refinancing Revolving Commitments);
(f) (i) the Borrower or any Restricted Subsidiary shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness (other than Indebtedness hereunder), when and as the same shall become due and payable, or (B) any other event or condition occurs that results in any Material Indebtedness (other than Indebtedness hereunder) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness (other than Indebtedness hereunder) or any trustee or agent on its or their behalf to cause any Material Indebtedness (other than Indebtedness hereunder) to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that clause (B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; provided, further, that clauses (A) and (B) shall not apply to (1) any Non-Recourse Debt of the Borrower and the Restricted Subsidiaries (except to the extent that the Borrower or any of the Restricted Subsidiaries that are not parties to such Non-Recourse Debt (other than Exempt Subsidiaries) is then liable for any such Non-Recourse Debt of a Significant Subsidiary that is Indebtedness for borrowed money thereunder and such liability, individually or in the aggregate, exceeds $150,000,000) or (2) to the extent constituting Indebtedness, any indemnification, guarantee or other credit support obligations of the Borrower or any Restricted Subsidiary constituting Permitted Tax Equity Guarantees or (ii) the Funded L/C SPV shall (A) fail to pay any principal, reimbursement obligations, fees or interest due in respect of any Cash Collateralized Letter of Credit Facility in an amount, individually or in the aggregate, in excess of $15,000,000, when and as the same shall become due and payable, or (B) any other event or condition occurs that results in any Cash Collateralized Letter of Credit Facility outstanding in an amount, individually or in the aggregate, in excess of $15,000,000 becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the LC

Issuer(s) thereunder or any trustee or agent on its or their behalf to cause such Cash Collateralized Letter of Credit Facility to become due, or to require the prepayment, repurchase, redemption, termination or defeasance thereof, prior to its scheduled maturity and such event or condition pursuant to this clause (B) shall continue unremedied for a period of five Business Days;
(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Borrower or any of its Restricted Subsidiaries (other than the Exempt Subsidiaries) that is a Significant Subsidiary or any group of Restricted Subsidiaries (other than the Exempt Subsidiaries) that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian of the Borrower or any of its Restricted Subsidiaries (other than the Exempt Subsidiaries) that is a Significant Subsidiary or any group of Restricted Subsidiaries (other than the Exempt Subsidiaries) that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Borrower or any of its Restricted Subsidiaries (other than the Exempt Subsidiaries) that is a Significant Subsidiary or any group of Restricted Subsidiaries (other than the Exempt Subsidiaries) that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Borrower or any of its Restricted Subsidiaries (other than the Exempt Subsidiaries) that is a Significant Subsidiary or any group of Restricted Subsidiaries (other than the Exempt Subsidiaries) that, taken together, would constitute a Significant Subsidiary; and, in each of clauses (i), (ii) or (iii), the order or decree remains unstayed and in effect for 60 consecutive days;
(h) the Borrower or any of its Restricted Subsidiaries (other than the Exempt Subsidiaries) that is a Significant Subsidiary or any group of Restricted Subsidiaries (other than the Exempt Subsidiaries) that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due;
(i) one or more judgments for the payment of money in an aggregate amount in excess of $150,000,000 (excluding therefrom any amount covered by insurance) shall be rendered against the Borrower or any Restricted Subsidiary (other than an Exempt Subsidiary) or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any of its Restricted Subsidiaries to enforce any such judgment; provided that this clause (i) shall not apply to any Non-Recourse Debt of the Borrower and the Restricted Subsidiaries (except to the extent that the Borrower or any of the Restricted Subsidiaries that are not parties to such Non-Recourse Debt is then liable for any such Non-Recourse Debt of a Significant Subsidiary that is Indebtedness for borrowed money thereunder and such liability, individually or in the aggregate, exceeds $150,000,000);
(j) an ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower and its ERISA Affiliates in an aggregate amount exceeding $150,000,000; provided, however, that the parties acknowledge and agree that that certain Irrevocable Standby Letter of Credit (or any renewal, extension or replacement thereof that does not increase the face amount thereof) issued by the Sumitomo Mitsui Banking Corporation in favor of the Benefits Committee of the Texas Genco Retirement Plan, dated as of June 28, 2005, for an amount not exceeding $54,900,000, shall not be deemed to be a liability for purposes of determining whether the $150,000,000 threshold set in this clause (j) of Article VII is exceeded (but that any other letter of credit or other security provided pursuant to Section 401(a)(29) of the Tax Code that constitutes an ERISA Event shall be deemed to be a liability for purposes of this Article VII);
(k) except as permitted by this Agreement or as a result of the discharge of such Subsidiary Guarantor in accordance with the terms of the Loan Documents, any Guarantee by a Significant Subsidiary (or group of Subsidiaries that taken as a whole would be deemed a Significant Subsidiary) under the Guarantee and Collateral Agreement shall be held by a final decision issued in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary shall deny or disaffirm in writing its or their obligations under its or their Guarantee(s) under the Guarantee and Collateral Agreement;
(l) material breach by the Borrower or any of the other Loan Parties of any material representation or warranty or covenant, condition or agreement in the Security Documents, the repudiation by the Borrower or any of the other Loan Parties of any of its material obligations under any of the Security Documents or the unenforceability of any of the Security Documents against the Borrower or any of the other Loan Parties for any reason with respect to Collateral having an aggregate Fair Market Value of $150,000,000 or more in the aggregate; or
(m) there shall have occurred a Change of Control;
then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event either or both of the following actions may be taken: (i) the Administrative Agent may with the consent of the Majority Revolving Lenders, and at the request of the Majority Revolving Lenders shall, by notice to the Borrower, terminate forthwith the Revolving Commitments (including, for the avoidance of doubt, any New Revolving Commitments and Refinancing Revolving Commitments) and the Swingline Commitment and (ii)(A) the Administrative Agent may with the consent of the Majority Revolving Lenders, and at the request of the Majority Revolving Lenders shall, by notice to the Borrower, declare the Revolving Loans and/or (B) the Administrative Agent may with the consent of the Majority Term Lenders, and at the request of the Majority Term Lenders shall, by notice to the Borrower, declare the Term Loans, New Term Loans and Refinancing Term Loans, in the case of each of clauses (A) and (B), then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of such Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Administrative Agent and the Collateral Agent shall have the right to take all or any actions and exercise any remedies available to a secured party under the Security Documents or applicable law or in equity; and in any event with respect to an event in respect of the Borrower described in paragraph (g) or (h) above, the Revolving Commitments, and the Swingline Commitment shall automatically terminate and the principal of such Loans so declared to be due and payable then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Administrative Agent and the Collateral Agent shall have the right to take all or any actions and exercise any remedies available to a secured party under the Security Documents or applicable law or in equity; provided that, notwithstanding any provision to the contrary in any Loan Document, during any period during which an Event of Default under Section 6.11 and/or 6.12 exists solely with respect to the Revolving Loans (including, for the avoidance of doubt, any New Revolving Loans and Refinancing Revolving Loans), the Revolving Commitments (including, for the avoidance of doubt, any New Revolving Commitments and Refinancing Revolving Commitments), the Swingline Loans and/or the Letters of Credit, the Administrative Agent may with the consent of the Majority Revolving Lenders, and at the request of the Majority Revolving Lenders shall, by notice to the Borrower, take any of the foregoing actions solely as they relate to the Revolving Loans (including, for the avoidance of doubt, any New Revolving Loans and Refinancing Revolving Loans), the Revolving Commitments (including, for the avoidance of doubt, any New Revolving Commitments and Refinancing Revolving Commitments), the Swingline Loans and the Letters of Credit.
Without limitation of, and after giving effect to, Section 6.7 of the Guarantee and Collateral Agreement and Section 3.4 of the Collateral Trust Agreement, all proceeds received by the Administrative Agent or the Collateral Agent, as the case may be, either from the Collateral Trustee or any other Person in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Security Document shall be held by the Administrative Agent or the Collateral Agent as Collateral for, and applied in full or in part by the Administrative Agent or the Collateral Agent against, the applicable Guaranteed Obligations hereunder then due and owing in the following order of priority: first, to the ratable payment of (a) all costs and expenses of such sale, collection or other realization, including reasonable and documented fees, costs and expenses of the Agents and their agents and counsel, and all other expenses, liabilities and advances made or incurred by the Agents in connection therewith, and all amounts in each case for which such Agents are entitled to payment, reimbursement or indemnification under the Loan Documents (in their capacity as such), and to the payment of all costs and expenses paid or incurred by the Agents in connection with the exercise of any right or remedy under the Loan Documents, all in accordance with the terms of the Loan Documents, (b) any principal and interest owed to the Administrative Agent in respect of outstanding Revolving Loans advanced on behalf of any Lender by the Administrative Agent for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, (c) any principal and interest owed to the Swingline Lender in respect of outstanding Swingline Loans that have not been repaid and (d) any amounts owed to the Issuing Bank under a Letter of Credit issued by it for which it has not then been reimbursed by any Lender or the Borrower; second, to the extent of any excess proceeds, to the payment of all other Guaranteed Obligations hereunder for the ratable benefit of the holders thereof; and third, to the extent of any excess proceeds, to the payment to or upon the order of the applicable Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
Notwithstanding anything to the contrary contained in this Article VII, in the event that the Borrower fails to comply with the requirements of Sections 6.11 or 6.12, until the expiration of the 10th day subsequent to the date the certificate calculating such compliance is required to be delivered pursuant to Section 5.04(c), the Borrower shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of the Borrower (collectively, the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”) pursuant to the exercise by the Borrower of such Cure Right compliance with the covenants set forth in Sections 6.11 and 6.12 shall be recalculated giving effect to the following pro forma adjustments:
(i) Consolidated Cash Flow shall be increased, solely for the purpose of measuring compliance with Sections 6.11 and 6.12 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(ii) if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of Sections 6.11 and 6.12, the Borrower shall be deemed to have satisfied the requirements of Sections 6.11 and 6.12 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Sections 6.11 and 6.12 that had occurred shall be deemed cured for the purposes of this Agreement.
Notwithstanding anything herein to the contrary, (a) in each four-fiscal-quarter period there shall be at least one fiscal quarter in which the Cure Right is not exercised, (b) in each eight-fiscal-quarter period, there shall be a period of at least four consecutive fiscal quarters during which the Cure Right is not exercised and (c) the Cure Amount shall be no greater than the amount required for purposes of complying with Sections 6.11 and 6.12 as of the relevant date of determination.
ARTICLE VIII.
The Agents, the Arrangers and the Lenders
Each of the Lenders and the Issuing Banks hereby irrevocably appoints each of the Administrative Agent, the Collateral Agent and the Sustainability Structuring Agent (the Administrative Agent, the Collateral Agent and the Sustainability Structuring Agent are referred to collectively as the “Agents”) as its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized by the Lenders to execute any and all documents (including releases and documents pursuant to the Collateral Trust Agreement and the other Security Documents) with respect to the Collateral and the rights of the Secured Parties with respect thereto. Each of the Lenders and the Issuing Banks hereby irrevocably (a) acknowledges and agrees that the Collateral Trustee (as defined in the Collateral Trust Agreement) has been appointed as the Secured Parties’ agent in respect of the Collateral Trust Agreement and the other Security Documents, in each case as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (b) expressly authorizes and directs the Collateral Trustee (as defined in the Collateral Trust Agreement) to execute such documents or instruments as may be required or contemplated by the Collateral Trust Agreement and the other Security Documents, in each case, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents. Each of the Lenders and the Issuing Banks hereby agrees to be bound by the priority of the security interests and allocation of the benefits of the Collateral and proceeds thereof set forth in the Security Documents.
Each institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or any Affiliate thereof as if it were not an Agent hereunder.
Notwithstanding anything herein to the contrary, if at any time the Required Lenders determine that the Person serving as Administrative Agent is (without taking into account any provision in the definition of “Defaulting Lender” requiring notice from the Administrative Agent or any other party) a Defaulting Lender, the Required Lenders (determined after giving effect to Section 9.08) may, by notice to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a replacement

Administrative Agent hereunder. Such removal will, to the fullest extent permitted by Applicable Law, be effective on the earlier of (a) the date a replacement Administrative Agent is appointed and (b) the date 30 days after the giving of such notice by the Required Lenders (regardless of whether a replacement Administrative Agent has been appointed).
No Agent or Lender shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) none of any Agent, any Arranger, any Co-Manager or any Lender shall be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing and, in performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent, the Collateral Agent or the Sustainability Structuring Agent is required to exercise as directed in writing by the Required Lenders, the Majority Revolving Lenders, the Majority Term Lenders or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08, as applicable, provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law, and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as any Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it under or in connection with any Loan Document except to the extent caused by its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Each Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective

Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
Subject to the appointment and acceptance of a successor Agent as provided below, each Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Any resignation pursuant to this paragraph by a Person acting as the Administrative Agent shall, unless such Person shall notify the Lenders, the Issuing Banks and the Borrower otherwise, also act to relieve such Person and its affiliates of any obligation to advance, make or extend Swingline Loans where such advance, making or extension is to occur on or after the effective date of such resignation. Upon any such resignation of the Administrative Agent, the Collateral Agent or the Sustainability Structuring Agent, the Required Lenders (or, in the case of the Sustainability Structuring Agent, the Majority Revolving Lenders) shall have the right to appoint a successor, subject to the Borrower’s approval (not to be unreasonably withheld or delayed) so long as no Default or Event of Default shall have occurred and be continuing. If no successor shall have been so appointed by the Required Lenders (or, in the case of the Sustainability Structuring Agent, the Majority Revolving Lenders) and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and, if applicable, the Swingline Lender, and the retiring Agent shall be discharged from its duties and obligations hereunder, including its duties and obligations in its capacity as a Swingline Lender, and such successor, in its capacity as the Swingline Lender, shall enter into an Assignment and Assumption and acquire from the retiring Agent, in its capacity as a Swingline Lender, each outstanding Swingline Loan of such retiring Agent for a purchase price equal to par plus accrued interest. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.
Each Co-Manager and each Arranger, in each case, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement or any other Loan Document.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Sustainability Structuring Agent, the Co-Managers, the Arrangers, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Sustainability Structuring Agent, the Arrangers, or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.
ARTICLE IX.
Miscellaneous
SECTION 9.01. Notices. %3.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by fax or by any other telecommunication device capable of creating a written record (including electronic mail), as follows:
(i) if to the Borrower, to it at NRG Energy, Inc., 804 Carnegie Center, Princeton, NJ 08540, Attention of Treasurer, Chief Financial Officer and General Counsel  (Fax No. 609-524-4501); with a copy to Baker Botts L.L.P., 30 Rockefeller Plaza, New York, NY 10112, Attention of Martin Toulouse (Tel No. 212-408-2559; Fax No. 212-259-2559; Email: martin.toulouse@bakerbotts.com);
(ii) if to the Administrative Agent, the Collateral Agent, the Swingline Lender or to Citicorp North America, Inc., in its capacity as an Issuing Bank hereunder, to Citibank N.A., 1615 Brett Road, OPS III, New Castle, DE 19720, Attention of Citi Loan Operations (Tel No. 302-894-6010; Email: glagentofficeops@citi.com); and
(iii) if to an Issuing Bank (other than Citicorp North America, Inc., in its capacity as an Issuing Bank hereunder) or a Lender, to it at its address (or fax number) set forth on the Administrative Questionnaire delivered by such Issuing Bank or such Lender to the Administrative Agent or the Assignment and Assumption or the Joinder Agreement pursuant to which such Issuing Bank or such Lender shall have become a party hereto.
(b) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) on the date of receipt if delivered by hand or overnight courier service or sent by fax, (ii) on the date five Business Days after dispatch by certified or registered mail if mailed, (iii) on the date on which such notice or other communication has been made generally available on an Approved Electronic Platform, Internet website or similar telecommunication device to the class of Person(s) being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to such Approved Electronic Platform, Internet website or similar telecommunication device if delivered by posting to such Approved Electronic Platform, Internet website or similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, Internet website or similar telecommunication device or (iv) on the date on which transmitted to an electronic mail address (or by another means of electronic delivery) if delivered by electronic mail or any other telecommunications device, in the case of each of clauses (i) – (iv), delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II or Article VIII shall not be effective until received by the Administrative Agent.
(c) Notwithstanding Sections 9.01(a) and 9.01(b) (unless the Administrative Agent requests that the provisions of Sections 9.01(a) and 9.01(b) be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify to the Borrower. Nothing in this Section 9.01(c) shall prejudice the right of the Administrative Agent or any Lender to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement or to request that the Borrower effect delivery in such manner.
(d) Posting of Approved Electronic Communications. (i) Each Lender and each Loan Party agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(i) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each Lender and each Loan Party acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each Lender and each Loan Party hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(ii) THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR

PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.
(iii) Each Lender and each Loan Party agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.
SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Banks or on their behalf, and shall continue in full force and effect (but such representations and warranties shall be deemed made by the Borrower only at such times and as of such dates as set forth in Section 4.01(b)) as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable (other than indemnification and other contingent obligations that expressly survive pursuant to the terms of any Loan Document, in each case, not then due and payable) under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20, 2.21 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.
SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto. Upon the satisfaction of the conditions precedent set forth in Section 4.02, this Agreement shall become effective, binding upon and enforceable against the Borrower and each of the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank and the Lenders.
SECTION 9.04. Successors and Assigns. %3.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
(a) Each Lender may assign to one or more assignees (other than any natural person, the Borrower or any of its Affiliates, except, for the avoidance of doubt, any Purchasing Borrower Party pursuant to and in accordance with Section 2.12(e)) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) (x) except in the case of an assignment of a

Term Loan, a New Term Loan or a Refinancing Term Loan to a Lender or an Affiliate or Related Fund of a Lender, the Administrative Agent (and, in the case of any assignment of a Revolving Commitment, the Issuing Banks, the Swingline Lender and the Borrower) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided that the consent of the Borrower shall not be required to any such assignment (1) during the continuance of any Event of Default, (2) during the initial syndication of the Loans and the Commitments or (3) to a Lender or an Affiliate or Related Fund of a Lender, and the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof, and (y) except in the case of an assignment to a Lender or an Affiliate or Related Fund of a Lender, the amount of the Commitment or Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (A) $2,500,000 in the case of any assignment of a Revolving Commitment or (B) $1,000,000 in the case of any assignment of a Term Loan, a New Term Loan or a Refinancing Term Loan (or, in each case, if less, the entire remaining amount of such Lender’s Commitment or Loans, as the case may be, and Related Funds shall be aggregated for this purpose), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (such Assignment and Assumption to be (x) electronically executed and delivered to the Administrative Agent via an electronic settlement system then acceptable to the Administrative Agent, which shall initially be the settlement system of ClearPar, LLC, or (y) manually executed and delivered), together with a processing and recordation fee of $3,500 (which shall be payable by either the assignor or the assignee, as they may agree), provided, however, that no such processing and recordation fee shall be payable in connection with assignments made by a Lender to an affiliate thereof, by or to an Arranger or an affiliate thereof or to a Lender or an affiliate or Related Fund of a Lender or a Person under common management with a Lender and (iii) the assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the Administrative Agent an Administrative Questionnaire. No Lender is permitted to assign all or any portion of its interests, rights or obligations under this Agreement (including all or a portion of its Commitment and the Loans at any time owing to it) except as specifically set forth in the immediately preceding sentence and any purported assignment not in conformity therewith shall be null and void. Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Assumption, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and obligations of Sections 2.14, 2.16, 2.20, 2.21 and 9.05, as well as to any Fees accrued for its account and not yet paid). Notwithstanding the foregoing (but subject to the consent rights set forth in the first sentence of this Section 9.04(b)), an assignment by a Lender to one of its Affiliates or Related Funds will be effective, valid, legal and binding without regard to whether the assignor has delivered an Assignment and Assumption or Administrative Questionnaire to the Administrative Agent (and the acceptance and recordation thereof under paragraph (e) of this Section shall not be required); provided that the Administrative Agent and the Borrower shall be entitled to deal solely with the assignor unless and until the date that an Assignment and Assumption and Administrative Questionnaire have been delivered to the Administrative Agent with respect to the applicable assignee.
(b) By executing and delivering (to the Administrative Agent or the assigning Lender in the case of an assignment by a Lender to one of its Affiliates or Related Funds pursuant to the last sentence of paragraph (b) of this Section) an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender represents and warrants that it is the legal and beneficial owner of the interest being assigned thereby and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption; (ii) unless otherwise agreed to by the assigning Lender and the assignee, the interest being assigned by such assigning Lender is free and clear of any lien, encumbrance or other adverse claim; (iii) such assigning Lender has full power and authority, and has taken all action necessary, to execute and deliver the applicable Assignment and Assumption and to consummate the transactions contemplated thereby; (iv) such assigning Lender assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or any Collateral thereunder, (C) the financial condition of the Borrower, any Subsidiary, any Affiliate of the Borrower or any other Person obligated in respect of any Loan Document or (D) the performance or observance by the Borrower, any Subsidiary, any Affiliate of the Borrower or any other Person obligated in respect of any Loan Document of any of their respective obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (v) such assignee represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver the applicable Assignment and Assumption and to consummate the transactions contemplated thereby and to become a Lender under this Agreement, (B) it meets all the requirements to be an assignee under Section 9.04(b) (subject to such consents, if any, as may be required under Section 9.04(b)), (C) from and after the effective date set forth in the applicable Assignment and Assumption, it shall be bound by the provisions of this Agreement as a Lender hereunder and, to the extent of the interest being assigned to it pursuant to the applicable Assignment and Assumption, shall have the obligations of a Lender hereunder, (D) it is sophisticated with respect to decisions to acquire assets of the type represented by the interest being assigned to it pursuant to the applicable Assignment and Assumption and either it, or the Person exercising discretion in making its decision to acquire such interest, is experienced in acquiring assets of such type (it being understood and agreed that the representation and warranty set forth in this Section 9.04(c)(v)(D) shall not apply to any assignee that is a Purchasing Borrower Party in connection with any Discounted Voluntary Purchase pursuant to and in accordance with Section 2.12(e)), (E) it has received a copy of this Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.04, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the applicable Assignment and Assumption and to purchase the interest being assigned to it thereby and (F) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Co-Managers, the Arrangers, such assigning Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the applicable Assignment and Assumption and to purchase the interest assigned thereby; (vi) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, the Co-Managers, the Arrangers, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vii) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (viii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(c) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (i) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon) and (ii) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its applicable percentage thereof. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in the City of New York a copy of each Assignment and Assumption delivered to it and one or more registers for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrower, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank, the Collateral Agent, any Arranger and any Lender, at any reasonable time and from time to time upon reasonable prior notice, and the Administrative Agent hereby agrees to (i) furnish to MSSF, upon MSSF’s request, a copy of the Register, (ii) cooperate with MSSF in granting access to the Platform to any Lenders (or potential Lenders) identified by MSSF and (iii) maintain MSSF’s access to the Platform. In the case of any assignment made in accordance with the last sentence of paragraph (b) of this Section that is not reflected in the Register, the assigning Lender shall maintain a comparable register reflecting such assignment.
(e) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder) and, if required, the written consent of the Swingline Lender, the Issuing Banks and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders, the Issuing Bank, the Swingline Lender and the Borrower. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 9.04(f). Notwithstanding the foregoing, an assignment by a Lender to an Affiliate or Related Fund pursuant to the last sentence of paragraph (b) of this Section shall not be required to be recorded in the Register to be effective; provided that (i) such assignment is recorded in a comparable register maintained by the assignor as provided in paragraph (b) of this Section and (ii) the

Administrative Agent and the Borrower shall be entitled to deal solely and directly with the assignor unless and until the date that an Assignment and Assumption and Administrative Questionnaire have been delivered to the Administrative Agent with respect to the applicable assignee.
(f) Each Lender may, without the consent of the Borrower, the Swingline Lender, the Issuing Banks or the Administrative Agent, sell participations to one or more banks or other entities (other than, for the avoidance of doubt, any natural person) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions and related obligations contained in Sections 2.14, 2.16, 2.20 and 2.21 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant), and such participating banks or other entities shall deliver any forms required to be delivered under such Sections directly to such Lender, (iv) the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing any Subsidiary Guarantor or all or substantially all of the Collateral) and (v) each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participating bank or other entity and the principal amounts (and stated interest) of each such participating bank’s or other entity’s interest in the Loans or other obligations under the Loan Documents; provided, further, that no Lender shall have any obligation to disclose all or any portion of any such register to any Person (including the identity of any participating bank or other entity or any information relating to interests in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations; provided, further, the entries in such register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in such register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(g) Any Lender or participant may, in connection with any assignment, pledge or participation or proposed assignment, pledge or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that each such disclosure shall be subject to an agreement by such assignee or participant or proposed assignee or participant pursuant to and in accordance with Section 9.16(f).
(h) Each Lender may, without the consent of the Borrower, the Swingline Lender, the Issuing Banks or the Administrative Agent, at any time pledge or assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and, in the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower, the Swingline Lender, the Issuing Banks or the Administrative Agent, collaterally pledge or assign all or any portion of its rights under this Agreement, including the Loans and promissory notes or any other instrument evidencing its rights as a Lender hereunder, to any holder of, trustee for, or any other representative of any holders of, obligations owed or securities issued by such fund as security for such obligations or securities; provided that no such pledge or assignment described in this clause (i) shall release such Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
(j) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.
SECTION 9.05. Expenses; Indemnity. %3.  The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks and the Swingline Lender, including the reasonable fees, charges and disbursements of Latham & Watkins LLP, counsel for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated); provided that the Borrower shall not be responsible for the reasonable fees, charges and disbursements of more than one separate law firm (in addition to one local counsel per relevant jurisdiction or special counsel, including special workout or regulatory counsel) pursuant to its obligations under this sentence only. The Borrower also agrees to pay all documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Latham & Watkins LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel (including special workout counsel) for the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks or any Lender.
(a) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Sustainability Structuring Agent, the Co-Managers, the Arrangers, each Lender, the Issuing Banks and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder (including the undertaking of each Indemnitee under Section 9.21) or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials, or any non-compliance with Environmental Law, on any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or to the extent such judgment finds that any such loss, claim, damage, liability or related expense has resulted from such Indemnitee’s material breach of the Loan Documents, (y) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against the Administrative Agent or any other Agent or Arranger, acting in its capacity as such) that does not involve any act or omission of the Borrower or any of its Subsidiaries or (z) apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b) To the extent that the Borrower fails to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks or the Swingline Lender in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Exposure (including, for the avoidance of doubt any New Revolving Loans and Refinancing Revolving Loans), outstanding Term Loans, New Term Loans, Refinancing Term Loans and unused Commitments at the time.

(c) To the extent permitted by applicable law, the Borrower shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(d) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Co-Managers, the Arrangers, any Lender or the Issuing Banks. All amounts due under this Section 9.05 shall be payable promptly upon written demand therefor.
SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured and shall notify the Administrative Agent promptly of any such setoff. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.
SECTION 9.08. Waivers; Amendment; Replacement of Non-Consenting Lenders. %3.  No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Banks in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such waiver, agreement or modification shall (i) decrease or forgive the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement (including waive, rescind or reduce the most favored nation provision under Section 2.24(e)), without the prior written consent of each Lender directly affected thereby, (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Sections 2.02, 2.09 and 2.18 requiring ratable distribution or sharing or ratable funding, the provisions of Section 9.04(k), the provisions of this Section or the definition of the term “Required Lenders” or release all or substantially all of the Subsidiary Guarantors, except in connection with a release expressly permitted under the Loan Documents, without the prior written consent of each Lender, (iv) amend or modify the definition of the term “Majority Revolving Lenders” or “Pro Rata Percentage” without the prior written consent of each Revolving Lender, (v) amend or modify the definition of the term “Majority Term Lenders” without the prior written consent of each Term Lender, New Term Lender and Refinancing Term Lender (or, if there are no Term Lenders, New Term Lenders or Refinancing Term Lenders at such time, without the consent of the Majority Lenders), (vi) except upon payment in full of the Guaranteed Obligations hereunder (other than indemnification and other contingent obligations that expressly survive pursuant to the terms of any Loan Document, in each case, not then due and payable), release all or substantially all of the Collateral, except in connection with a disposition expressly permitted under the Loan Documents, without the prior written consent of each Lender, (vii) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class or (viii) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(j) without the written consent of such SPC; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender or the Sustainability Structuring Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank, the Swingline Lender or the Sustainability Structuring Agent, as applicable (it being understood and agreed that only the prior written consent of the Borrower and the applicable Issuing Bank will be required to establish, increase or decrease the maximum Revolving L/C Exposure in respect of Letters of Credit at any time outstanding issued by such Issuing Bank pursuant to and in accordance with Section 2.23(a)). Notwithstanding anything in this Agreement to the contrary, (x) any amendment, modification, termination, discharge or waiver of any term or provision of Section 6.11 or 6.12 (including the underlying definitions used therein solely insofar as they are used for purposes of the financial covenants set forth therein and not for any other purpose under this Agreement) or the proviso at the end of the first paragraph of Article VII or any provision of the last two paragraphs of Article VII or any waiver of any Default or Event of Default as a result of a failure to comply with Section 6.11 or 6.12, and/or any waiver of any such Default of Event of Default, or with respect to any such provision, for purposes of Section 4.01 or 4.02, and/or for purposes of any other provision requiring the absence of a Default or Event of Default (including the availability of any baskets or other exceptions or carve-outs to any covenant hereunder) to the extent such Default or Event of Default relates to Section 6.11 or 6.12, and any amendment to the definition of “Applicable Sustainability Adjustment” (but not to the amount of any adjustment provided for therein), “Baseline Sustainability Amount”, “KPI Metrics” or any definitions or provisions directly or indirectly related thereto, shall, in each case, require, and be effective pursuant to, an agreement or agreements in writing entered into by the Borrower and the Majority Revolving Lenders only, and shall not require the prior written consent of the Required Lenders, and (y) the Borrower and the Administrative Agent may enter into amendments implementing changes relating to the LIBOR Successor Rate and other LIBOR Successor Rate Conforming Changes in accordance with the terms of Section 2.08(b).
(a) Each Lender grants (i) to the Administrative Agent the right (with the prior written consent of the Borrower) to purchase all, or all of any Class, of such Lender’s Commitments and Loans owing to it and any related promissory notes held by it and all its rights and obligations hereunder and under the other Loan Documents and (ii) to the Borrower the right to cause an assignment of all, or all of any Class, of such Lender’s Commitments and Loans owing to it and any related promissory notes held by it and all its rights and obligations hereunder and under the other Loan Documents to one or more eligible assignees pursuant to Section 9.04, which right may be exercised by the Administrative Agent or the Borrower, as the case may be, if such Lender (a “Non-Consenting Lender”) refuses to execute any amendment, modification, termination, waiver or consent which requires the written consent of Lenders other than the Required Lenders, Majority Revolving Lenders or Majority Term Lenders, as applicable, and to which the Required Lenders, Majority Revolving Lenders or Majority Term Lenders, as applicable, and the Borrower have otherwise agreed; provided that such Non-Consenting Lender shall receive in connection with such purchase or assignment, payment equal to the aggregate amount of outstanding Loans owed to such Lender, together with all accrued and unpaid interest, fees and other amounts (other than indemnification and other contingent obligations that expressly survive pursuant to the terms of any Loan Document, in each case, not then due and payable) owed to such Lender under the Loan Documents at such time; and provided, further, that any such assignee shall agree to such amendment, modification, termination, waiver or consent. Each Lender agrees that, if the Administrative Agent or the Borrower, as the case may be, exercises its option under this Section 9.08(c), such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.04 (including an Assignment and Assumption duly executed by such Lender with respect to such assignment). In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, the Borrower shall be entitled (but not obligated), and such Lender authorizes, directs and grants an irrevocable power of attorney (which power is coupled with an interest) to the Borrower, to execute and deliver, on behalf of such Lender as assignor, all documentation necessary to effectuate such assignment in accordance with Section 9.04 (including an Assignment and Assumption duly executed by such Lender with respect to such assignment) in the circumstances contemplated by this Section 9.08(c) and any documentation so executed and delivered by the Borrower shall be effective for all purposes of documenting an assignment pursuant to and in accordance with Section 9.04.
(b) Notwithstanding anything herein to the contrary, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by Applicable Law, such Defaulting Lender shall not be entitled to vote in respect of waivers, amendments or modifications to any Loan Document and the Commitment and the outstanding Loans or other extensions of credit of such

Defaulting Lender hereunder shall not be taken into account in determining whether the Required Lenders, Majority Revolving Lenders, Majority Term Lenders, all of the Lenders or any other class of Lenders, as required by this Section 9.08 or otherwise, have approved any such waiver, amendment or modification (and the definitions of “Required Lenders,” “Majority Revolving Lenders” and “Majority Term Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such waiver, amendment or modification that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, shall require the prior written consent of such Defaulting Lender.
SECTION 9.09. Interest Rate Limitation.Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including in .pdf or .tif format) shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 9.15. Jurisdiction; Consent to Service of Process. %3.  The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court located in New York City, Borough of Manhattan, or Federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents (other than with respect to any action or proceeding by the Administrative Agent, the Collateral Agent, the Borrower or any other Loan Party in respect of rights under any Security Document governed by laws other than the laws of the State of New York or with respect to any Collateral subject thereto), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.
(a) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.01. Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its respective Affiliates and to its and its Affiliates’ respective partners, trustees, controlling persons, members, officers, directors, employees, representatives and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or any of its affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners or any bank regulatory authority), (c) to the extent required by Applicable Laws or by any subpoena or similar legal or administrative process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document (or any of the transactions contemplated hereby or thereby) or the enforcement of its rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 9.16 (including any “click through” or similar agreement), to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents, (ii) any pledgee referred to in Section 9.04(h) or (iii) any actual or prospective counterparty (or its advisors) to any interest rate swap or other similar derivative transaction relating to this Agreement, (g) to credit insurance providers, (h) with the consent of the Borrower, (i) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16, (j) to ratings agencies or (k) to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. For the purposes of this Section, “Information” shall mean all financial statements, certificates, reports, agreements and other information received from the Borrower or its Subsidiaries and related to the Borrower or its business, other than any such financial statements, certificates, reports, agreements and other information that was available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrower or is or was independently developed by the Administrative Agent, the Collateral Agent, any Issuing Bank, any Lender or any of their respective affiliates; provided that any Information received from the Borrower after the Closing Date shall be clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information. Notwithstanding any other express or implied agreement, arrangement or understanding to the contrary, each of the parties hereto agrees that each other party hereto (and each of its employees, representatives or agents) are permitted to disclose to any Persons, without limitation, the tax treatment and tax structure of the Loans and the other transactions contemplated by the Loan Documents and all materials of any kind (including opinions and tax analyses) that are provided to the Loan Parties, the Lenders, the Arrangers or any Agent related to such tax treatment and tax aspects. To the extent not inconsistent with the immediately preceding sentence, this authorization does not extend to disclosure of any other information or any other term or detail not related to the tax treatment or tax aspects of the Loans or the transactions contemplated by the Loan Documents.
Section 9.02. Mortgage Modifications. As a condition precedent to the Borrower’s incurrence of additional Indebtedness pursuant to Section 2.24 or 2.25 and to the extent applicable additional Indebtedness is required by its terms to be secured by a first priority Lien pursuant to clause (a) of the definition of “Permitted Liens,” or on such later date as the

Administrative Agent may approve in its sole discretion, the Borrower shall satisfy the following requirements:
(a) the Subsidiary Guarantors shall enter into, and deliver to the Administrative Agent and the Collateral Trustee, at the direction and in the sole discretion of the Administrative Agent and/or the Collateral Trustee (i) in the case of additional Indebtedness incurred pursuant to Section 2.24 or 2.25, a mortgage modification or new Mortgage, and (ii) in the case of additional Indebtedness required by its terms to be secured by a first priority Lien pursuant to clause (a) of the definition of “Permitted Liens,” a new Mortgage; in each case in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to the Administrative Agent;
(b) the Borrower shall deliver a local counsel opinion in form and substance as set forth in Section 4.02(a)(ii) of this Agreement;
(c) the Borrower shall have caused a title company approved by the Administrative Agent to have delivered to the Administrative Agent and the Collateral Trustee an endorsement to the title insurance policy delivered pursuant to Section 9.19(c) of the Existing Credit Agreement or Section 5.09(b)(ii)(A), as applicable, date down(s) or other evidence reasonably satisfactory to the Administrative Agent and/or the Collateral Trustee insuring that (i) the priority of the liens evidenced by insuring the continuing priority of the Lien of the Mortgage as security for such Indebtedness has not changed and (ii) confirming and/or insuring that (a) since the immediately prior incurrence of such additional Indebtedness, there has been no change in the condition of title and (b) there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the Mortgage, other than the Permitted Liens (without adding any additional exclusions or exceptions to coverage);
(d) with respect to each Mortgaged Property required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, because it is located in an area which has been identified by the Secretary of Housing and Urban Development as a “special flood hazard area,” the Borrower or the applicable Subsidiary Guarantor shall deliver to the Administrative Agent (i) a policy of flood insurance that (A) covers such Mortgaged Property and (B) is written in an amount reasonably satisfactory to the Administrative Agent, (ii) a “life of loan” standard flood hazard determination with respect to such Collateral and (iii) a confirmation that the Borrower or such Subsidiary Guarantor has received the notice requested pursuant to Section 208(e)(3) of Regulation H of the Board; and
(e) the Borrower shall, upon the request of the Administrative Agent and/or the Collateral Trustee, deliver to the approved title company, the Collateral Trustee, the Administrative Agent and/or all other relevant third parties all other items reasonably necessary to maintain the continuing priority of the Lien of the Mortgage as security for such Indebtedness.
Section 9.03. Effect of Amendment and Restatement. %3.  On the Closing Date, the Existing Credit Agreement shall be refinanced in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect and shall be deemed replaced and superseded in all respects by this Agreement, except to evidence the incurrence by the Borrower of the “Obligations” under and as defined in the Existing Credit Agreement (whether or not such “Obligations” are contingent as of the Closing Date) and the Liens and security interests as granted under the applicable Loan Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect and are reaffirmed hereby.

(a) The Lenders hereby authorize and direct the Collateral Trustee (as defined in the Collateral Trust Agreement) to execute and deliver all Security Documents and other documents or instruments necessary or advisable to effect this Agreement, including, for the avoidance of doubt, any modifications to any Mortgages previously executed and delivered to the Collateral Trustee (as defined in the Collateral Trust Agreement) by any Loan Party.
Section 9.04. Permitted Amendments. %3.  The Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers to all Lenders of an applicable Class to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendments and (ii) the date on which responses from the applicable Lenders in respect of such Permitted Amendment are required to be received (which shall not be less than three Business Days after the date of such notice). Only those Lenders that consent to such Permitted Amendment (the “Accepting Lenders”) will have the maturity of their applicable Loans and Commitments extended and be entitled to receive any increase in the Applicable Margin and any fees (including prepayment premiums or fees), in each case, as provided therein.
(a) The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent such documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Permitted Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Permitted Amendment, this Agreement shall be deemed amended, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the terms and provisions of the Permitted Amendment with respect to the Loans and Commitments of the Accepting Lenders (including any amendments necessary to treat the Loans and Commitments of the Accepting Lenders in a manner consistent with the other Loans and Commitments under this Agreement). Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 9.19 unless the Administrative Agent, to the extent so reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions and Officers’ Certificates consistent with those delivered pursuant to Section 4.02.
Section 9.05. Certain Undertakings with Respect to Securitization Vehicles. %3. Each Secured Party, the Administrative Agent and the Collateral Agent agrees, and shall instruct the Collateral Trustee, that, prior to the date that is one year and one day after the payment in full of all the obligations of the Securitization Vehicle in connection with and under a Securitization, (i) the Collateral Agent and the other Secured Parties shall not be entitled, whether before or after the occurrence of any Event of Default, to (A) institute against, or join any other Person in instituting against, any Securitization Vehicle any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof, (B) transfer and register the capital stock of any Securitization Vehicle or any other instrument evidencing any Sellers’ Retained Interest in the name of the Collateral Agent or a Secured Party or any designee or nominee thereof, (C) foreclose such security interest regardless of the bankruptcy or insolvency of the Borrower or any Restricted Subsidiary, (D) exercise any voting rights granted or appurtenant to such capital stock of any Securitization Vehicle or any other instrument evidencing any Sellers’ Retained Interest or (E) enforce any right that the holder of any such capital stock of any Securitization Vehicle or any other instrument evidencing any Sellers’ Retained Interest might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of such Securitization Vehicle and (ii) the Collateral Agent and other Secured Parties hereby waive and release any right to require (A) that any Securitization Vehicle be in any manner merged, combined, collapsed or consolidated with or into the Borrower or any

Restricted Subsidiary, including by way of substantive consolidation in a bankruptcy case or (B) that the status of any Securitization Vehicle as a separate entity be in any respect disregarded. Each Secured Party, the Administrative Agent and the Collateral Agent agree and acknowledge, and shall instruct the Collateral Trustee, that the agent acting on behalf of the holders of securitization indebtedness of the Securitization Vehicle is an express third party beneficiary with respect to this Section 9.20 and such agent shall have the right to enforce compliance by the Secured Parties, the Administrative Agent, the Collateral Agent and the Collateral Trustee with this Section.
(a) Upon the transfer or purported transfer by the Borrower or any Restricted Subsidiary of Securitization Assets to a Securitization Vehicle in a Securitization, any Liens with respect to such Securitization Assets arising under this Agreement or any Security Document related to this Agreement shall automatically be released (and each of the Administrative Agent and the Collateral Agent, as applicable, is hereby authorized, and shall instruct the Collateral Trustee, to execute and enter into any such releases and other documents as the Borrower may reasonably request in order to give effect thereto).
Section 9.06. Undertaking Regarding Bankruptcy or Similar Proceeding against Funded L/C SPV. %3.  No party hereto shall institute (and the Borrower shall cause each other Subsidiary not to institute) against the Funded L/C SPV any voluntary or involuntary bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding obligations of the Funded L/C SPV with respect to any Cash Collateralized Letter of Credit Facility. The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Loans, Fees and all other expenses or amounts payable under any Loan Document.
(a) Each Lender, the Administrative Agent and the Collateral Agent hereby agree, and shall instruct the Collateral Trustee, that, prior to the date that is one year and one day after the later of the payment in full of all the obligations of the Funded L/C SPV in connection with and under Cash Collateralized Letter of Credit Facilities or the latest expiration of the letters of credit issued thereunder, (i) the Lenders, the Administrative Agent, the Collateral Agent and the Collateral Trustee shall not be entitled, whether before or after the occurrence of any Event of Default, to (A) institute, or join any other Person in instituting, against the Funded L/C SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof or (B) for so long as the Class A Membership Units of the Funded L/C SPV are owned by any Loan Party, enforce any right that the holder of the Class A Membership Units of the Funded L/C SPV might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of the Funded L/C SPV and (ii) each Lender, the Administrative Agent and the Collateral Agent hereby waive and release any right to require that (A) the Funded L/C SPV be in any manner merged, combined, collapsed or consolidated with or into the Borrower, any Subsidiary or any affiliate of the Borrower, including by way of substantive consolidation in a bankruptcy case or (B) the status of the Funded L/C SPV as a separate entity be in any respect disregarded.   Each Lender, the Administrative Agent and the Collateral Agent agree and acknowledge, and shall instruct the Collateral Trustee, that each LC Issuer under any Cash Collateralized Letter of Credit Facility is an express third party beneficiary with respect to this Section 9.21(b) and such LC Issuer shall have the right to enforce compliance by the Lenders, the Administrative Agent, the Collateral Agent and the Collateral Trustee with this Section 9.21(b).
Section 9.07. PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and each other Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act.
Section 9.08. No Fiduciary Duty. Each Agent, each Arranger, each Co-Manager, each Lender and their respective Affiliates (collectively, solely for purposes of this Section 9.23, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their equity holders and/or their Affiliates. The Borrower hereby agrees that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its equity holders or its Affiliates, on the other hand. The Borrower hereby acknowledges and agrees that (a) the transactions contemplated by this Agreement and the other Loan Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other hand, and (b) in connection therewith and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its equity holders or its Affiliates with respect to the transactions contemplated by this Agreement and the other Loan Documents (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its equity holders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary duty to such Loan Party, in connection with such transaction or the process leading thereto.
Section 9.09. Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b) the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 9.10. Release and Reinstatement of Collateral.
(a) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if at any time (including after a Collateral Reinstatement Event shall have occurred) a Collateral Release Event shall have occurred and be continuing, the Borrower shall have the right to require that the Liens and other security interests created under the Security Documents shall no longer secure the Guaranteed Obligations, and that the Guaranteed Obligations shall no longer constitute Priority Lien Obligations under the Collateral Trust Agreement. Upon delivery to the Administrative Agent, the Collateral Agent and the Collateral Trustee of an Officers’ Certificate certifying to the occurrence of the Collateral Release Event and directing the Collateral Agent and the Collateral Trustee to release the Collateral securing the Guaranteed Obligations (the date of delivery of such Officers’ Certificate, the “Collateral Release Date”), all Liens and other security interests created under the Security Documents shall automatically cease to secure the Guaranteed Obligations and all covenants contained in this Agreement or any other Loan Document related to the grant or perfection of Liens on the Collateral to secure the Guaranteed Obligations shall be deemed to be of no force or effect. On and after the Collateral Release Date, the Collateral Agent shall, and shall direct the Collateral Trustee to, execute and deliver all such instruments, releases, financing statement amendments, Mortgage amendments or other agreements, and take all such further actions, at the request and expense of the Borrower, as shall be necessary to effectuate the foregoing and ensure that the Guaranteed Obligations shall no longer constitute Priority Lien Obligations under the Collateral Trust Agreement and, each of the Lenders hereby irrevocably authorizes and directs the Administrative Agent, the Collateral Agent and the Collateral Trustee to execute and deliver each such instrument, release, financing statement amendment, Mortgage amendment or other agreement. Each Lender hereby authorizes the Administrative Agent, the Collateral Agent and the Collateral Trustee to enter into such amendments to the Collateral Trust Agreement and the other Security Documents as the Collateral Trustee, the Administrative Agent and the Collateral Agent reasonably deem necessary or advisable to effect the release of Liens and security interests securing the Guaranteed Obligations during a Collateral Release Period as contemplated in this Section 9.25.
(b) If, on any subsequent date, a Collateral Reinstatement Event shall occur, all Collateral and the Security Documents, and all Liens and security interests created thereunder, shall be reinstated automatically to secure the Guaranteed Obligations on the same terms as of the applicable Collateral Reinstatement Date, and the Loan Parties shall take all actions and deliver and execute all documents necessary or reasonably requested by the Administrative Agent to satisfy Section 5.09 and otherwise to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected (subject to the limitations set forth in Section 3.19) first priority security interest in the Collateral (other than any Excluded Perfection Assets and, except with respect to Pledged Securities in the possession of the Collateral Trustee, subject to Permitted Liens, and in respect of Pledged Securities in the possession of the Collateral Trustee, the Permitted Liens set forth in clause (g) of the definition thereof and with respect to any other Priority Lien Obligations) within 30 days of the occurrence of such Collateral Reinstatement Event (which 30 day period may be extended by the Administrative Agent in its reasonable discretion, without the requirement of any Lender consent) (the first date on which new security documentation is required to be delivered pursuant to the foregoing, the “Collateral Reinstatement Date”).
(c) In the event of any such reinstatement on a Collateral Reinstatement Date, no action taken or omitted to be taken by Borrower or any of its Subsidiaries relating to the Borrower’s and the Guarantor’s obligations to secure the Guaranteed Obligations with the Collateral prior to such reinstatement will give rise to a Default or Event of Default, and no Default or Event of Default will be deemed to exist or have occurred as a result of any failure by the Borrower or any Guarantor to secure the Guaranteed Obligations with the Collateral prior to such reinstatement; provided that all Liens incurred pursuant to clause (bb) of the definition of “Permitted Liens” during the Collateral Release Period will be classified to have been incurred or issued pursuant to clause (f) of the definition of “Permitted Liens”. Notwithstanding that obligations to secure the Guaranteed Obligations with the Collateral may be reinstated after the Collateral Reinstatement Date, no Default, Event of Default or breach of any kind related to the obligations to secure the Guaranteed Obligations with the Collateral will be deemed to exist hereunder with respect to the such covenants, and none of the Borrower or any of the Guarantors shall bear any liability for any actions taken or events occurring during the Collateral Release Period, or any actions taken at any time pursuant to any contractual obligation arising during any Collateral Release Period, in each case as a result of a failure to comply with such covenants during the Collateral Release Period (or, upon termination of the Release Period or after that time based solely on any action taken or event that occurred during the Collateral Release Period).
Section 9.11. Acknowledgement Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree that with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions set out herein applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Schedule 1.01(e)
Revolving Commitments

Banks	Revolving Commitments
Citibank, N.A.	$172,300,000
Morgan Stanley Senior Funding, Inc.	$45,000,000
Morgan Stanley Bank, N.A.	$127,300,000
Bank of America, N.A.	$172,300,000
Bank of Montreal, Chicago Branch	$172,300,000
Barclays Bank PLC	$172,300,000
Credit Agricole Corporate and Investment Bank	$172,300,000
Credit Suisse AG, Cayman Islands Branch	$172,300,000
Deutsche Bank AG New York Branch	$172,300,000
Goldman Sachs Bank USA	$172,300,000
JPMorgan Chase Bank, N.A.	$172,300,000
MUFG Bank, Ltd.	$172,300,000
Royal Bank of Canada	$172,300,000
Sumitomo Mitsui Banking Corporation	$172,300,000
BNP Paribas	$125,100,000
ING Capital LLC	$100,000,000
Natixis, New York Branch	$100,000,000
KeyBank National Association	$35,000,000
TOTAL:	$2,600,000,000

Schedule 1.01(e)-1

Schedule 2.23(b)
Letter of Credit Commitments

Issuing Banks	Letter of Credit Commitment
Citibank, N.A.	$250,000,000
Bank of America, N.A.	$250,000,000
Bank of Montreal, Chicago Branch	$180,000,000
Barclays Bank, PLC	$125,000,000
BNP Paribas	$200,000,000
Credit Suisse AG, Cayman Islands Branch	$144,000,000
Deutsche Bank AG New York Branch	$170,000,000
JPMorgan Chase Bank, N.A.	$139,785,075
Morgan Stanley Bank, N.A. / Morgan Stanley Senior Funding, Inc.	$307,000,000
Natixis, New York Branch	$710,000,000
Total	$2,475,785,075

Schedule 2.23(b)-1